As filed with the Securities and Exchange Commission on July 23, 1996
                                                Registration No. 333-2070
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                ATEC GROUP, INC.
                         (Name of Issuer in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


            (Primary Standard Industrial Classification Code Number)

                                    13-367965
                      (I.R.S. Employee Identification No.)
                              --------------------
                              1952 Jericho Turnpike
                         East Northport, New York 11731
                                 (914) 462-6700
        (Address and telephone number of principal executive offices and principal place of business)
                              --------------------
                    Surinder Rametra, Chief Executive Officer
                                ATEC Group, Inc.
                              1952 Jericho Turnpike
                         East Northport, New York 11731
                                 (516) 462-6700
                          (Name, address and telephone
                               number of agent for
                             service) Copies of all
                               communications to:


                            Anthony M. Collura, Esq.
                       Silverman, Collura & Chernis, P.C.
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]
================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of Each                 Proposed        Proposed
   Class of                    Maximum         Maximum
 Securities       Amount       Offering        Aggregate          Amount of
    to be         to be        Price Per       Offering         Registration
 Registered     Registered     Share (1)       Price (1)            Fee
- -------------------------------------------------------------------------------
Common Stock,
 $.01 Par
 Value(2)(3)    18,334,285       $1.00         $18,334,285        $6,322.17
================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Includes an aggregate of 2,900,000 Shares of Common Stock underlying outstanding Warrants.

(3) Includes such additional number of Shares as may become issuable by reason of anti-dilution provisions pursuant to Rule 416.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                ATEC GROUP, INC.
                 Cross-Reference Sheet to Prospectus on Form S-1
               Furnished Pursuant to Item 501(b) of Regulation S-K

Item   From S-1 Caption                      Location in Prospectus
- ----   ----------------                      ----------------------

1.     Forepart of the Registration          Outside Front Cover Page
       Statement and Outside Front
       Cover Page of Prospectus

2.     Inside Front and Outside Back Cover   Inside Front Cover Page
       Pages of Prospectus                   Outside Front Cover Page

3.     Summary Information, Risk             Prospectus Summary; Selected
       Factors and Ratio of Earnings         Financial Data; Risk Factors
       to Fixed Charges

4.     Use of Proceeds                       Use of Proceeds

5.     Determination of Offering Price       Not Applicable

6.     Dilution                              Not Applicable

7.     Selling Security Holders              Resales by Selling Securities
                                             Holders

8.     Plan of Distribution                  Cover Page; Underwriting;
                                             Resales by Selling Securities
                                             Holders

9.     Description of Securities             Description of Securities;
       to be Registered                      Shares Eligible for Future Sale

10.    Interest of Named Experts             Experts and Legal Matters
       and Counsel

11.    Information with Respect to           Business; Description of
         the Registrant                      Securities; Financial Statements;
                                             Selected Financial Data;
                                             Management's Discussion
                                             and Analysis of Financial
                                             Condition and Results of
                                             Operations; Certain Transactions;
                                             Management; Price Range of Common
                                             Stock Dividend Policy; Principal
                                             Shareholders

12.    Disclosure of Commission              Not Applicable
       Position on Indemnification
       for Securities Act Liabilities

          [TO BE INSERTED ALONG LEFTHAND SIDE OF PROSPECTUS COVER PAGE]

                              [RED HERRING LEGEND]

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

PROSPECTUS
- ----------

                    DATED JULY 24, 1996 SUBJECT TO COMPLETION
                                ATEC GROUP, INC.
                        18,334,285 SHARES OF COMMON STOCK


     This Prospectus relates to the possible resale of up to 15,434,285 shares (the "Shares") of the common stock, $.01 par value (the "Common Stock") of ATEC Group, Inc. (the "Company") currently outstanding as well as up to 2,900,000 additional shares of Common Stock underlying currently outstanding Common Stock Purchase Warrants (the "Warrants"). The Warrants consist of 925,000 Class W Warrants, 925,000 Class X Warrants, 425,000 Class Y Warrants and 625,000 Class Z Warrants.

     Each Class W Warrant entitles the holder to purchase one share of Common Stock at a price of $.75 through June 30, 1996 ("Class W Warrants"). Each Class X Warrant entitles the holder to purchase one share of Common Stock at a price of $1.00 through August 31, 1996 ("Class X Warrants"). Each Class Y Warrant entitles the holder to purchase one share of Common Stock at a price of $1.25 through October 31, 1996 ("Class Y Warrants"). Each Class Z Warrant entitles the holder to purchase one share of Common Stock at a price of $1.50 through December 31, 1996 ("Class Z Warrants"). The Class W, Class X, Class Y and Class Z Warrants are hereafter sometimes collectively referred to as the Warrants.

     The Company will not receive any proceeds from possible resales by the Selling Security holders of their respective shares of Common Stock of the Company. The Company will receive gross proceeds of (i) $693,750 upon exercise of all Class W Warrants; (ii) $925,000 upon exercise of all Class X Warrants;
(iii) $531,250 upon exercise of all Class Y Warrants; and (iv) $937,500 upon exercise of all Class Z Warrants. There can be no assurance that any of the Warrants will be exercised.

     The Selling Securityholders may sell their shares of Common Stock from time to time, in market transactions, in negotiated transactions, through the writing of options, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling their shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of such shares of Common Stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions.) The Company has agreed to bear all expenses in connection with the registration of the shares of Common Stock to which this Prospectus relates.

     Shares of the Company's Common Stock are quoted on the NASDAQ SmallCap Market System ("NASDAQ System") under the symbol "ATEC". On June 10, 1996 the last sale price of the Common Stock as reported on the NASDAQ System was $1 7/32.

 THESE SECURITIES ARE HIGHLY SPECULATIVE. THEY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR ENTIRE INVESTMENT
 (SEE  "RISK FACTORS" - PAGE 7)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is _________, 1996

                             ADDITIONAL INFORMATION

     With respect to the securities offered hereby, the Company has filed with the principal office of the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"). For purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference hereby is made. Each statement made in this
Prospectus concerning a document filed as an exhibit to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance there with files reports and other information with the Commission. Any interested party may inspect the Registration Statement and its exhibits and other reports and information filed by the Company with the Commission without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Registration Statement and exhibits may also be inspected at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048.

                               PROSPECTUS SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT WHEN
OTHERWISE INDICATED, ALL SHARE AND PER SHARE INFORMATION CONTAINED IN THIS PROSPECTUS REFLECT A ONE FOR TEN REVERSE STOCK SPLIT EFFECTIVE SEPTEMBER 9, 1994.

The Company
- -----------

     ATEC Group, Inc. (the "Company"), formerly Hillside Bedding, Inc., was incorporated in July 1992 under the laws of the State of Delaware to engage in the operation of retail bedding locations. In June 1994 the Company discontinued its bedding operations and changed its business focus to engage in the installation, sale and service of computer hardware and software products. In June 1994 the Company acquired Sun Computer and Software, Inc. ("SCSI") and Microcomputer Stores, Inc. ("MCS"). In February 1995 the Company acquired American Computer Systems Corp. and Laptop and Office Solutions, Inc. (collectively referred to as "ACS"). In March 1995 the Company acquired Cony Computer Systems, Inc. ("Cony"). SCSI, MCS, ACS and Cony are wholly owned subsidiaries of the Company and are hereinafter sometimes collectively referred to as the Company.

     The Company is engaged in the sale of computer hardware and software to businesses, professionals, governmental agencies and educational institutions. The Company provides customers with a range of services including designing and installing computer systems, training system users and maintaining and repairing hardware and software products. The Company maintains retail facilities in New York City, Long Island, New York, Albany, New York and Norwalk, Connecticut. The Company's subsidiaries are authorized dealers and value added resellers for major manufacturers such as Hewlett Packard, Compaq, IBM, Panasonic, Toshiba, Sharp, AST, Epson and NEC. Hardware products sold by the Company include microcomputer systems, laptop computers, monitors, data storage devices, printers, keyboards and related products. The Company also sells a vast number of different software packages for both IBM compatible and Apple applications. The software products include packages which address a variety of business, personal productivity, utility, educational and entertainment functions. The Company also provides its customers with a wide range of computer support services including network analysis and design, system configuration, physical installation, software loading, application trading, continuing education, maintenance and repair services.

     The Company is actively seeking the acquisition of other computer system integrators in order to expand its revenue base. In this regard the Company recently acquired 100% of the issued and outstanding shares of capital stock of Innovative Business Micros, Inc. ("Innovative") a Long Island based computer systems integrator. Innovative is owned by Surinder Rametra and Ashok Rametra, the Company's principal executive officer and principal financial officer, respectively, and their brother Rajnish Rametra. There can be no assurance that the Company will acquire any other computer system integrators (see "Business - General").

     The Company's corporate headquarters are located at 1952 Jericho Turnpike, East Northport, New York 11731. The Company's telephone number is 516 462-6700.

Securities Outstanding    Shares of Common Stock                   18,443,462

                          Shares of Series A Preferred Stock           28,897

                          Shares of Series B Preferred Stock         3,111.28

                          Shares of Series D Preferred Stock          400,000

                          Shares of Series E Preferred Stock          200,000

                          Shares of Series J Preferred Stock          800,000

                          Shares of Series K Preferred Stock          400,000

                          Shares Underlying Common Stock
                           Purchase Warrants (1)                    3,250,000

Risk Factors:             An investment in the Company's securities involves a
                          high degree of risk. For discussion of certain risk factors effecting the Company, see "Risk Factors".

NASDAQ Symbol:            ATEC

(1) Represents  (i) 925,000  shares  issuable upon exercise of Class W Warrants;
(ii) 925,000 shares issuable upon exercise of Class X Warrants; (iii) 425,000 shares issuable upon exercise of Class Y Warrants; and (iv) 625,000 Shares issuable upon exercise of Class Z Warrants and (v) 350,000 shares issuable upon exercise of Class C Common Stock Purchase Warrant. Class C Warrants are exercisable at $3.00 per share. The Company is in the process of issuing the Class C Warrants along with 350,000 Shares Class C Preferred Stock. (See"Description of Securities")

SUMMARY FINANCIAL INFORMATION

Operating Data                       1995 (2)               1994                1993            1992(1)          1991(1)
- --------------                       --------               ----                ----            -------          -------
Net Sales                          $29,738,315           $25,481,246        $39,836,094       $15,722,000      $9,438,933

Income (Loss) from                 $(2,347,655)          $  (309,891)       $   133,605       $   (12,160)     $  (51,689)
 continuing operations

Income (Loss)
 per common share - primary        $(.59)                $(.80)             $.34              $(.03)           $(.03)
         fully diluted             $(.59)                $(.80)             $.02              $(.03)           $(.03)


Balance Sheet Data
- ------------------

Total Assets                       $ 8,056,607           $4,856,611         $ 5,888,036       $ 2,261,025     $ 1,456,995

Long-term obligations              $   396,246           $  970,255         $    0            $    39,709     $   562,255

Cash dividends per
 common share                         Nil                    Nil               Nil                  Nil             Nil

(1) Information for these years are based on a combination of MCS (fiscal year ended March 31) and SCSI (fiscal year ended December 31) and are unaudited.

(2) See pages 40 and 41, F-13 to F-15 for a discussion of the 1995 acquisitions of ACS and Cony.


Operating Data                        Nine Months Ended
- --------------                        -----------------
                         March 31, 1996        March 31, 1995
                         --------------        --------------
                           (Unaudited)           (Unaudited)

Net Sales                  $45,196,268           $17,498,148

Income (loss) from
Continuing Operations          308,099              (785,932)

Income (loss)
per Common Share - Primary        .03                   (.25)
         Fully diluted            .02                   (.25)

Balance Sheet Data                  March 31, 1996
- ------------------                  --------------
                                      (Unaudited)

Total Assets                          $9,668,438
Working Capital                        2,647,909
Long-Term Obligations                    397,244

                                  RISK FACTORS


     The securities offered hereby are speculative and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Prospective investors must carefully consider, among other things, the following factors in evaluating an investment in the Company's securities.


     1. MICROCOMPUTER INDUSTRY CONDITIONS. The microcomputer industry has been characterized by intense price cutting among the major hardware and software vendors which could materially adversely affect the Company's future operating results. Given the Company's limited financial resources, its anticipated expenses and the highly competitive environment in which the Company operates, there can be no assurance that the Company's current rate of revenue growth will continue in the future or that the Company's future operations will remain profitable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements." The Company's future results of operations are dependent upon continued demand for microcomputer products. This industry experienced rapid growth until 1988 and thereafter has grown at a substantially slower rate. Distributors in the microcomputer industry currently face a number of adverse business conditions, including price and gross profit margin pressures and market consolidation. During the past six years all major hardware vendors have instituted extremely aggressive price reductions in response to lower component costs and discount pricing by certain microcomputer manufacturers. The increased price competition among major hardware vendors had resulted in declining gross margins for many microcomputer distributors and may result in a reduction in existing vendor subsidies. Management of the Company believes, however, that these current conditions, which are forcing certain of the Company's direct competitors out of business, may present the Company with opportunities to expand its business. There can be no assurance that the Company will be able to continue to compete effectively in this industry given the intense price reductions and competition currently existing in the microcomputer industry. See "Business Industry; Suppliers; and Competition."

     2. COMPETITION. The microcomputer market is highly competitive. The Company is in direct competition with local, regional and national distributors of microcomputer products and related services. Several of these competitors offer most of the same basic products as the Company. In addition, the tri-state Metropolitan New York area, to which the Company markets its products and services, is particularly characterized by highly discounted pricing on microcomputer products from various sources of competition. The Company faces competition from microcomputer vendors that sell their products through direct sales forces and from manufacturers and distributors that emphasize mail order and telemarketing. The Company has an insignificant market share of sales in the microcomputer industry and the service markets which the Company serves. Certain of the Company's competitors on the regional and national level are substantially larger, have more personnel and have materially greater financial and marketing resources than the Company and operate within a larger geographic area than does the Company. Accordingly, there can be no assurance the Company will be able to continue to compete effectively in the marketplace. See "Business - Competition."

     3. DEPENDENCE ON SUPPLIERS. The Company is an authorized dealer for microcomputers and related products of more than twenty five manufacturers. The Company's authorized dealer agreements with suppliers are typically subject to periodic renewal and to termination on short notice or immediately upon the occurrence of certain events. The dealer agreements also provide for periodic audits by the supplier. A supplier could also terminate an authorized dealer agreement for reasons unrelated to the Company's performance. In addition, the Company competes with other suppliers to obtain products on the most favorable contract terms, which are often available only to companies substantially larger than the Company. The loss of a major supplier or the deterioration of the Company's relationship with those major suppliers whose products are in demand, or a change in current terms of its dealer agreements could have a material adverse effect on the Company's business.

     4. PROPOSED EXPANSION. The Company intends to continue to seek to expand its current level of operations through acquisitions. While the Company has grown during the last several years, there can be no assurance that the Company will be able to further expand its operations successfully. Expansion of the Company's operations will depend on, among other things, the continued growth of the microcomputer industry, the Company's ability to withstand intense price competition, its ability to obtain new clients, retain skilled technicians, engineers, sales and other personnel in order to expand its technical and marketing capabilities, secure adequate sources of products which are then in demand on commercially reasonable terms, successfully manage growth (including monitoring an expanded level of operations and controlling costs) and the availability of adequate financing.


     The Company seeks to expand its operations through potential acquisitions. The Company previously reviewed various potential acquisitions and believes there are numerous opportunities presently available. In June 1996, the Company acquired Innovative. There can be no assurance that the Company will be able to effect any other acquisitions or that, if the Company is able to effect any acquisitions, it will be able to successfully integrate into its operations any acquired business and expand the Company's operations. Moreover, the Innovative acquisition is a related party transaction which was not negotiated on an arms-length basis. There can be no assurance that the consideration paid by the Company for Innovative would not have been at a more beneficial rate had the Company and Innovative not been affiliated parties. In addition, possible conflicts of interest may occur regarding the acquisition and and future transaction between the Company and Innovative (see "Business - General"). The Company may use authorized but unissued Common Shares to purchase businesses or assets of companies. In the event that the Company makes an acquisition through a leveraged transaction, of which it has no present intention, there can be no assurance that the Company will have sufficient income to satisfy the interest payments. If the Company enters into a leveraged transaction and does not have sufficient income to meet interest payments they would have to be paid from proceeds of this offering. See "Use of Proceeds" and "Business."

     5. TECHNOLOGICAL CHANGE. The microcomputer products market is characterized by rapid technological change and frequent introduction of new products and product enhancements. The Company's ability to compete successfully depends, in large part, on its ability to obtain products when needed and on favorable terms from those suppliers and vendors which are able to adapt to technological changes and advances in the microcomputer industry. The Company has access to state-of-the-art technical databases which provide it with information concerning technological advances from major vendors as soon as it is published. While this allows the Company the flexibility to shift rapidly from one vendor to another, there can be no assurance that the Company's current vendors and suppliers will be able to achieve the technological advances necessary to remain competitive or that the Company will be able to obtain authorizations from new vendors or for new products that gain market acceptance. There can be no assurance that the Company will be able to continue to keep pace with the technological demands of the marketplace to successfully enhance its outsourced support services to be compatible with new microcomputer products. See "Business"

     6. DEPENDENCE ON CERTAIN CUSTOMERS. The Company has approximately 2,000 active clients. However, for Fiscal 1995, approximately 18% of the Company's revenues were derived from sales to one major customer. The Company's agreements with its customers are usually subject to termination by the customer at will. Although the Company's customer base has increased, the loss of a major customer would be expected to have a material adverse effect on the Company's operations during the short-term until the Company was able to generate replacement business, although there can be no assurance of obtaining such business. See "Business"

     7. POSSIBLE NEED FOR ADDITIONAL FINANCING. Depending upon the Company's then current level of sales, the Company may require additional funds, including the proceeds, if any, generated upon the exercise of the Warrants, in order to expand its activities. The Company anticipates, based on currently proposed plans and assumptions relating to this operation, that projected cash flow from operations and currently available financing arrangements, will be sufficient to satisfy its contemplated cash requirements for at least the next 12 months. In the event that the Company's plans change or its assumptions change or prove to be inaccurate, or if the projected cash flow proves to be insufficient to fund operations (due to unanticipated expenses, possible acquisitions, technical problems or difficulties or otherwise), the Company may find it necessary or advisable to seek additional funding and/or to reallocate some of the proceeds or to use portions thereof for other purposes. There can be no assurance that additional financing, whether debt or equity, will be available to the Company on commercially reasonable terms, or at all.

     Even if additional financing were available, the company may not be able to obtain any additional financing, since all of the Company's assets are pledged to secure the Company's outstanding bank indebtedness and inventory financing, respectively, as described in the following paragraph. Any inability to obtain additional financing could have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail its planned expansion. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     8. MARKETING CAPABILITY. Substantially all of the Company's marketing activities are being conducted by its officers, directors and limited number of salespersons. Management will continue to devote a substantial amount of time developing and maintaining continuing personal relationships with the Company's customers. The Company's growth prospects, however, will be largely dependent upon the Company's ability to achieve greater penetration of the Microcomputer industry. Achieving market penetration will require the Company to be able to attract skilled marketing personnel. See "Use of Proceeds" and "Business."

     9. LACK OF PATENTS AND PROPRIETARY PROTECTION. The Company holds no patents and has no trademarks or copyrights registered in the United States Patent and Trademark Office or in any state. While such protection may become important to the Company, it is not considered essential to the success of its business. The Company relies on the know-how, experience and capabilities of its management personnel. Without trademark and copyright protection, however, the Company has no protection from other parties attempting to offer similar services. The Company has access to state-of-the-art technical databases of various leading vendors, which enables it to learn of technical breakthroughs as soon as they are published; however, the Company has no proprietary right to these databases. See "Business - Proprietary Information."

     10. CONTROL BY CURRENT MANAGEMENT. The Company's officers and their relatives currently possess voting rights representing approximately 36% of the Company's outstanding voting securities. Accordingly, the Company's current management and their relatives are able to exercise substantial control over the Company including influencing the election of the Company's directors, and generally directing the affairs of the Company. See "Management," and "Principal Shareholders."

     11. DEPENDENCE ON KEY PERSONNEL. The success of the Company is largely dependent on the personal efforts of Surinder Rametra, Ashok Rametra and B.J. Singh. Although the Company has entered into employment agreements with Messrs. Rametra, Rametra and Singh, the loss of their services would have a material adverse effect on the Company's business and prospects. The Company does not maintain "key man" life insurance on the lives of Messrs. Rametra, Rametra and Singh. The success of the Company is also dependent upon its ability to hire and retain additional qualified engineering, technical and marketing personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel in the future. See "Management".

     12. BOARD DISCRETION IN APPLICATION OF PROCEEDS. The estimated proceeds of this offering have been primarily allocated for working capital and potential acquisitions. No acquisition agreements are currently pending and there can be no assurance that any acquisitions will be made. Accordingly, the Company's Management will have broad discretion as to the application of such proceeds. See "Use of Proceeds" and "Certain Transactions."

     13. DILUTION. The purchasers of Common Shares following the exercise of the Warrants will incur an immediate substantial dilution in the net tangible book value of each share issued. The current shareholders of the Company will realize an immediate increase in the net tangible book value of their shares. See "Dilution".

     14. NO DIVIDENDS. The Company has not paid any cash dividends on its Common Shares and does not expect to declare or pay any cash or other dividends in the foreseeable future. See "Dividend Policy."

     15. ARBITRARY EXERCISE PRICE. The exercise price of the Warrants were arbitrarily determined by the Company and is not necessarily related to the Company's asset value, book value, results of operations or any other investment criteria. The exercise price of the Warrants should not be regarded as an indication of the future market price of the Common Shares. See "Description of Securities - Representative's Warrants."

     16. PUBLIC MARKET FOR THE COMPANY'S SECURITIES; POSSIBLE VOLATILITY OF COMMON SHARE PRICE. There is no assurance that a market for the Company's Common Stock will continue. Accordingly, the purchasers of the Common Shares offered hereby upon exercise of the Warrants may still experience difficulty in selling their securities should they desire to do so. The market price for the Company's securities has been and may at times continue to be highly volatile. Factors such as the Company's financial results, introduction of new products in the marketplace, status of compliance with certain regulations governing the sale of its products and various factors affecting the computer industry generally may have a significant impact on the market price of the Company's securities. Additionally, in the last several years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, the common stock of which trades in the over-the-counter-market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. See "Shares Eligible for Future Sale."

     17. INABILITY TO EXERCISE WARRANTS IN CERTAIN STATES. The Company will be unable to issue Common Shares to those persons desiring to exercise their Warrants unless and until the Common Shares are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdiction. There can be no assurance that the Company will be able to effect any required qualification. The Warrants may be deprived of any value and the market for the Warrants may be 11 limited if the Common Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside. See "Description of Securities - Warrants." of Securities - Warrants."

     18. NECESSITY OF CONTINUING POST-EFFECTIVE AMENDMENTS TO REGISTRATION STATEMENT. The Warrants will not be exercisable unless the Company maintains a current Registration Statement on file with the Securities and Exchange Commission through subsequent post-effective amendments to this Registration Statement. While the Company intends to file post-effective amendments to this Registration Statement and to maintain a current Registration Statement on file with the Securities and Exchange Commission relating to the Warrants, there can be no assurance that such will be accomplished or that the Common Shares issuable upon the exercise of the Warrants will continue to be so registered. The Warrants may be deprived of any value and the market for the Warrants may be limited in that there is no current prospectus under an effective registration statement covering the Common Shares issuable upon exercise of the Warrants. See "Description of Securities - Warrants."

     19. Speculative Nature of Warrants. Warrants are generally more speculative than Common Shares which are purchasable upon the exercise thereof. During the term of the Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Shares, subject to the Company's right of redemption. See "Potential Adverse Effect of Redemption of Warrants" below. Historically, the percentage increase or decrease in the market price of a warrant has tended to be greater than the percentage increase or decrease in the market price of the underlying common shares. A Warrant may become valueless, or of reduced value, if the market price of the Common Shares decrease, or increases only modestly, over the term of the Warrant. See "Description of Securities - Warrants."


     20. FUTURE SALES OF COMMON SHARES UNDER RULE 144 OR OTHERWISE. Of the 18,443,462 (21,343,462 upon the exercise of the outstanding Warrants) Common Shares issued and outstanding as of the date of this Prospectus a significant number of such shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). However, all restricted shares are currently eligible for sale under Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregate) who has satisfied a two-year holding period may sell "restricted securities" within any three-month period limited to a number of shares which does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale (without any quantity limitation) of "restricted securities" by a person who is not an affiliate of the issuer and who has satisfied a three-year holding period. The Company cannot predict the effect that sales made under Rule 144, sales made pursuant to other exemptions under the securities laws or under registration statements may have on any then prevailing market price. Nevertheless, the possibility exists that the sale of any of these shares may have a depressive effect on the price of the Company's securities in any public trading market. See "Shares Eligible for Future Sale" and "Principal Shareholders."

                                 USE OF PROCEEDS

     The Company intends to utilize the proceeds received from the exercise of the Warrants, estimated to be $3,087,500 if all Warrants are exercised in full, for general corporate and working capital purposes as well as to continue the Company's expansion plans. There can be no assurance that any of the Warrants will be exercised. The foregoing represents the Company's best estimate of its use of proceeds generated from the possible exercise of Warrants based upon the current state of its business operations, its current plans and current economic and industry conditions. Any changes in the use of proceeds will be made at the sole discretion of the Board of Directors of the Company.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1996 (unaudited) and as adjusted to give effect to the possible issuance of up to 2,900,000 shares of Common Stock upon exercise of the outstanding Warrants. There can be no assurance that any of the Warrants will be exercised.



                                 March 31, 1996          March 31, 1996
                                    Actual                 As Adjusted
                                    ------                 -----------
Current Assets                    $7,192,287                $10,279,787

Current Liabilities               $4,544,378                $ 4,544,378

Notes payable - Officers             397,244                    397,244

Stockholders'  Equity
 Common Stock $.01 par
 value 60,000,000 shares
 authorized; 11,083,591
 shares issued and
 outstanding; 13,983,591
 shares outstanding as
 adjusted                            141,138                    170,138(1)

Preferred Stock                    1,957,396                  1,957,396(1)
Additional Paid in Capital         4,085,300                  7,143,800(1)
Retained Earnings (Deficit)       (1,457,018)                (1,457,018)(1)
Total Stockholders Equity          4,726,816                  7,814,316(1)

Total Capitalization              $9,668,438                $12,755,938


(1) Assumes exercise in full of all 2,900,000 outstanding Class W, X, Y and Z Warrants generating aggregate proceeds of $3,087,500.

                          PRICE RANGE OF COMMON STOCK.
                          ----------------------------

     The Company's Common Stock and Warrants are traded on the National Association of Security Dealers Automated Quotation System ("NASDAQ") under the symbol "ATEC" and "ATECW"), respectively. Trading of the Company's Units, under the symbol "BEDSL" was discontinued on October 31, 1994. The following table sets forth the high and low bid prices for the Company's Common Stock, Units and Warrants for the periods indicated as reported by the NASDAQ. Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The following price information has been adjusted to reflect the Company's September 9, 1994 one for ten Reverse Stock Split.

                                  COMMON STOCK
                                  ------------
                                                  High                Low
                                                  ----                ---
1993
- ----
     Quarter ended 3/31                           7 3/4               3 1/4
     Quarter ended 6/30                           4                   2
     Quarter ended 9/30                           9 7/8               2 1/2
     Quarter ended 12/31                          2 7/8                 3/4

1994
- ----
     Quarter ended  3/31                          1 1/4                 7/16
     Quarter ended  6/30                          1                     5/16
     Quarter ended  9/30                          4 3/4                 3/8
     Quarter ended 12/31                          2 7/8                 5/8

1995
- ----
     Quarter ended  3/31                          1 13/16              23/32
     Quarter ended  6/30                          1 15/16             1 1/16
     Quarter ended  9/30                          1 19/32             1 1/16
     Quarter ended 12/31                          1  3/8              1 3/16


1996
- ----
     Quarter ended 3/31                           1  1/2                7/8


                                    WARRANTS
                                    --------
                                                  High                Low
                                                  ----                ---
1993
- ----
     Quarter ended  3/31                          2 3/8                 1/2
     Quarter ended  6/30                          1                     1/2
     Quarter ended  9/30                          2 3/4                 1/2
     Quarter ended 12/31                           11/16                1/8


1994
- ----
     Quarter ended  3/31                            1/2                 1/8
     Quarter ended  6/30                            3/16                1/8
     Quarter ended  9/30                            1/4                 5/32
     Quarter ended 12/31                            5/32                1/8

1995
- ----
     Quarter ended 3/31                              5/32              3/32
     Quarter ended  6/30                             5/32              5/32
     Quarter ended  9/30                             5/32              5/32
     Quarter ended 12/31                             3/32              1/16



1996
- ----
     Quarter ended 3/31                              1/2               1/16


                                      UNITS
                                      -----
                                                     High             Low
                                                     ----             ---
1993
- ----
     Quarter ended  3/31                             10 1/2           3
     Quarter ended  6/30                              5               2 1/2
     Quarter ended  9/30                              9               2 1/2
     Quarter ended 12/31                              2 7/8             3/4


1994
- ----
     Quarter ended 3/31                               1  3/16           3/8
     Quarter ended 6/30                               1  1/16          11/32
     Quarter ended 9/30                               5                 3/8
     Quarter ended 12/31                              3               1 1/4


     On June 10, 1996, the closing bid and ask prices of the Company's Common Stock were 1 7/32 and 1 1/4 respectively and the closing prices of the Company's Warrants were 3/16 and 11/32, respectively.

     On March 29, 1996, there were approximately 196 holders of record of the Company's Common Stock; 22 holders of record of the Series A Preferred Shares; six holders of record of the Units and 39 holders of record of the Warrants. The number of record holders do not include holders whose securities are held in street name.


                                    DIVIDENDS

     The Company does not currently pay dividends on its Common Stock. It is management's intention not to declare or pay dividends on the Common Stock, but to retain earnings, if any, for the operation and expansion of the Company's business.

     The  holders  of its Series A  Preferred  Shares  are  entitled  to certain
dividend   payments  upon  declaration  by  the  Company's  Board.   (See  "Item
8-Financial Statements").

                             SELECTED FINANCIAL DATA

     The following selected financial data as and for each of the five years in the period ended June 30, 1995 have been derived from the audited financial statements of the Company. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis or Plan of Operation."

Operating Data                         1995 (2)             1994                  1993              1992(1)             1991(1)
- --------------                         --------             ----                  ----              -------             -------

Net Sales                            $29,738,315        $25,481,246            $39,836,094         $15,722,000        $9,438,933

Income (Loss) from                   $(2,347,655)       $  (309,891)           $   133,605         $   (12,160)       $  (51,689)
 continuing operations

Income (Loss) from
 per common share - primary          $(.59)             $(.80)                 $.34                $(.03)             $(.03)
         Fully diluted               $(.59)             $(.80)                 $.02                $(.03)             $(.03)

Balance Sheet Data
- ------------------

Total Assets                         $ 8,056,607        $ 4,856,611            $ 5,888,036         $ 2,261,025        $1,456,995

Long-term obligations                $   396,246        $   970,255            $     0             $    39,709        $  562,255

Cash Dividends
 per common share                       Nil                 Nil                    Nil                   Nil                Nil

(1) Information for these years are based on a combination of MCS (fiscal year ended March 31) and SCSI (fiscal year ended December 31) and are unaudited.

(2) See pages 40 and 41, F-13 to F-15 for a discussion of the 1995 acquisition of ACS and Cony.


Operating Data                           Nine Months Ended
- --------------                           -----------------
                            March 31, 1996       March 31, 1995
                            --------------       --------------
                             (Unaudited)           (Unaudited)

Net Sales                    $45,196,268          $17,498,148

Net Income (loss)                308,099             (785,932)

Income (loss) per
 common share - primary             .03                 (.25)
           Fully Diluted            .02                 (.25)


Balance Sheet Data                  March 31, 1996
- ------------------                  --------------
                                     (Unaudited)

Total Assets                          $9,668,438
Working Capital                        2,647,909
Long-Term Obligations                    397,244

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Background

     ATEC Group, Inc. (the "Company") through its wholly owned subsidiaries
Sun Computer and Software, Inc. (SCSI), Micro Computer Store, Inc. (MCS), American Computer Systems Corp., Inc. (ACS), and CONY Computer Systems, Inc.
(CONY) is principally engaged in the sale of computer hardware, software, computer support and technical services. The computer hardware and software related products are sold primarily to businesses, professionals, governmental units and educational institutions. In addition, the Company provides it customers with a full spectrum of computer services and technical support including designing and installing computer systems, training system users and maintaining and repairing hardware and software products. Additionally, the Company sells hardware and software products to the consumer market through its store facilities in Albany, New York, Long Island, New York, Norwalk, Connecticut and New York City.

RESULTS OF OPERATIONS

Nine Months
1996 compared to 1995
- ---------------------


     In February and March 1995, the Company acquired two additional companies, ACS and CONY, engaged in the computer products and services business. As a result of the acquisitions and internal growth, the Company's revenues for the nine months increased to $45.2 million from $17.5 million for the prior year. Revenues have almost tripled from the previous year. Revenues are generated by the Company's sales of computer hardware and software, and related support services. Gross margin for the six months increased to $3.6 million for 1996 from $2.4 million for 1995, a 50% increase due to the increased revenues. Gross margin as a percentage of revenues for the nine months were 7.9% as compared to 13.9% for the prior year. The decrease in gross margin percentage is primarily due to lower margins of the acquired companies and a 2.5% decline in the third quarter. The third quarter margin decline of approximately $300,000 arose from adverse weather conditions resulting in a decrease in retail business that has higher margins. These margins are expected to increase as these companies attempt to increase their market share in more profitable sectors of the business such as integration, hardware service/maintenance, networking and training.

     Operating expenses exclusive of amortization of intangible assets increased to $3.0 million as compared to $1.7 million for the prior year. The increase in operating expenses are related to expanded business operations through the 1995 acquisitions of ACS and CONY and the opening of a sales office in New Jersey in the third quarter.

     Amortization of intangible assets increased to $108,000 for the nine months from $0 in the comparable 1995 period. Other expenses decreased $1.2 million primarily due to the write-off over twelve months of all costs associated with the 1994 reorganization and the satisfaction of bedding related debts of the former bedding operations.

     The provision for income taxes was $205,400 as compared to $314,862 for the comparable period in 1995. The provision for income taxes in 1995 was greater than the federal and state combined statutory rate of 40% primarily due to the effect of non deductible charges associated with the charge-off of Hillside's goodwill.

     As a result of the above, the Company's net income increased to $308,099 for the nine months form a loss of $785,932 in the comparable 1995 period. For the quarter ended March 31, 1996, net income increased to $6,485 from a loss of $325,970 in the prior year. The primary reason for the 1995 loss resulted from costs associated with the write-off of various items related to the Company's former bedding business, the 1994 acquisition, and the reorganization of the Company's business. For the nine months ended March 31, 1996, net income per share was $.03 compared to a loss of $.25 in the comparable period of the prior year. Primary and fully diluted average shares outstanding were 8,868,008 and 12,513,200 for the third quarter.


LIQUIDITY AND CAPITAL RESOURCES


     The Company's cash position was $1,159,430 at March 31, 1996, an increase of $17,968 as compared to June 30, 1995. The Company's working capital at March 31, 1996 was $2,647,909 as compared to a working capital of $l,027,436 at June 30, 1995. The increase in cash and working capital resulted from the sale of 1,860,941 shares of common stock for net proceeds of $1,074,751. Net cash used by operating activities was $353,012.

     Cash used for investing activities totaled $99,460 to purchase property and equipment.

     To accommodate the Company's financial needs for inventory financing, Deutsche Financial Service (formally ITT Commercial Finance) has granted a credit line in the amount of $3.25 million. At March 31, 1996, indebtedness of the Company to Deutsche Financial was $2.4 million, or an increase of $742,821 compared at June 30, 1995. Substantially, all of subsidiary company tangible and intangible assets are pledged as collateral for this facility.


Fiscal 1995 compared to Fiscal 1994
- -----------------------------------


     During 1995, the Company acquired two additional companies, ACS and CONY engaged in the computer products and services business. As a result of the acquisitions and internal growth, the Company's revenues for 1995 increased to $29.7 million from $25.4 million for 1994, a 17% increase. Revenues are generated by the Company's sales of computer hardware and software, and related support services. Gross margin increased to $2.9 million for 1995 from $1.8 million for 1994, a 61% increase due to increased revenues. Gross margin as a percentage of revenues for 1995 was 9.7% as compared to 7% for 1994. The increase in gross margin percentage is primarily due to the Company's focus on increasing its market share in more profitable sectors of the business such as integration, hardware service/maintenance, networking, and training.

     Operating expenses exclusive of amortization of intangible assets increased to $3.4 million for 1995 as compared to $2.2 million for 1994, a 55% increase. In the fourth quarter of 1995, media credits of $448,000 which the Company acquired during the period that it engaged in bedding operations in February 1994, before the acquisition of its computer business were found to be worthless and were expended. The remainder of the increase in operating expenses are related to expanded business operations through the 1995 acquisitions of ACS and CONY. Amortization of intangible assets increased to $2.1 million for 1995 from $0 in the comparable 1994 period, primarily due to the write off of all costs associated with the 1994 reorganization of the Company and the satisfaction of bedding related debts. Interest expense for 1995 amounted to $138,553 as compared to $48,051 for the same period in 1994. Interest expenses in 1995 are primarily related to increased lines of credit utilized to finance the Company's increased business activity.

     The provision for income taxes for 1995 was $87,014 as compared to $11,271 for the comparable period in 1994. The provision for income taxes in 1995 was greater than the statutory rate of 34% primarily due to the effect of non deductible charges associated with the charge off of the Company's goodwill.

     As a result of the above, the Company's consolidated net loss increased to $2.3 million for 1995 from $0.3 million in the comparable 1994 period. The primary reason for such loss resulted from costs associated with the write off of various items related to the Company's former bedding business, the 1994 acquisition, and the reorganization of the Company's business. The Company's operating computer stores, SCSI, MCS, Cony and ACS, without giving effect to such reorganization costs and write offs, reported income before taxes of approximately $319,000 and income after taxes of approximately $214,000. These store operating results reflected 12 months of operations for SCSI and MCS, but only three months for Cony and five months for ACS. Primary and fully diluted net loss per share for 1995 was $.59 as compared to a net loss of $.80, for the comparable 1994 period. Primary and fully diluted average shares outstanding were 3,972,333 and 389,573, respectively for 1995 and 1994.

Fiscal 1994 compared to Fiscal 1993
- -----------------------------------

     Net revenues during the twelve months ended June 30, 1994 were $25.5 million representing a decrease of 37% compared with the Company's net revenues of $39.8 million for the corresponding period of the previous year. The decline in revenues was attributable to the elimination of sales to a former major customer whose contribution to gross margin was significantly lower than that of sales to other customers. Despite such decreases in overall revenues, the Company's gross profit percentage increased to 7% for 1994 from 5% for 1993 primarily due to improvements in inventory management and the loss of $14 million in revenues from the former customer whose contribution to gross margin was only 3%.

     Operating expenses increased from $1.94 million during 1993 to $2.16 million during 1994. The increase in expenses resulted primarily from the relocation of the Company's Albany operations to much larger facilities, higher compensation to the Company's sales personnel commensurate with the increase in gross margin, and increasing servicing operations with the addition of more technically oriented personnel. Interest and other income was $115,300 in 1994 compared to $38,200 in 1993. Interest expense was $48,000 in 1994 compared to $69,000 in 1993. The changes in interest expense reflect changes in the levels of notes payable and short-term borrowings and long-term debt outstanding as well as interest rate changes during the respective periods.

     The Company's effective tax rate decreased by 37% from 1993 to 1994 due to a loss in 1994. The Company lost $310,000 in 1994 versus a profit of $133,600 in 1993 due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's cash position was $441,462 at June 30, 1995, an increase of $219,003 as compared to June 30, 1994. The Company's working capital at June 30, 1995 was $1,027,436 as compared to a working capital deficit of $77,700 at June 30, 1994. Net cash used by operating activities was $336,699 for the year ended June 30, 1995 as compared to $374,189 used in 1994. Accounts receivable and inventory increased approximately $1.7 and $0.5 million, respectively, as compared to June 30, 1994 as a result of companies acquired in 1995. In addition, to support the Company's expanded operations, other current assets increased by $196,492.

     Cash used in investing activities totalled $197,328, of which $22,528 was used to acquire two businesses and to purchase property and equipment amounting to $38,384. Additional goodwill expenses relating to the Hillside acquisition was $156,475. Cash provided by financing activities was $753,030 substantially all of which were provided by related parties.

     To accommodate the Company's financial needs for inventory financing, Deutsche Financial Service (formally ITT Commercial Finance) has granted a credit line of $3.25 million. At June 30, 1995, indebtedness of the Company to Deutsche Financial was $1.7 million compared to $0.7 million at June 30, 1994. Substantially, all of subsidiary company tangible and intangible assets are pledged as collateral for this facility.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE
                     --------------------------------------

     On April 18, 1996, ATEC Group, Inc. (the "Registrant") engaged Weinick, Sanders & Co. LLP ("WS") to audit the Registrant's consolidated financial statements for the year ended June 30, 1996. The decision to change independent auditors was recommended and approved by the Company's Board of Directors.

     The accounting firm of Yohalem Gillman & Company, ("Yohalem"), which served as the Registrant's independent auditor for the fiscal year ended June 30, 1995 was dismissed by the Registrant on April 17, 1996. On June 28, 1995 the Registrant's independent auditor for the fiscal year ended June 30, 1994 Bianculli, Pascale & Company, P.C. ("B&P"), was dismissed by the Registrant. Yohalem's and B&P's services for each such year included the audit of the Registrant's consolidated financial statements and other services related to filings with the Securities and Exchange Commission. During the Registrant's two most recent fiscal years and the interim periods up until the date of dismissal of Yohalem, the Registrant had no disagreements with Yohalem and/or B&P and there were no "reportable events", as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K involving the Registrant, Yohalem and/or B&P on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of such auditors, would have caused them to make reference to such matters in their respective reports with the exception of a disagreement with Yohalem on the proposed accounting method to be applied to the Registrant's proposed acquisition of Innovative Business Micros, Inc., ("Innovative"). The proposed acquisition of Innovative comtemplated the payment to Innovative Shareholders of shares of the Company's common stock over a three year period depending upon performance criteria ("Initial Acquisition Term"). Innovative was owned by Surinder Rametra and Ashok Rametra the Company's principal executive officer and principal financial officer, respectively, and their brother, Rajnish Rametra. Surinder and Ashok Rametra owned 25% of the common stock and Rajnish Rametra owned 75%. Surinder Rametra gives direction and guidance to Rajnish Rametra for the operations of Innovative. A member of the board of directors discussed the matter with the Yohalem. The Company has authorized Yohalem to respond fully to the inquiries of WS concerning the subject matter of the disagreement. The accountant's reports on the Registrant's financial statements for the years ended June 30, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.



     Management was of the opinion that APB 16 did not apply to the Initial Acquisition Term. APB 16, paragraph 5 excludes transfers and exchanges between companies under common control and assets and liabilities would be accounted for at historical cost in a manner similar to that in pooling of interests accounting

(AIN APB 16.#39). Management also consulted with the AICPA's technical hotline prior to formulating their opinion on the appropriate accounting.

     Yohalem, the Company's former independent accountants has expressed reservations concerning accounting method applied in the pro forma financial presentations included in the Company's Current Report on Form 8-K dated April 1, 1996 based on the Initial Acquisition Terms and the application of this method to the pro forma financial statements to be included in a proposed amendment to the Registrant's pending registration statement on Form S-1. Yohalem believed, based on a literal reading of the applicable authoritative accounting standards, that the proposed accounting for Innovative based on the Initial Acquisition Terms was not in accordance with those accounting standards, as currently written, inasmuch as the Rametra family did not own a majority of the voting shares of the Company before the acquisition. Yohalem is aware the Financial Accounting Standards Board is reconsidering the requirements for consolidations and, accordingly have suggested that the company discuss this matter with the staff of the SEC.

     The Company had requested WS's views on the proposed accounting for the Innovative transaction based on the Initial Acquisition Terms. Based on the facts as they existed at that point in time, it was their view that APB 16 did not apply and the appropriate accounting would be the carryover of Innovative's cost.

     In June 1996 the Company negotiated new acquisition terms ("New Acquisition Terms") with the Rametras, pursuant to which the Company would acquire 100% of Innovative's shares in exchange for 4,900,000 shares of the Company's Common Stock all of which shares were payable at the Closing of the Acquisition. The New Acquisition Terms did not involve the payment of any future consideration to the Innovative Shareholders. In June 1996 the Acquisition was consummated based on the New Acquisition Terms. The Company, in concurrence with WS will account for the Acquisition as a pooling of interests.

                                    BUSINESS

General
- -------

     ATEC Group, Inc. ("the Company"), through its wholly owned subsidiaries SCSI, MCS, CONY and ACS is engaged in the sale of computer hardware and software products to businesses, professionals, government agencies and educational institutions. The Company also provides its customers with a wide range of services, including designing and installing computer systems, and local area networks, the integration of micro computer products, training system users, and maintaining and repairing hardware and software products. The Company maintains retail facilities in New York City; Long Island, New York; Albany, New York and Norwalk , Connecticut.

     The Company's subsidiaries are authorized dealers and value-added resellers for major manufacturers such as Microsoft, Novell, Sybase, Oracle, Hewlett Packard, Compaq, Apple, IBM, Panasonic, Toshiba, Sharp, AST, Epson and NEC. Hardware products sold include microcomputer systems, laptop computers, monitors, data storage devices, local area network products, printers, modems, keyboards and other peripheral products. The Company also sells a vast number of different software packages for both IBM compatible and Apple applications. The software products include packages which serve a variety of businesses, personal productivity, utility, educational and entertainment needs of today's consumers.

     The primary business market segments which the Company targets are businesses, professionals and government agencies who are in need of computer hardware and software integration and related support services. In connection with the sale of hardware and software products, the Company offers a full spectrum of services and support which management believes is of critical importance in the current market environment. The Company believes that computer systems have become too complex for a purchaser to be able to take it home, take it out of the box, plug it in, and run it without experiencing problems. Moreover, the integration of networks, fax/modem, CD Rom and on-line systems has necessitated a market of technical support and continued customer relations after the sale. The Company believes that most consumers and business users do not possess the time to investigate and locate the various computer components necessary to establish an integrated computer system and therefore, strives to provide "one-stop solutions" to their customers' computer needs in a cost effective manner.


     During the year ended June 30, 1995 and the nine months ended March 31, 1996 Computer Discount Warehouse ("CDW") was the only customer of the Company that accounted for 10% or more of the Company's consolidated sales. Sales to CDW represented approximately 18% of total revenues.


     The Company advertises its products and services to businesses by distributing brochures, direct mail solicitation, print advertisement and participation in seminars, presentations and trade shows. The Company's marketing strategy is to educate business customers as to the Company's ability to provide a "one-stop solution" to all its computer needs from the initial purchase and installation processes through required service and future expansion requirements. The Company strives to quickly respond to its customers' continually changing environment by providing flexible and economic solutions to a user's need to expand and upgrade computer systems and applications.

     Since the acquisition by the Company of MCS and SCSI, the Company has been actively engaged in seeking the purchase of additional entities engaged in the computer integration business. Consistent with such goals the Company acquired ACS and CONY. The Company is actively seeking additional acquisition candidates.


     In June 1996, the Company acquired 100% of the issued and outstanding capital stock of Innovative Business Micros, Inc. ("Innovative"), a New York corporation engaged in computer systems integration business. Innovative's computer facility is located at 90 Adams Avenue, Happauge, New York 11788. Innovative's principal shareholders are Rajnish Rametra, Ashok Rametra and Surinder Rametra (collectively the "Shareholders"). Messrs. Ashok and Surinder Rametra are the officers, directors and principal shareholders of the Company. Rajnish is the brother of Surinder and Ashok. The consideration for the Company's acquisition of Innovative was the issuance to the Shareholders of an aggregate of 4,900,000 shares of the Company's Common Stock. Innovative and Rajnish Rametra intend to enter into a three year employment agreement pursuant to which Mr. Rametra will serve as the Chief Executive Officer of Innovative at an annual salary of $125,000 per year subject to annual increases. Mr. Rametra will also be provided with major medical health coverage as well as other benefits.

     There can be no assurance that future acquisitions will occur. In light of the fact that the transaction is a non-arms-length one, the Company has incured pro-forma financial statements reflecting the effect on the Company's financial statements of the acquisition of Innovative as well as two year historical audited financials on behalf of Innovative (see "Financial Statements pages F-53 to F-65.


     While the Company does not presently have any other letters of intent and/or definitive agreements to acquire any specific computer companies, the Company constantly searches for potential acquisition candidates. The Company desires to build a network of computer businesses through acquisitions in order to achieve the benefits of economies of scale in its operations by realizing more preferential buying terms with reduced fixed overhead costs.

     The inventory of the Company consists of products sold by the Company in the regular course of its business. At June 30, 1995 inventory was approximately $1,400,000. The Company is aware that as a result of rapidly changing technology in the computer field, and the consistent introduction of new products, there is a significant risk that inventory can be rendered obsolete or its value greatly reduced. The Company's strategy regarding minimizing this risk focuses on limiting the time in which products remain in inventory by purchasing products which the Company believes, based upon information from its customers, will be promptly purchased as well as the negotiation, on a case by case basis, of return privileges with vendors.

     The Company's subsidiaries have entered into numerous vendor and dealer agreements regarding the sale of hardware and software products. The Company purchased approximately 33% of its hardware and software products from Data-Go, a division of Computerland Corporation (hereafter called "Computerland") during the year ended June 30, 1995. Computerland, as well as Ingram Micro, American P.C. and Intelligence Electronics are the only vendors who accounted for 10% or more of the purchases of the Company. In addition to its agreements with Computerland, the Company has dealer/vendor agreements with Ingram, Merisel, Intelligence Electronics, Micro Age and Tech Data. The majority of these agreements may be canceled upon short term notice to the Company in the event that minimum purchases are not made and for other reasons. The Company has not in the past had any vendor/dealer agreement terminated, except those which the Company desired to terminate. The Company did not experience any material difficulties in obtaining products from its vendors during its prior year. The Company believes that other suppliers would be able to adequately service the Company's needs in the event that its existing vendor/dealer agreements were terminated.

                                   Competition
                                   -----------

     The microcomputer market is very competitive, as the Company competes directly with a variety of local and national distributors, super stores, retailers, mail order houses and other entities who offer computer products and services. Many of the computer manufacturers offer their products for sale directly through mail order distribution. Many of the Company's competitors possess greater financial, purchasing and marketing resources. The Company seeks to compete with its competitors based upon the Company's commitment to provide its customers with complete computer services rather than merely upon the price of hardware and software. While the Company attempts to competitively price hardware and software items, management believes that the Company's principal strength is its ability to offer customers complete solutions to their individualized computer needs, including top-quality system design, installation and technical support service. During the year ended June 30, 1995, the Company's service related activities accounted for approximately 2% of total revenues.

                                   Seasonality
                                   -----------

     The Company does not experience any material seasonal trends in its operations except for approximately 10% sales increases during the months of October, November and December and approximately 5% sales decreases during the months of January, February, March, July, August and September.

                                     Backlog
                                     -------

     The Company does not have a significant backlog as it normally delivers and installs the computer products purchased by its customers within a short time of the date of order. Accordingly, the Company does not believe that backlog is material to the Company's business or indicative of future sales.

                      Governmental Regulation and Contracts
                      -------------------------------------

     The Company believes that it is in material compliance with federal and state laws and regulations which are applicable to its operations. The Company is not a party to any government contract which represents a material portion of the Company's revenues or which, if terminated or renegotiated, would have a material adverse effect on the Company's business.

                             Patents and Trademarks
                             ----------------------

     The Company does not currently rely upon the use of any patents and/or trademarks in connection with its operations except for references in advertising materials as an authorized dealer or vendor of specific products of manufacturers with whom they have agreements. The Company believes however that the ability to identify itself as the authorized dealer of such manufacturers is an important aspect of their marketing strategy.

                                    Employees
                                    ---------

     As of the date of this Registration Statement, the Company had an aggregate of approximately 50 employees, including its 6 administrators, 11 staff persons, three store managers, 17 fulltime sales persons, 8 technical and 5 warehouse personnel. The Company has no collective bargaining agreements and believes the relations with their employees are good.

                                   Properties
                                   ----------

     The Company's headquarters and executive offices are located at 1952 Jericho Turnpike, East Northport, New York 11731. This location also serves as SCSI's retail facility. These premises, consisting of approximately 3,300 square feet, are leased pursuant to a lease expiring in 1998 providing for annual rental payments of approximately $35,000 per year, plus certain expenses and taxes. MCS maintains a retail location and warehouse facility in Albany, New York, consisting of approximately 8,050 square feet. The Albany facility lease expires on June 30, 2003 and requires annual rental payments of $96,600 through 1998 and $108,192 thereafter, plus all expenses and taxes attributable to the operation of the premises. The Albany facility is leased from former stockholders of SCSI and MCS. ACS operates from leased premises located at 143 West 29th Street, New York, New York 10011. This location occupies 4,000 square feet and requires annual rental payments of $39,000, plus certain expenses. CONY's operating premises is located at 28 Ninth Street, Norwalk, Connecticut 06851. This location is leased by CONY pursuant to a three year lease expiring in 1997 and consists of approximately 2,000 square feet. This lease requires annual payments of approximately $24,000 per year plus other expenses.

     The Company believes that its current facilities are suitable for its present and projected needs. The Company does not own any real property.

                                   MANAGEMENT

Directors and Officers
- ----------------------

     The following table sets forth the names and ages of all current directors and officers of the Company and the position in the Company held by them:

Name                          Age                 Position
- ----                          ---                 --------

Surinder Rametra              56                  Chairman of the Board and
                                                  Chief Executive Officer

Ashok Rametra                 44                  Treasurer, Chief Financial
                                                  Officer and Director

Balwinder Singh Bathla        40                  President and Director



     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

     Ashok Rametra was appointed Treasurer, Chief Financial Officer and Director of the Company in June 1994 upon the closing of the Company's acquisition of Micro Computer Systems, Inc. ("MCS") and Sun Computers and Software, Inc. ("SCSI"). From June 1994 to March 1995 Mr. Rametra also served as the Company's president. From 1987 to the present Mr. Rametra has been the president of MCS, a company engaged in the retail sale of computer hardware and software primarily to business users. From 1985 through September 1993 Mr. Rametra was a principal shareholder and officer of Empire State Computers International d/b/a Micro Age, a company engaged in a business similar to MCS. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in accounting in 1980.

     Surinder Rametra was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994 upon the Company's acquisition of MCS and SCSI. From 1982 to the present Mr. Rametra has been the president of SCSI, a company engaged in the sale of computer hardware and software primarily to business users. Mr. Rametra is the president and chairman of the board of Future Information Systems Inc. ("FIS"), a public corporation engaged, through its wholly owned subsidiary, in the equipment leasing business. FIS is currently seeking out potential business acquisitions. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University.

     Balwinder Singh Bathla was appointed as the President and a Director of the Company in March, 1995 pursuant to the terms of a Stock Acquisition Agreement between the Company, Mr. Bathla and American Computer Systems, Inc. ("ACS"), Pursuant to the Stock Acquisition Agreement, the Company acquired 100% of the outstanding stock of ACS and Mr. Bathla was elected as President and a Director of the Company. Since 1988, Mr. Bathla was the sole shareholder of ACS and its principal operating officer prior to the consummation of the Stock Acquisition Agreement. Mr. Bathla received a Masters Degree in Statistics from Punjab University, Chandigar, India in 1979.

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Registrant during its most recent fiscal year, the Company believes that there were no
Section 16(a) reports filed untimely during the Company's year ended June 30, 1995 or June 30, 1994. In September 1995 Form 4's on behalf of Surinder Rametra, Ashok Rametra, Raghbir Lambda and Sun Corporation (2000) Limited were filed with the Commission. These Form 4's reported transactions which occurred in both August 1995 and May 1995.

EXECUTIVE COMPENSATION
- ----------------------

     The Company's Summary Compensation Table for the years ended June 30, 1995, 1994 and 1993 is provided herein. This table provides compensation information on behalf of the Company's existing officers and directors as well as the Company's former president. See "Item 13 - Certain Relationships and Related Transactions" for information regarding additional compensation paid to the Company's former president after June 30, 1994. There are no Option/SAR Grants, Aggregated Option/SAR Exercises or Fiscal Year-End Option/SAR Value Table for the years ended June 30, 1995, 1994 and/or 1993. There are no long-term incentive plan ("LTIP") awards, or stock option or stock appreciation rights except as discussed below.


                                                              SUMMARY COMPENSATION TABLE
                                                  For the Years Ended June 30, 1995, 1994 and 1993
                                                          Annual Compensation Awards Payouts

  (a)                          (b)       (c)            (d)              (e)         (f)          (g)          (h)        (i)

                                                                        Other
  Name                                                                  Annual
  and                                   Compen-                         Compen-    Restricted                           All other
Principal                     Year      sation                          sation       Stock       Options/      LTIP      Compen-
Position                      Ended     Salary         Bonus ($)        ($)        Awards ($)     SARs        Payouts    sation
- --------                      -----     ------         ---------        ---        ----------     ----        -------    ------

Surinder Rametra             6/30/95    $150,850           --          21,624(2)                  NONE         NONE       NONE
                             6/30/94    $ 89,000       $ 80,000(3)     17,456(4)                  NONE         NONE       NONE
                             6/30/93    $ 75,300         45,400        29,424(5)                  NONE         NONE       NONE

Ashok Rametra                6/30/95    $180,520           --           8,113(6)                  NONE         NONE       NONE
                             6/30/94    $ 52,700        180,000         8,777(7)                  NONE         NONE       NONE
                             6/30/93    $ 21,200         24,500         5,309(8)                  NONE         NONE       NONE

Robert Martire(1)            6/30/95
                             6/30/94    $ 52,000           --              --
                             6/30/93    $200,000           --              --

Balwinder Singh
Bathla                       6/30/95    $ 58,650       $ 86,470(9)      2,185(10)   See (9)       NONE         NONE       NONE
                            12/31/94    $ 31,200       $ 75,000        44,921(11)                 NONE         NONE       NONE
                            12/31/93    $ 30,000       $ 30,000        41,426(12)                 NONE         NONE       NONE

*Note: Salaries and compensation shown above for (i) Surinder Rametra have been paid by SCSI except as noted below; and (ii) Ashok Rametra have been paid by MCS; and (iii) Balwinder Singh Bathla have been paid by ACS.

(1) Mr. Martire resigned as an officer and director of the Company in September 1994. Subsequent to the year ended June 30, 1994 in connection with obligations owed by the Company to Mr. Martire the Company paid Mr. Martire
     (i) $118,475; (ii) 88,968 post-split shares of the Company's common stock and (iii) 250,000 shares of stock of an unrelated NASDAQ Small Cap Market Company. In addition the Company agreed to pay Mr. Martire an additional $53,950 on or before December 1995 (see "Certain Transactions" p. 41 for additional information regarding payments to Mr. Martire.)
(2)  Life Insurance $16,415, Major Medical $5,209
(3)  Bonus of $55,000 from MCS
(4)  Major Medical $5,309; Life Insurance $12,147
(5) Award from Computer Vendors $11,968; Major Medical $5,309; Life Insurance $12,147;
(6)  Major Medical $1,129, Leased Auto $6,984
(7)  Major Medical $1,793; Leased auto $6,984
(8)  Major Medical $5,309
(9) Represents 70,768 shares of common stock issued pursuant to Mr. Bathla's Employment Agreement.
(10) Major Medical $2,185
(11) Represents $16,000 in commissions, $9,600 in rent received and $19,321 as an S-Corporation dividend.
(12) Represents $8,000 in rent received and $33,426 as an S-Corporation dividend.

     In June 1994 the Company entered into employment agreements with Surinder Rametra and Ashok Rametra. Surinder Rametra became the CEO and Chairman of the Company while Ashok Rametra became the Company's President and Treasurer. The Rametras are entitled to receive annual minimum salaries in the amount of $150,000 each as well as fringe benefits including discretionary cash and stock bonuses, pension and profit sharing plan and health benefits. The agreements expire on June 30, 1997. Surinder Rametra's employment agreement also provides for a mandatory stock bonus equal to 5% of the issued and outstanding shares of the Company's common stock on June 30, 1995. 50% of this bonus is contingent upon the Company's reporting combined revenues for MCS and SCSI of at least $24,200,000 for the fiscal year ending June 30, 1995 or the fiscal year ending June 30, 1996. The remaining 50% will be payable provided that the revenue contingency noted above is satisfied and combined a pre-tax net earnings for MCS and SCSI are at least $825,000 during either the year ended June 30, 1995 or 1996.

     In 1995 the Company's wholly owned subsidiary ACS entered into an employment agreement with Balwinder Singh Bathla, the Company's President, pursuant to which ACS employed Mr. Bathla as ACS' president through December 31, 1997 at an annual base salary of $135,000 as well as fringe benefits including discretionary cash and stock bonuses, pension, profit sharing and health benefits. The following mandatory stock bonuses have been or will be paid to Mr.
Bathla:

        (i) The Employee received Series G Preferred Stock which was convertible into $86,470 worth of Hillside's common stock based upon ACS reporting $10,959,000 in revenues for the period from July 1, 1994 through December 31, 1994. The series G stock was converted into 70,768 shares of Common Stock.

        (ii) For every $1,000,000 in annual revenues as reported on the Company's audited financial statements for the year ended December 31, 1995 in excess of the actual revenues reported on the Company's 1994 audited financial statements, the Employee shall receive $25,000 worth of Hillside's common stock based on the bid and asked prices for shares of Hillside's common stock as reported in the over-the-counter market during the ten day trading period ended December 31, 1995;

        (iii) For every $100,000 in pretax income in excess of $400,000 as reported on the Company's audited financial statements for the year ended December 31, 1995 the Employee shall receive $25,000 worth of Hillside's common stock as reported in the over-the-counter market during the ten day trading period ended December 31, 1995.

        (iv) For every $1,000,000 in annual revenues as reported on the Company's audited financial statements for the year ended December 31, 1996 in excess of the higher of (i) actual revenues reported on the Company's 1995 audited financial statements or (ii) the actual revenues reported on the Company's 1994 audited financial statements, the Employee shall receive $25,000 worth of Hillside's common stock based on the bid and asked prices for shares of Hillside's common stock as reported in the over-the-counter market during the ten day trading period ended December 31, 1996;

        (v) For every $100,000 in pretax income as reported on the Company's audited financial statements for the year ended December 31, 1996 in excess of the higher of (a) actual pre-tax income reported on the Company's 1995 audited financial statements or (b) actual pre-tax income reported on the Company's 1994 financial statements, the Employee shall receive $25,000 worth of Hillside's common stock as reported in the over-the-counter market during the ten day trading period ended December 31, 1996;

        (vi) For every $1,000,000 in annual revenues as reported on the Company's audited financial statements for the year ended December 31, 1997 in excess of the higher of (i) actual revenues reported on the Company's 1996 audited financial statements; (ii) the actual revenues reported on the Company's 1995 audited financial statements; or (iii) the actual revenues reported on the Company's 1994 audited financial statements, the Employee shall receive $25,000 worth of Hillside's common stock based on the bid and asked prices for shares of Hillside's common stock as reported in the over-the-counter market during the ten day trading period ended December 31, 1997; and

        (vii) For every $100,000 in pretax income as reported on the Company's audited financial statements for the year ended December 31, 1997 in excess of the higher of (i) actual net income reported on the Company's 1996 audited financial statements; (ii) the actual net income reported on the Company's 1995 audited financial statements, or (iii) the actual net income reported on the Company's 1994 audited financial statements, the Employee shall receive $25,000 worth of Hillside's common stock as reported in the over-the-counter market during the ten day trading period ended December 31, 1997.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------


     The following table sets forth as of June 26, 1996 certain information with respect to the beneficial ownership of the Company's voting securities by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation table appearing herein, and (iv) all executive officers and directors of the Company as a group. The table also sets forth the respective general voting power of such persons taking into account the voting power of the Common Stock and the Preferred Stock combined.

Name and Address       Amount and Nature   Amount and Nature
of Beneficial          of Beneficial       of Beneficial         Percentage of
Owner                  Ownership of        Ownership of          Voting Stock
Outstanding            Common Stock(1)     Preferred Stock(1)    Outstanding(2)
- -----------            ---------------     ------------------    --------------

Ashok Rametra(3)         1,150,705         300,000 Series J          7.7%
1952 E. Jericho                            Preferred Shares
Turnpike,                                  100,000 Series K
E. Northport,                              Preferred Shares
NY  11731


Surinder Rametra(4)      2,426,301         238,750 Series J         14.0%
1952 E. Jericho                            Preferred Shares
Turnpike,                                  165,000 Series K
E. Northport,                              Preferred Shares
NY  11731


Balwinder Singh
Bathla (5)(6)              588,164         200,000 Series D          4.9%
American Computer                          Preferred Shares
Systems, Inc.                              200,000 Series E
43 West 29th Street                        Preferred Shares
New York, NY  10001

Rajnish Rametra          2,536,104         30,000 Series J          12.8%
90 Adams Avenue                            Preferred Shares
Hauppauge, NY  11716                       10,000 Series K
                                           Preferred Shares

All directors and
executive/officers
as a group (3 persons)   4,165,170         200,000 Series D         26.6%
                                           Preferred Shares
                                           200,000 Series E
                                           Preferred Shares
                                           538,750 Series J
                                           Preferred Shares and
                                           265,000 Series K
                                           Preferred Shares
                                           representing an
                                           aggregate of
                                           1,203,750 votes




(1) Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to such shares.

(2) Computed based upon a total of 18,443,462 shares of common stock, 28,897 shares of Series A Preferred Stock, 3,111.28 shares of Series B Preferred Stock, 200,000 shares of Series D Preferred Stock, 200,000 Shares of Series E Preferred Stock, 800,000 shares of Series J Preferred Stock and 400,000 shares of Series K Preferred Stock. Each share of common stock and Series A, D, E, J and K Preferred Stock possess one vote per share and each share Series B Preferred Stock has 241.86 votes per share. Accordingly, the foregoing represents an aggregate of 20,147,645 votes. All shares in the table have been adjusted to reflect the Company's September 1994 reverse stock split.

(3) Ashok Rametra is the Treasurer, Chief Financial Officer and a Director of the Company. Mr. Rametra disclaims beneficial ownership of the following shares owned by the following members of Mr. Rametra's family: Amit Rametra
     - 297,865 common shares, 35,000 Series J Preferred Shares and 35,000 Series K Preferred Shares, Munish Rametra - 275,462 common shares, 20,000, Series J Preferred Shares and 20,000 Series K Preferred Shares, Seema Wasil - 141,935 common shares, 45,000 Series J Preferred Shares and 45,000 Series K Preferred Shares, Mona Sutaria - 9,032 common shares, Rajnish Rametra - 725,760 common shares, 30,000 Series J Preferred shares and 10,000 Series K Preferred Shares, Vijay Rametra - 41,667 common shares, 30,000 Series J Preferred Shares and 10,000 Series K Preferred Shares, Harry Gupta - 208,333 common shares, 150,000 Series J Preferred Shares and 50,000 Series K Preferred Shares, Priya Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares, Puja Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares and Sumeet Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares. None of such shares which aggregate a total of 2,480,054 votes representing 12.3% of the outstanding voting securities of the Company are reflected in the table above.

(4) Surinder Rametra is the Chief Executive Officer and Chairman of the Board of the Company. Mr. Rametra disclaims beneficial ownership of the following shares owned by the following members of Mr. Rametra's family: Amit Rametra
     - 297,865 common shares, 35,000 Series J Preferred Shares and 35,000 Series K Preferred Shares, Munish Rametra - 275,462 common shares, 20,000, Series J Preferred Shares and 20,000 Series K Preferred Shares, Seema Wasil - 141,935 common shares, 45,000 Series J Preferred Shares and 45,000 Series K Preferred Shares, Mona Sutaria - 9,032 common shares, Rajnish Rametra - 725,760 common shares, 30,000 Series J Preferred shares and 10,000 Series K Preferred Shares, Vijay Rametra - 41,667 common shares, 30,000 Series J Preferred Shares and 10,000 Series K Preferred Shares, Harry Gupta - 208,333 common shares, 150,000 Series J Preferred Shares and 50,000 Series K Preferred Shares, Priya Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares, Puja Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares and Sumeet Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares. None of such shares which aggregate a total of 2,480,054 votes representing 12.3% of the outstanding voting securities of the Company are reflected in the table above.


(5) Mr. Bathla is the President and Director of the Company.

(6) Shares of Series D and E Preferred Stock are convertible into shares of Common Stock based upon the average bid and asked price of the Company's Common Stock during the six month period commencing February 6, 1997 and expiring August 6, 1997. Mr. Bathla is also entitled to receive additional shares of the Company's Preferred Stock and Common Stock over the next two years (See "Certain Transactions").



                      RESALES BY SELLING SECURITIES HOLDERS

     This Prospectus relates to the proposed resale by the Selling Securityholders of up to 15,434,285 shares of outstanding Common Stock as well as the resale by Selling Securityholders of up to 2,900,000 shares of Common Stock issued upon exercise of the Warrants. The following table sets forth as of June 26, 1996 certain information with respect to the persons for whom the Company is registering the Shares for sale to the public except as footnoted below. None of such persons has had a material relationship with or has held any position or office with the Company or any of its affiliates within three years, other than as footnoted below (see "Certain Transactions"). The Company will not receive any of the proceeds from the sale of the Shares.



                                                         # of Shares
                          # of Common Shares             Offered for
Names of Selling        Beneficially Owned Prior      Account of Beneficial
Security Holders            to June 1996               Owner Common Stock
- ----------------            ----------------           ------------------
Balwinder Singh                588,164                      588,164
Patrick Hagerty                505,788                      505,788
Arvin Gulati                   454,544                      454,544
Kenneth Bohacs                  61,863                       61,863
Ashok Rametra                1,150,705                    1,150,705
Surinder Rametra             2,426,301                    2,426,301
Louis Fugazy                    20,000                       20,000
Seema Wasil                    141,935                      141,935
Munish Rametra                 275,462                      275,462
Mona Sutaira                     9,032                        9,032
Amit Rametra                   297,865                      297,865
Vijay Rametra                  162,357                      162,357
Sushma Gupta                   725,760                      725,760
Harry Gupta                    208,333                      208,333
Rajnish Rametra                684,093                      684,093
Arvind and Ila Vora             15,390                       15,390
Bhupatlal Sutaria               15,000                       15,000
Raj Sutaria                    153,900                      153,900
Sachin Bhutani                  30,000                       30,000
Nitin Bhutani                   30,000                       30,000
Praveen Bhutani                 40,000                       40,000
Michael Thuroff                  7,500                        7,500
Sheetal Rametra                603,448                      603,448
Soyna Rametra                  402,138                      402,138
Shivani Rametra                402,379                      402,379
Nikhil Rametra                 402,379                      402,379
Veena Langer                   301,724                      301,724
Savita Rametra                 120,690                      120,690

                                                            # of Shares
                              # of Common Shares             Offered for
Names of Selling            Beneficially Owned Prior      Account of Beneficial
Security Holders              to February 1996             Owner Common Stock
- ----------------              ----------------             ------------------

Dr. K.L. Kantu                        38,375                        38,375
Beverly Mestel                        15,390                        15,390
Ray Irngy                             92,308                        92,308
John Newton                           14,823                        14,823
Angelo Romanelli                      39,228                        39,228
Shirley Holley                         6,620                         6,620
Donald Holley - Bank One              11,020                        11,020
Barry Basior                          24,237                        24,237
Maria Garuffi                          8,627                         8,627
Ross Cannon                           33,620                        33,620
Theodore Gaillard                     17,516                        17,516
Albert Barnhardt                       3,917                         3,917
Kenneth Stuart                        21,727                        21,727
George Goldberg                       40,000                        40,000
Silverman, Collura & Chernis, P.C.   150,000                       150,000
Gracechurch Corp. (1)                100,000                       100,000
International Corporate
  Consultants, Inc. (2)              100,000                       100,000
Global Internet, Inc.(3)             500,000                       500,000
James Charles (4)                    150,000                       150,000
M.D. Sabbah (5)                      500,000                       500,000
United Acquisition III Corp.(6)      600,000                       600,000
Corinth Shipping, Inc.                15,385                        15,385
Ocean Shipping International, Inc.    30,770                        30,770
Unitek Consultants, Inc. (7)       1,000,000                     1,000,000
Robert Martire                       148,968                       148,968
First National Funding Corporation   100,000                       100,000
R. Wagli & Cie AG                    153,846                       153,856
Mike & Laura Lalich                   61,538                        61,538
Kamal J. Singh                        76,923                        76,923
Akiva & Rose Mitzmacher              153,846                       153,846
Dreyton Investment Ltd.               92,308                        92,308
Edua Rozsa                            92,308                        92,308
Diethelm Wendler                      92,308                        92,308
Burnadette Viaggio                    30,769                        30,769
Mutual Indemnity (Bermuda) Ltd. (8)   69,231                        69,231
Avnit Nanda                            3,609                         3,609
Prashanth R. Vemuganti                 7,941                         7,941
K. Shobha Lakshmanan                  25,048                        25,048
Ranjit Panikar                         8,733                         8,733
Pritam Singh Arora                    11,276                        11,276
Raj Deep                               8,654                         8,654
Som Kiran Singh Sodhi                  9,474                         9,474
Parmjit Singh                         16,441                        16,441
Nuripinder Kaur Bathla                10,631                        10,631
Danny Prefer                          36,207                        36,207
Elise Prefer                          36,207                        36,207
Alan Prefer                          120,690                       120,690
Geetika Rametra                      120,690                       120,690
Nirmala Rametra                      603,448                       603,448
Chrono Designs, Inc.                 603,448                       603,448

(1) Represents a total of 100,000 shares of Common Stock underlying Class W (25,000), X (25,000), Y (25,000) and Z (25,000) Warrants. Class W Warrants
     are exercisable at $.75 per share through June 30, 1996; Class X Warrants are exercisable at $1.00 through August 31, 1996; Class Y Warrants are exercisable at $1.25 per share through October 31, 1996; and Class Z Warrants are exercisable at $1.50 per share through December 31, 1996.
(2) Represents a total of 100,000 shares of Common Stock underlying Class W (25,000), X (25,000), Y (25,000) and Z (25,000) Warrants.
(3) Represents a total of 500,000 shares of Common Stock underlying Class W (125,000), X (125,000), Y (125,000) and Z (125,000) Warrants.
(4) Represents 50,000 shares of Common Stock owned by Mr. Charles and 100,000 Shares underlying Class W Warrants.
(5)  Represents 500,000 Shares underlying Class X Warrants.
(6)  Represents  a total of 600,000 shares of Common Stock  underlying  Class W
     (150,000),   X  (150,000),  Y  (150,000)  and  Z  (150,000)  Warrants.
(7) Represents a total of 1,000,000 shares of Common Stock underlying Class W (500,000), X (100,000), Y (100,000) and Z (300,000) Warrants.
(8)  Shares held under nominnee name Bank of Butherfield.


     The Selling Securityholders may effect the sale of their shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     The Company is not aware of any agreements, undertakings or arrangements with any Underwriters or broker-dealers regarding the sale of their securities in the United States, nor to the Company's knowledge is the sale of shares on behalf of the Selling Securityholders in the United States. The Selling Securityholders may effect such transactions by selling the Shares, as applicable, directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders, and/or the purchasers of their Shares, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of their Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act.

     The Company has notified the Selling Securityholders of the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                              CERTAIN TRANSACTIONS

        Transactions Between Sun and the Former MCS and SCSI Shareholders
        -----------------------------------------------------------------

     The following transaction between the Company, Surinder Rametra Ashok Rametra, MCS `and SCSI took place in connection` with the Company's acquisition of MCS and SCSI and the issuance by the Company of in excess of 90% of the Company's then outstanding voting securities.

                Agreements Between Sun, SCSI and MCS Shareholders
                -------------------------------------------------

     In November 1993 Surinder Rametra the Chief Executive Officer and Chairman of the Company began discussions with Raghbir Lambda, the sole director, shareholder and controlling person of Sun Corporation (2000) Limited ("Sun"). Mr. Rametra and Mr. Lambda have known each other since 1990. Mr. Rametra at such time was both shareholder of SCSI and MCS and a member of the Board of Directors of both of such companies. The Company has been advised that Sun is engaged in the business of investing in private and public companies. Mr. Rametra and Mr. Lambda discussed the potential purchase by Sun of 100% of both MCS and SCSI. Various negotiations ensued between the parties and a verbal agreement was reached regarding the terms of sale of MCS and SCSI to Sun for an aggregate maximum purchase price of $10,000,000 payable in securities of a publicly traded company. In accordance with the verbal agreement, Mr. Rametra on behalf of the SCSI and MCS Shareholders would have the right to approve or disapprove the securities of a particular public company as payment for the MCS and SCSI Shares. Accordingly, during the period from November 1993 through May 1994, Messrs. Rametra and Lambda discussed potential transactions involving the delivery by Sun to the MCS and SCSI Shareholders of the Shares of various public companies. In May 1994 discussions began regarding the sale by Sun of the MCS and SCSI shares to the Company. Mr. Rametra agreed to accept the securities of the Company on behalf of the MCS and SCSI Shareholders, as suitable for payment of the MCS and SCSI purchase price. At such time the verbal agreement reached between Sun and Mr. Rametra on behalf of the MCS and SCSI shareholders in 1993 was memorialized.

     Surinder Rametra and related parties (the "SCSI Shareholders") sold 100% of the issued and outstanding shares of capital stock of SCSI to Sun. In consideration for the SCSI Shares, Sun was required to deliver to the SCSI
Shareholders shares of a publicly traded Company's common stock ("Public Shares") with a market value of $2,000,000 over a two year period. Sun is also required to deliver to the SCSI Shareholders (i) for a period of three years, Public Shares with a value of $500,000 payable upon SCSI reporting audited revenues in an amount equal to or greater than $15,000,000 for the first year and 10% growth thereafter; and (ii) for a period of three years additional Public Shares with a value of $500,000 payable upon receipt of audited pre-tax income on behalf of SCSI equal to or greater than $400,000 for the first year with 10% growth thereafter. Sun agreed that in the event it entered into any further agreement to sell the SCSI shares prior to the payment of all compensation to the SCSI Shareholders, Sun would hold the consideration received by it for the SCSI shares (up to the amount owed to the SCSI Shareholder) for the benefit of the SCSI shareholders. In the event of a default by Sun in the payment of any compensation to the SCSI shareholders all consideration held by Sun 2000 from the sale of SCSI shares to a third party would be immediately deliverable to the SCSI Shareholders. In partial satisfaction of its obligations to the SCSI Shareholders, Sun has delivered shares of Series B Preferred Stock convertible into shares of common stock of the Company to Essential Metals Industry Inc. ("EMI"), a company that is an affiliate of the SCSI Shareholders and the Company's President, Ashok Rametra. The shares delivered to EMI were acquired by Sun upon the sale by Sun to the Company of the SCSI shares as well as 100% of the issued and outstanding shares of MCS. Sun is required to deliver to the SCSI Shareholders the balance of the Public Shares described above.

     Surinder Rametra, Ashok Rametra (the Company's President), Rajnish Rametra, Vijay Rametra and Harry L. Gupta (the "MCS Shareholders") sold 100% of the issued and outstanding shares of capital stock of MCS Inc. ("MCS") to Sun. Ashok Rametra, Rajnish Rametra, and Vijay Rametra are the brothers of Surinder Rametra. Harry L. Gupta is the brother-in-law of Surinder and Ashok Rametra. In consideration for the MCS Shares, Sun was required to deliver to the MCS
Shareholders shares of a publicly traded Company's common stock ("Public Shares") with a market value of $2,000,000 over a two year period. Sun is also required to deliver to the MCS Shareholders (i) for a period of three years Public Shares with a value of $500,000 payable upon MCS reporting audited revenues in an amount equal to or greater than $15,000,000 for the first year and 10% growth thereafter; and (ii) for a period of three years additional Public Shares with a value of $500,000 payable upon receipt of audited pre-tax income on behalf of MCS equal to or greater than $400,000 for the first year with 10% growth thereafter. Sun agreed that in the event it entered into any further agreement to sell the MCS shares prior to the payment of all compensation to the MCS Shareholders, Sun would hold the consideration received by it for the MCS shares (up to the amount owed to MCS Shareholders) for the benefit of the MCS Shareholders. In the event of a default by Sun in the payment of any compensation to the MCS Shareholders, all consideration held from the sale of MCS shares to a third party would be immediately deliverable to the MCS Shareholders. In partial satisfaction of its obligation to the MCS Shareholders, Sun has delivered shares of Series B Preferred Stock of the Company convertible into common stock of the Company to EMI, a company that is an affiliate of Ashok Rametra and Surinder Rametra. The shares delivered to EMI were acquired by Sun upon the sale by Sun to the Company of the SCSI and MCS shares. Sun is required to deliver to the MCS Shareholders the balance of the Public Shares described above.

     As further partial payments to the MCS and SCSI Shareholders, Sun delivered to such holders in May 1995 an aggregate of an additional 1,653.8 shares of Series B Preferred Stock representing 400,000 shares of the Company's common stock. The Company's Board has agreed to exchange these shares of the Company's common stock held by MCS and SCSI Shareholders for a new class of Series I Preferred Stock with an aggregate par value of $2,000,000. The Series I Preferred Stock will be convertible into $2,000,000 of the Company's common stock commencing in July 1996 based upon the average of the Company's bid and asked prices for shares of common stock as reported in the over-the-counter market during the ten day trading period preceding July 1, 1996 ("Exchange Price"). In the event that the Exchange Price is less than the average of the bid and asked prices for the Company's common stock during the ten day trading period prior to December 31, 1996, additional common shares will be issued so that an aggregate of $2,000,000 in shares of common stock will be delivered upon conversion of all Series I Shares. Each share of Series I Preferred Stock possesses one vote.

     In August 1995 Sun and the MCS and SCSI shareholders entered into an agreement pursuant to which all obligations owed by Sun to such shareholders were satisfied by Sun's transfer to the MCS and SCSI shareholders of an aggregate of 5,312.9 shares of Series B Preferred Stock representing 1,284,978 shares of the Company's Common Stock. These shares were ultimately converted into 84,978 common shares and the right to receive 800,000 shares of a new Series J Preferred Stock with an aggregate par value of $4,000,000, 400,000 shares of a new class of Series K Preferred Stock with an aggregate par value of $2,000,000. The Series J Preferred Stock will be convertible into $4,000,000 of the Company's Common Stock commencing in July 1997 based upon the average of the bid and ask prices for shares of the Company's Common Stock as reported in the over-the-counter market during the ten trading days preceding July 1, 1997 ("1997 Exchange Price"). In the event that the 1997 Exchange Price is less than the average of the bid and ask prices for the Company's Common Stock during the ten day trading period prior to December 31, 1997, additional common shares will be issued so that an aggregate of $4,000,000 in shares of Common Stock will be delivered upon conversion of all Series J Preferred Stock. The Series K
Preferred Stock will be convertible into $2,000,000 of the Company's Common Stock commencing in July 1998 based upon the average of the Company's bid and ask prices for shares of Common Stock as reported in the over-the-counter market during the ten day trading period preceding July 1, 1998 ("1998 Exchange Price"). In the event that the 1998 Exchange Price is less than the average of the bid and ask prices for the Company's Common Stock during the ten day trading period prior to December 31, 1998, additional Common Shares will be issued so that an aggregate of $2,000,000 in shares of Common Stock will be delivered upon conversion of all Series J Shares. Each share of Series J and Series K Preferred Stock possess one vote.

                         The Stock Acquisition Agreement
                         -------------------------------

     In June 1994 pursuant to a stock acquisition agreement ("Acquisition Agreement") the Company acquired 100% of the outstanding shares of common stock of SCSI and MCS in exchange for the issuance by the Company of 94,431 shares of its common stock and 30,900 Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 241.86 votes per share and is convertible into common stock at the rate of 241.86 shares of common stock. Accordingly, the holders of the Company's Series B Preferred Stock possess voting control over the Company. Upon closing of the Acquisition Agreement, Surinder Rametra was appointed Chairman of the Board of the Company, Chief Executive Officer and Secretary and Surinder's brother, Ashok Rametra became the President, Treasurer, Chief Financial Officer and a Director of the Company. As described above upon closing of the Acquisition Agreement EMI received from Sun 2000 shares of Series B Preferred Stock convertible into 1,034,971 shares of the Company's common stock.

                        Transactions with Robert Martire
                        --------------------------------

     In connection with the acquisition by the Company of SCSI and MCS, the Company's prior sole officer and director, Robert Martire agreed to resign his position with the Company. In connection with his resignation Mr. Martire received certain payments in satisfaction and termination of his employment agreement and other obligations with the Company. Mr. Martire's Employment Agreement required the Company to pay to him an annual salary of $260,000 per year through July 31, 1997. Accordingly, the Company was obligated to make further payments to Mr. Martire of approximately $540,000 under the terms of the Employment Agreement. The Company believed that it was in its best interests to have the Employment Agreement terminated and make to Mr. Martire the following payments in settlement of all claims which Mr. Martire possessed against the Company. Under the terms of the Acquisition Agreement and subsequent arrangements, the Company paid Mr. Martire the following: (i) the sum of $100,000; (ii) 88,968 post-split shares of the Company's common stock (which shares the Company agreed to register under an S-8 Registration Statement) at the time such shares were issued the bid price of the Company's common stock was $3.125; and (iii) 250,000 shares of stock of a NASDAQ small cap market company valued at $200,000. The Company was required to pay to Mr. Martire the difference between proceeds realized upon the sale of Sun stock and $150,000. Since the sales proceeds realized by Mr. Martire on the sale of such securities were only $77,522, the Company was required to deliver to Mr. Martire an additional $72,425, $18,475 of such sum was paid on June 1, 1995 and $9,000 on August 11, 1995. The total dollar figure attributable to payments made to Mr. Martire (valuing the 88,968 post split shares referred to in (ii) above at $3.125 per share) was $528,025. In December 1995 the Company and Mr. Martire agreed to settle all sums due and owning to Mr. Martire through the issuance of 60,000 Shares of the Company's Common Stock, which shares have been registered for resale pursuant to this Prospectus.

                    Transactions with Balwinder Singh Bathla
                    ----------------------------------------

     In connection with the acquisition by the Company of ACS, the Company agreed to issue to Balwinder Singh Bathla 100,000 shares of Series D Preferred Stock with an aggregate par value of $500,000 on the day of the closing, 100,000 additional shares of Series D Preferred Stock with an aggregate par value of $500,000 on the three month anniversary of the closing; 200,000 shares of Series E Preferred Stock with an aggregate par value of $1,000,000 on the one year anniversary of the closing; and 66,800 shares of Series F Preferred Stock with an aggregate par value of $334,000 upon delivery of certain financial information to the Company. In addition the Company agreed to issue to Mr. Bathla shares of the Company's common stock up to a maximum value of $1,664,000 over a three year period subject to ACS meeting certain performance criteria of the minimum annual revenues of $12,600,000, plus 10% in annual increases and minimum annual income before taxes of $315,000, plus 10% in annual increases. These performance related common stock payments will be valued according to the average of the closing bid and ask prices of the Company's shares during the 10 day trading period preceding December 31 of each year. In connection with the Stock Purchase Agreement, ACS and Mr. Bathla entered into an employment agreement whereby Mr. Bathla is to serve as

President of ACS through December 31, 1997. Mr. Bathla shall receive an annual base salary at the rate of $135,000 for the first year of employment, which rate shall be increased by 10% per annum. Mr. Bathla shall be eligible to receive an annual cash and/or stock bonus, the amount and timing of which will be in the sole discretion of the Company's Board of Directors. Mr. Bathla shall also be entitled to receive a mandatory stock bonus payable in connection with the delivery of financial statements indicating specified levels of annual revenue and pre-tax income on behalf of ACS. The 1994 mandatory bonus consisted of 1 share of Series G Preferred Stock, which share has been earned by Mr. Bathla. Mandatory bonuses for the subsequent years shall be payable in common stock of the Company upon demonstration that ACS meets specified minimum levels of annual revenues and pre-tax income. In July 1995 Mr. Bathla's Series F and G Preferred Shares were converted into an aggregate of 344,118 shares of Common Stock.

     The Company also guaranteed payment by ACS to Mr. Bathla of an aggregate of $750,000 together with 10% interest thereon by December 31, 1997. As of June 30, 1995 and March 31, 1996, the balance owed by ACS to Mr. Bathla was $396,246 and $397,244 respectively. ACS and the Company entered into a verbal agreement whereby the Company agreed to provide corporate services such as product purchasing, customer referrals and general management advisory services on behalf of ACS. The Company was compensated at the rate of $250 per hour for such services plus 75% of increases in ACS' gross margins which resulted from such services. The total amount earned by the Company in this regard at December 31, 1994 was $200,000. Of such amount $120,000 was for general management advisory service and the balance of $80,000 from improvements to ACS' gross margins. The agreement continued until the closing of the Company's acquisition of ACS.


                       Transactions with CONY Shareholders
                       -----------------------------------

     In connection with the acquisition of CONY, the Company agreed to issue to Arvinder Gulati, Patrick Hagerty and Kenneth Bohacs (collectively the "CONY Shareholders") an aggregate of 437,990 shares of the Company's common stock and 200,000 shares of Series D $5.00 par value Preferred Stock. 100,000 of the Series D Shares were delivered to the CONY Shareholders as of the closing and the balance to be delivered six months thereafter. The Company also agreed to issue to the CONY Shareholders additional shares of the Company's common stock with a maximum value of $1,000,000 over the next three fiscal years subject to CONY meeting certain minimum revenue and gross profit benchmarks. These additional shares are to be valued based upon the closing bid and ask price of the Company's common stock as reported during ten trading days prior to the end of each subject fiscal year.

     In connection with the Stock Purchase Agreement, the CONY Shareholders entered into employment agreements with CONY pursuant to which Mr. Gulati will serve as the Chief Executive Officer of CONY, Mr. Hagerty will serve as CONY's President and Mr. Bohacs as CONY's Secretary. Messrs. Gulati and Hagerty will each receive an annual salary of $120,000 per year subject to annual increases. Mr. Bohacs will receive an annual salary of $24,000 per year subject to annual increases. The CONY Shareholders will be entitled to participate in a stock bonus pool which will entitle them to receive additional shares of the Company's common stock based upon CONY meeting specified levels of revenues and pre-tax income during CONY's next three fiscal years.

     CONY and the Company entered into a verbal agreement whereby the Company agreed to provide corporate services such as product purchasing, customer referrals and general management advisory services on behalf of CONY. The Company was compensated at the rate of $250 per hour for such services plus a percentage of increases in CONY"s gross margins which resulted from such services. The total amount earned by the Company in this regard from January 1, 1995 through March 31, 1995 was $175,000. 60% of such amount was for general management advisory service and the balance from improvements to CONY's gross margins. The agreement continued until the closing of the Company's acquisition of CONY.

                Transactions with Innovative Business Micros Inc.
                -------------------------------------------------


   In June, 1996, the Company acquired 100% of the outstanding capital stock of Innovative Business Micros, Inc., a computer integrator located in Long Island. Innovative was formerly owned by Surinder Rametra and Ashok Rametra, the Company's Principal Executive Officer and Principal Financial Officer respectively, and Rajnish Rametra the brother of Surinder and Ashok. The consideration for the acquisition was the issuance by the Company of an aggregate of 4,900,000 shares of the Company's Common Stock to the former shareholders of Innovative. The terms of the acquisition were not negotiated in an arms-length manner and there can be no assurance that an unaffiliated company would have paid less consideration for Innovative then paid by the Company will be accounted for as a polling of interest. (see "Business - General").


      Sale and Purchase of Goods Between SCSI, MCS, ACS, CONY and Affiliates
      ----------------------------------------------------------------------

     During the period from July 1, 1994 to June 30, 1995 the Company's subsidiaries SCSI, MCS, ACS and CONY sold and purchased goods to and from each other as well as Innovative Business Micros Inc., Essential Metals Inc., ESCI Inc., Compudata, Empire State Computer International, Inc. ("Empire"). These corporations, with the exception of Empire, are affiliates of Surinder Rametra and/or Ashok Rametra. Empire is an affiliate of ACS. These goods consisted of computer hardware and related products. The following summarizes these related transactions. The Company believes that the terms of such transactions were at least as favorable to the Company as would have been reached with unaffiliated parties.

              AMOUNT OF GOODS PURCHASED BY MCS FROM RELATED PARTIES

                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 30, 1995     MARCH 31, 1996
NAME                                        AMOUNT            AMOUNT
- ----                                        ------            ------
Innovative Business Micros Inc.             $29,539           $  -
SCSI                                        $94,393           $ 53,841
ESCI Inc.                                   $  -              $  -
Essential Metals, Inc.                      $  -              $  -
Compudata                                   $  -              $  -
ACS                                         $ 8,190           $  9,500
Cony                                        $39,020           $ 21,987
Empire State Computer International, Inc.   $  -              $  -


                 AMOUNT OF GOODS SOLD BY MCS TO RELATED PARTIES

                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 30, 1995     MARCH 31, 1996
NAME                                        AMOUNT            AMOUNT
- ----                                        ------            ------
Innovative Business Micros Inc.             $  1,560          $ 59,563
SCSI                                        $200,558          $ 21,465
ESCI Inc.                                   $228,310          $  -
Essential Metals Inc.                       $  -              $  -
Compudata                                   $  -              $  -
ACS                                         $216,777          $ 21,153
Cony                                        $215,190          $  -
Empire State Computer International, Inc.   $  -              $  -

             AMOUNT OF GOODS PURCHASED BY SCSI FROM RELATED PARTIES

                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 30, 1995     MARCH 31, 1996
NAME                                        AMOUNT            AMOUNT
- ----                                        ------            ------
Innovative Business Micros Inc.             $ 14,812          $ 12,126
MCS                                         $200,558          $ 21,465
ESCI Inc.                                   $  -              $  -
Essential Metals, Inc.                      $  -              $  -
Compudata                                   $  -              $  8,096
ACS                                         $  4,595          $ 14,621
Cony                                        $158,829          $106,992
Empire State Computer International, Inc.   $  -              $  -

                 AMOUNT OF GOODS SOLD BY SCSI TO RELATED PARTIES

                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 30, 1995     MARCH 31, 1996
NAME                                        AMOUNT            AMOUNT
- ----                                        ------            ------
Innovative Business Micros Inc.             $471,028          $ 95,834
MCS                                         $ 94,393          $ 53,841
ESCI Inc.                                   $  -              $   -
Essential Metals Inc.                       $  -              $   -
Compudata                                   $  -              $   -
ACS                                         $ 82,341          $118,797
Cony                                        $165,011          $500,482
Empire State Computer International, Inc.   $  -              $   -

              AMOUNT OF GOODS PURCHASED BY ACS FROM RELATED PARTIES

                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 30, 1995     MARCH 31, 1996
 NAME                                       AMOUNT            AMOUNT
 ----                                       ------            ------
Innovative Business Micros Inc.             $  -              $   -
SCSI                                        $ 82,341          $118,797
ESCI Inc.                                   $  -              $   -
Essential Metals, Inc.                      $  -              $   -
Compudata                                   $  -              $   -
MCS                                         $216,777          $ 21,153
Empire State Computer International, Inc.   $  -              $   -
Cony                                        $  -              $ 59,500


                 AMOUNT OF GOODS SOLD BY ACS TO RELATED PARTIES


                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 30, 1995     MARCH 31, 1996
NAME                                        AMOUNT            AMOUNT
- ----                                        ------            ------
Innovative Business Micros Inc.             $  -              $  -
SCSI                                        $ 4,595           $ 14,621
ESCI Inc.                                   $  -              $  -
Essential Metals Inc.                       $  -              $  -
Compudata                                   $  -              $  -
MCS                                         $ 8,190           $  9,500
Empire State Computer International, Inc.   $  -              $  -
Cony                                        $17,204           $452,212

             AMOUNT OF GOODS PURCHASED BY CONY FROM RELATED PARTIES

                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 30, 1995     MARCH 31, 1996
NAME                                        AMOUNT            AMOUNT
- ----                                        ------            ------
Innovative Business Micros Inc.             $  -              $  -
SCSI                                        $165,011          $500,482
ESCI Inc.                                   $  -              $  -
Essential Metals, Inc.                      $  -              $  -
Compudata                                   $  -              $  -
MCS                                         $215,190          $  -
Empire State Computer International, Inc.   $  -              $  -
ACS                                         $ 17,204          $452,212




                 AMOUNT OF GOODS SOLD BY CONY TO RELATED PARTIES

                                            YEAR ENDED        NINE MONTHS ENDED
                                            JUNE 3O, 1995     MARCH 31, 1996
NAME                                        AMOUNT            AMOUNT
- ----                                        ------            ------
Innovative Business Micros Inc.             $  -              $  -
SCSI                                        $158,829          $106,992
ESCI Inc.                                   $  -              $  -
Essential Metals Inc.                       $  -              $  -
Compudata                                   $  -              $  -
MCS                                         $39,020           $ 21,987
Empire State Computer International, Inc.   $  -              $  -
ACS                                         $  -              $ 59,500


     As of June 30, 1995 and June 30, 1994 Surinder Rametra was indebted to SCSI in the amount of $123,169 and $212,195 respectively. Subsequent to June 30, 1995, the loan, with the exception of approximately $16,000, was repaid by Mr. Rametra.

     SCSI and MCS borrowed funds from Ashok Rametra and certain relatives of Surinder Rametra in order to assist the cash flow requirements of MCS and SCSI. The following loans were outstanding as of dates indicated.

                                LOANS OWED BY MCS

                  6/30/94    6/30/95    12/31/95     Interest
Lender            Amount     Amount     Amount       Rate        Maturity Date
- ------            ------     ------     ------       ----        -------------

Ashok Rametra     $350,000    $0          $0          10%          12/31/95

                               LOANS OWED BY SCSI

                  6/30/94    6/30/95    12/31/95     Interest
Lender            Amount     Amount     Amount       Rate        Maturity Date
- ------            ------     ------     ------       ----        -------------

Munish Rametra    $37,834     $0          $0          10%          12/31/97
Seema Wasil       $81,417     $0          $0          10%          12/31/97
Amit Rametra      $50,463     $0          $0          10%          12/31/97
Mona Sutara       $ 5,041     $0          $0          10%          12/31/97

     All of the foregoing loans were subsequently converted by each Lender into shares of the Company's Common Stock at the price of $.62 per share. Accordingly, an aggregate of 981,878 shares were issued to the aforementioned parties.

     In September 1995, S&N Associates, a company controlled by Surinder Rametra, loaned a total of $50,000 to the Company. The loan bears interest at the rate of 10% per annum and was paid on December 27, 1995.

     During the year ended June 30, 1995, Surinder Rametra advanced $335,000 to the Company for working capital purposes. $303,000 of such funds were repaid to Mr. Rametra. At June 30, 1995, after giving effect to prior year advance/repayment transactions, Mr. Rametra owed the Company $30,524. This balance was repaid to the Company subsequent to June 30, 1995.


     During the nine months ended March 31, 1996 Ashok Rametra advanced the Company $125,000. The advance bears interest at the rate of 10% per annum and was repaid prior to March 31, 1996


     Surinder Rametra, Ashok Rametra, Balwinder Singh Bathla and the Cony Shareholders have personally guaranteed the respective obligation owed by SCSI, MCS, ACS and Cony to Deutsche Financial Services ("Deutsche") in connection with inventory financing advanced by Deutsche.


     MCS's  office  located in Albany,  New York is leased  pursuant to a lease expiring in June 2003. The lease requires annual rental payments of approximately $96,600 through 1998 and $108,192 thereafter, plus all expenses and taxes attributable to the operation of the premises. This facility is leased from 1962 Central Avenue Realty Associates (a partnership) controlled by former stockholders of MCS and SCSI.

                            DESCRIPTION OF SECURITIES

     The Company is Authorized to Issue Up to 70,000,000 Shares Of Common Stock, $.01 Par Value and 10,000,000 Shares of Preferred Stock.

Common Stock
- ------------

     Each holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the Company's stockholders. Stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid, and does not presently intend to pay, dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets, remaining after payment of liabilities, subject to prior distribution rights of holders of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. All 18,443,462 outstanding shares of Common Stock are validly authorized and issued and are fully paid and non-assessable, and the shares of Common Stock to be issued upon exercise of the Warrants will be validly authorized and issued, fully paid and non-assessable.


Preferred Stock
- ---------------

     The Company is authorized to issue 10,000,000 shares of undesignated Preferred Stock. The Board of Directors will have the authority to issue the undesignated Preferred Stock from time to time in one or more series and to establish the rights, preferences, privileges and restrictions granted to or imposed upon any unissued shares of undesignated Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. As of the date of this Prospectus the Company had outstanding 28,897 shares of Series A Preferred Stock, 3,111.28 shares of Series B Preferred Stock, 200,000 shares of Series D, 200,000 shares of Series E Preferred Stock. 390,000 shares of Series I Preferred Stock, 800,000 shares of Series J Preferred Stock and 400,000 shares of Series K Preferred Stock. In addition the Company has authorized the issuance of 350,000 shares of Series C Preferred Stock.


Series A Preferred Stock
- ------------------------

     The holders of Series A Preferred Stock are entitled to receive dividends, in preference to holders of shares of Common Stock or any other capital stock of the Company junior to Series A Preferred, when, as and if declared by the Company. Each share of Series A Preferred

     Stock is entitled to one vote on all matters submitted to security holders of the Company. Series A Preferred Shareholders shall possess a liquidation preference right over shares of Common Stock and Junior Securities in an amount equal to $10.00 per share. Series A Preferred Shares are convertible into common stock on a one for one basis. The Company, in its sole discretion, may redeem the Series A Preferred Shares at a price of $10.00 per share plus accrued dividends if, during 20 consecutive trading days within 30 days prior to giving notice of redemption the price of the Common Stock is at least $12.00

Series B Preferred Stock
- ------------------------

     The holders of Series B Preferred Stock are entitled to receive dividends, in preference to holders of shares of Common Stock or any other capital stock of the Company junior to Series B Preferred, when, as and if declared by the Company. Shares of Series B Preferred Stock are superior to the Company's common shares. Each share of Series B Preferred Stock entitles the holder to 241.86 votes on matters submitted to securityholders of the Company. Series B Preferred shareholders possess a liquidation preference right over shares of Common Stock in an amount equal to $241.86 per share through June 23, 1996. Each share of Series B Preferred Stock is convertible into 241.86 common shares until June 23, 1996. Notwithstanding the foregoing each share of Series B Preferred Stock shall be automatically converted into one share of Common Stock, be entitled to one vote per share and possess a liquidation preference $1.00 per share after June 23, 1996.

Series D Preferred Stock
- ------------------------

     The holders of Series D Preferred Stock are entitled to receive dividends, in preference to holders of shares of Common Stock, any other capital stock of the Company junior to Series D Preferred Stock, when, as and if declared by the Company. Each shares of Series D Preferred Stock is entitled to one vote on all matters submitted to securityholders of the Company. Series D Preferred Shareholders possess a liquidation preference right over shares of Common Stock and shares junior to Series D Preferred Stock in an amount equal to $5.00 per share. All 200,000 shares of Series D Preferred Stock are convertible into $500,000 of the Company's Common Stock during the six month period commencing February 6, 1997 and expiring August 6, 1997 based on the average price of the Common Stock during the ten trading days preceding February 6, 1997, subject to adjustment based upon future value of the Common Stock.

Series E Preferred Stock
- ------------------------

     The holders of Series E Preferred Stock are entitled to receive dividends, in preference to holders of shares of Common Stock and any other capital stock of the Company junior to Series E Preferred Stock, when, as and if declared by the Company. Each share of Series E Preferred Stock is entitled to one vote on all matters submitted to securityholders of the Company. Series E Preferred Shareholders possess a liquidation preference right over share of Common Stock and shares junior to Series E Preferred Stock in an amount equal to $5.00 per share. Each share of Series E Preferred Stock is convertible into one share of Common Stock during the six month period commencing February 6, 1997 and expiring August 6, 1997. All 200,000 shares of Series E Preferred Stock are convertible into $1,000,000 of the Company's common stock based on the average price of the common shares during the ten trading days preceding February 6, 1997, subject to adjustment based upon future value of the Company's common stock.


Series I Preferred Stock
- ------------------------

     The holders of Series I Preferred Stock are entitled to receive dividends, in preference to holders of shares of Common Stock, any other capital stock of the Company junior to Series I Preferred Stock, when, as and if declared by the Company. Each shares of Series I Preferred Stock is entitled to one vote on all matters submitted to securityholders of the Company. Series I Preferred Shareholders possess a liquidation preference right over shares of Common Stock and shares junior to Series I Preferred Stock in an amount equal to $5.1282 per share. The Series I Preferred Stock is convertible into $2,000,000 of the Company's common stock based on the average price of the common shares during the ten trading days preceding July 1, 1996, subject to adjustment based upon future value of the Company's common stock.

Series J Preferred Stock
- ------------------------

     The holders of Series J Preferred Stock are entitled to receive dividends, in preference to holders of shares of Common Stock, any other capital stock of the Company junior to Series J Preferred Stock, when, as and if declared by the Company. Each shares of Series J Preferred Stock is entitled to one vote on all matters submitted to securityholders of the Company. Series J Preferred Shareholders possess a liquidation preference right over shares of Common Stock and shares junior to Series J Preferred Stock in an amount equal to $5.00 per share. The Series J Preferred Stock is convertible into $4,000,000 of the Company's common stock based on the average price of the common shares during the ten trading days preceding July 1, 1997, subject to adjustment based upon future value of the Company's common stock.

Series K Preferred Stock
- ------------------------

     The holders of Series K Preferred Stock are entitled to receive dividends, in preference to holders of shares of Common Stock, any other capital stock of the Company junior to Series K Preferred Stock, when, as and if declared by the Company. Each shares of Series K Preferred Stock is entitled to one vote on all matters submitted to securityholders of the Company. Series K Preferred Shareholders possess a liquidation preference right over shares of Common Stock and shares junior to Series K Preferred Stock in an amount equal to $5.00 per share. The Series K Preferred Stock is convertible into $2,000,000 of the Company's common stock based on the average price of the common shares during the ten trading days preceding July 1, 1998, subject to adjustment based upon future value of the Company's common stock.

Class W Warrants
- ----------------

     The Company issued 925,000 Class W Warrants in 1996. Each Class W Warrant entitles the holder thereof to purchase one Share of the Company's common stock at an exercise price of $.75 per share, subject to adjustment in certain situations as described below. The Class W Warrants are exercisable through June 30, 1996. The Class W Warrants are not redeemable by the Company. In the event the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, (iv) issue additional shares in the event of a statutory merger or statutory business combination, or (v) issue, retire, combine, exchange, subdivide or reclassify its outstanding shares of Common Stock as part of any similar event or transaction not herein specified, the exercise price of the Class W Warrants in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the record date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the exercise price of the Class W Warrants by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Whenever the exercise price payable upon exercise of the Class W Warrants is adjusted pursuant to (i) through (v) above, the number of shares of Common Stock purchasable upon exercise of the Class W Warrants shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of the Class W Warrants by the exercise price of the Class W Warrants in effect on the date hereof and dividing the product so obtained by the exercise price of the Class W Warrants as adjusted.


     The Class W Warrants may be exercised upon surrender of the warrant certificate representing the Class W Warrants on or prior to the expiration date of the Class W Warrants accompanied by payment of the exercise price of the Class W Warrants. The holders of the Class W Warrants will not have any rights or privileges of holders of common shares until the Class W Warrants are exercised. The Company has agreed to register the shares of Common Stock underlying the Class W Warrants under the Securities Act of 1933 as amended (the "Act").

Class X Warrants
- ----------------

     The Company issued 925,000 Class X Warrants in 1996. Each Class X Warrant entitles the holder thereof to purchase one share of the Company's common stock at an exercise price of $1.00 per share, subject to adjustment in certain situations as described below. The Class X Warrants are exercisable through August 31, 1996. The Class X Warrants are not redeemable by the Company. In the event the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, (iv) issue additional shares in the event of a statutory merger or statutory business combination, or (v) issue, retire, combine, exchange, subdivide or reclassify its outstanding shares of Common Stock as part of any similar event or transaction not herein specified, the exercise price of the Class X Warrants in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the record date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the exercise price of the Class X Warrants by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Whenever the exercise price payable upon exercise of the Class X Warrants is adjusted pursuant to (i) through (v) above, the number of shares of Common Stock purchasable upon exercise of the Class X Warrants shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of the Class X Warrants by the exercise price of the Class X Warrants in effect on the date hereof and dividing the product so obtained by the exercise price of the Class X Warrants as adjusted.


     The Class X Warrants may be exercised upon surrender of the warrant certificate representing the Class X Warrants on or prior to the expiration date of the Class X Warrants accompanied by payment of the exercise price of the Class X Warrants. The holders of the Class X Warrants will not have any rights or privileges of holders of common shares until the Class X Warrants are exercised. The Company has agreed to register the shares of Common Stock underlying the Class X Warrants under the Securities Act of 1933 as amended (the "Act").

Class Y Warrants
- ----------------

     The Company issued 425,000 Class Y Warrants in 1996. Each Class Y Warrant entitles the holder thereof to purchase one share of the Company's common stock at an exercise price of $1.25 per share, subject to adjustment in certain situations as described below. The Class Y Warrants are exercisable through October 31, 1996. The Class Y Warrants are not redeemable by the Company. In the event the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, (iv) issue additional shares in the event of a statutory merger or statutory business combination, or (v) issue, retire, combine, exchange, subdivide or reclassify its outstanding shares of Common Stock as part of any similar event or transaction not herein specified, the exercise price of the Class Y Warrants in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the record date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the exercise price of the Class Y Warrants by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Whenever the exercise price payable upon exercise of the Class Y Warrants is adjusted pursuant to (i) through (v) above, the number of shares of Common Stock purchasable upon exercise of the Class Y Warrants shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of the Class Y Warrants by the exercise price of the Class Y Warrants in effect on the date hereof and dividing the product so obtained by the exercise price of the Class Y Warrants as adjusted.

     The Class Y Warrants may be exercised upon surrender of the warrant certificate representing the Class Y Warrants on or prior to the expiration date of the Class Y Warrants accompanied by payment of the exercise price of the Class Y Warrants. The holders of the Class Y Warrants will not have any rights or privileges of holders of common shares until the Class Y Warrants are exercised. The Company has agreed to register the shares of Common Stock underlying the Class Y Warrants under the Securities Act of 1933 as amended (the "Act").

Class Z Warrants
- ----------------

     The Company issued 625,000 Class Z Warrants in 1996. Each Class Z Warrant entitles the holder thereof to purchase one share of the Company's common stock at an exercise price of $1.50 per share, subject to adjustment in certain situations as described below. The Class Z Warrants are exercisable through December 31, 1996. The Class Z Warrants are not redeemable by the Company. In the event the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, (iv) issue additional shares in the event of a statutory merger or statutory business combination, or (v) issue, retire, combine, exchange, subdivide or reclassify its outstanding shares of Common Stock as part of any similar event or transaction not herein specified, the exercise price of the Class Z Warrants in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the record date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the exercise price of the Class Z Warrants by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Whenever the exercise price payable upon exercise of the Class Z Warrants is adjusted pursuant to (i) through (v) above, the number of shares of Common Stock purchasable upon exercise of the Class Z Warrants shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of the Class Z Warrants by the exercise price of the Class Z Warrants in effect on the date hereof and dividing the product so obtained by the exercise price of the Class Z Warrants as adjusted.


     The Class Z Warrants may be exercised upon surrender of the warrant certificate representing the Class Z Warrants on or prior to the expiration date of the Class Z Warrants accompanied by payment of the exercise price of the Class Z Warrants. The holders of the Class Z Warrants will not have any rights or privileges of holders of common shares until the

Class Z Warrants are exercised. The Company has agreed to register the shares of Common Stock underlying the Class Z Warrants under the Securities Act of 1933 as amended (the "Act").

Possible Anti-Takeover Effects of Authorized But Unissued Stock
- ---------------------------------------------------------------

     The Company has significant shares of authorized but unissued capital stock. One of the effects of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Company's Articles of Incorporation grant the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or share exchange, to convert Preferred Stock into a large number of shares of Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

Certain Charter and Bylaws Provisions
- -------------------------------------

Limitation of Liability

     The Company's Amended Certificate of Incorporation and Amended and Restated Bylaws limit the liability of directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of the Company's Amended and Restated Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

     The Company's Amended and Restated Certificate of Incorporation authorizes the Company to purchase and maintain insurance for the purposes of indemnification. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or indemnification agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Corporation Takeover Provisions
- -------------------------------

Section 203 of the Delaware General Corporation Law

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by
Section 203 (the Company did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of the Company and therefore could discourage attempts to acquire the Company.

Stockholder Meetings and Other Provisions
- -----------------------------------------

     Under the Amended and Restated By-laws, special meetings of the stockholders of the Company may be called only by the Company's President or by the Company's President and Secretary at the request of a majority of the members of the Board of Directors. Stockholders are required to comply with certain advance notice provisions with respect to any nominations of candidates for election to the Company's Board of Directors or other proposals submitted for stockholder vote. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Transfer Agent and Registrar
- ----------------------------

     The Transfer Agent and Registrar for the Common Stock is North American Stock Transfer & Trust Company, 147 West Merrick Road, Freeport, New York, 11520.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of the Prospectus the Company had outstanding 18,443,462 shares of Common Stock. In addition upon exercise in full of the Warrants an additional 2,900,000 shares of Common Stock will be outstanding. A significant portion of these shares, and all shares issued on exercise of the Warrants will be freely tradeable without restriction or further registration under the Securities Act except for any shares purchased by an "affiliate" of the Company, which will be subject to the limitations of Rule 144 promulgated under the Securities Act ("Rule 144"). The balance of outstanding shares may not be publicly sold unless they are registered under the Securities Act or is sold pursuant to an applicable exemption from registration, inducing an exemption pursuant to Rule 144.


     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of Common Stock for at least two years, including persons who are "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock of the Company (shares immediately after the Offering assuming no exercise of the Over-Allotment Option), or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. Under Rule 144, however, a person who has held shares of Common Stock for a minimum of three years and who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the company is free to sell such shares without regard to the volume, manner-of-sale and certain other limitations contained in Rule 144.

                                LEGAL PROCEEDINGS

     On March 4, 1994, the Company settled a class action suit commenced in the United States District Court, Southern District of New York against it on October 14, 1993. The suit alleged numerous claims against the Company including allegations of material misstatements and/or omissions from the Company's initial public offering prospectus dated February 1993 as well as improprieties concerning the filing of certain registration statements under Form S-8. The settlement of such action was approved by the District Court on June 6, 1994. In full settlement of all claims made against the Company in the class action suit, Hillside agreed to issue a total of 350,000 shares of Series C Preferred stock and five year warrants to purchase an aggregate of 350,000 additional shares of common stock at $3.00 per share to the class action claimants. Hillside also assigned all of its rights to the class action claimants regarding claims against other defendants in the suit. Each ten shares of Series C Preferred Stock will be convertible into one share of the Company's common stock for a period of five years from its date of issuance. The Company is in the process of issuing such shares and warrants.

     In May 1994, Brown Raysman & Millstein ("Brown") commenced an action against the Company with respect to outstanding fees for general corporate legal work previously performed by Brown. The summons and complaint were filed in the New York Supreme Court, New York County. The complaint set forth two causes of action, one for breach of contract and one for unjust enrichment. Each cause of action sought damages in the amount of $85,330.31. In September 1995 the parties agreed to settle this action by the Company's payment to Brown of a total of $67,500 over an 18 month period in equal monthly installments of $3,750 each.

     A third party action was commenced against Atlantic to Pacific Corp. ("AP") d/b/a Hillside Bedding in the Supreme Court, Bronx County in 1993. The action results from a claim by one of AP's former workers who was allegedly injured while operating a forklift during the course of his employment. The worker commenced an action against the Company which maintained the forklift, Mid Hudson Clarklift ("MH"), seeking damages of $7,000,000 for the alleged failure of such company to properly maintain and service the lift. MH instituted a third party action against AP seeking judgment over and against AP for all or part of any verdict or judgment which may be obtained against MH. The case is presently in the discovery stages.

     A breach of contract action, Anderson Street Realty Corp. d/b/a Anderson Street Realty Company v. RHMB New Rochelle Leasing Corp. d/b/a a/k/a Hillside Bedding and/or Atlantic to Pacific Bedding Corp. d/b/a Hillside Bedding, Index No. 00360/93 is currently pending in the Supreme Court, Westchester County relating to a store lease dispute. The claim is in an amount in excess of $100,000 representing the amount of payments remaining under the lease. The action is in the early stages of discovery.

     An action entitled Steinbock, Braff, Inc. T/A Kat-Nap Products v. Hillside Bedding, Inc., Index No. 9980-94 was commenced in the Supreme Court, Kings County for breach of contract involving an inventory dispute whereby plaintiff demands $61,079.93. The matter is in the discovery stages.

     In 1990, an action entitled Bedding Discount Center, Inc., MJR Bedding Co., Inc., Hapat Bedding Corp. v. Sid Patterson, Hillside Bedding Corporation and Robert Martire was brought against the Company in Supreme Court, Nassau County, Index No. 3720-90. The suit seeks damages in the amount of $1,000,000 for alleged disclosure of certain trade secrets and confidential information to the Company, together with punitive damages in the amount of $10,000,000 and similar monetary damages based upon the allegations that defendants interfered with and impaired plaintiffs' contractual and business relations and the plaintiffs have engaged in acts constituting a prima facie tort. The action has been nearly inactive since commencement.

The Company believes that the action has no merit. There can be no assurances however that the Company will prevail in any such action.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Silverman, Collura & Chernis, P.C., 381 Park Avenue South, New York, New York 10016. Members of the firm of Silverman, Collura & Chernis, P.C. own an aggregate of 150,000 shares of the Company's common stock, which shares are included in this Prospectus.

                                     EXPERTS

     The consolidated financial statements and related financial statement schedules of Hillside Bedding, Inc. (name subsequently changed to ATEC Group, Inc.) at June 30, 1995 and for the year then ended appearing in this Prospectus and Registration Statement have been audited by Yohalem Gillman & Company, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in this Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements and related financial statement schedules of Hillside Bedding, Inc. (name subsequently changed to ATEC Group, Inc.) at June 30, 1994 and 1993 and for the years then ended appearing in this Prospectus and Registration Statement have been audited by Bianculli, Pascale & Co., independent auditors, as set forth in their reports thereon appearing elsewhere herein and in this Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The pro forma combined financial statements of ATEC Group, Inc. and Innovative Business Mircos, Inc. (including the pro forma adjustments) and the interim consolidated financial statements and related financial statement schedules of the Company at March 31, 1996 and for the nine month periods ended March 31, 1996 and 1995 included in this Prospectus and Registration Statement were not audited, examined, reviewed or compiled by Yohalem Gillman & Company and that firm does not express an opinion or any other form of assurance on them.

     The financial statements of Innovative Business Micros, Inc. at June 30, 1995 and 1994 and for the years then ended appearing in this Prospectus and Registration Statement have been audited by George S. Goldberg, CPA, independent auditor, as set forth in his report thereon appearing elsewhere herein and in this Registration Statement and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

============================================     ==============================
No dealer, salesman or any other person
has been authorized to give any information
or to make any representations other
than those  contained in this
Prospectus in connection with
the offer made by this Prospectus
and, if given or made, such                                 ATEC GROUP, INC.
information or representations
must not be relied upon as having
been authorized  by the Company or
the Representative. Neither the
delivery of this Prospectus nor
any sale made hereunder shall
under any circumstances  create any
implication that there has been no
change in the affairs of the Company
since the date hereof. This Prospectus                         18,334,285
does not constitute an offer or                                 SHARES OF
solicitation by anyone in any                                 COMMON STOCK
jurisdiction in which such offer or
solicitation is not authorized or in
which the person making such offer or
solicitation is not qualified to do so
or to anyone to whom it is unlawful to
make such offer or solicitation.


          TABLE OF CONTENTS
                                       Page
                                       ----
Additional Information......................
Prospectus Summary..........................
Risk Factors................................
Dividend Policy.............................
Selected Financial Data.....................
Management's Discussion and                                 ---------------
 Analysis of Financial Condition............                  PROSPECTUS
Business....................................                ---------------
Government Regulation.......................
Management..................................
Principal Shareholders......................
Resales by Selling Security Holders.........
Certain Transactions........................
Description of Securities...................
Shares Eligible for Future Sale.............
Underwriting................................
Legal Matters...............................
Experts.....................................
Financial Statements........................
             --------------------
Until, _________ 1996 all dealers effecting
transactions in the registered  securities,
whether or not participating in this
distribution,  may be required to deliver a              _______________, 1996
Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


============================================     ==============================

HILLSIDE BEDDING, INC. AND SUBSIDIARIES

LIST OF FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE


- --------------------------------------------------------------------------------
                                                                           Page
- --------------------------------------------------------------------------------

Independent Auditors's Report of Yohalem
     Gillman & Company                                                      F-1

Report of Independent Certified Public Accountants
     of Bianculli Pascale & Co. P.C.                                        F-2

The following consolidated financial statements of Hillside Bedding, Inc. and Subsidiaries are included in Item 8: -

     Consolidated Balance Sheets - June 30, 1995 and 1994                   F-3

     Consolidated and Combined Statements of Operations -
       Years Ended June 30, 1995, 1994 and 1993                             F-4

     Combining Statement of Operations of Micro Computer
      Store, Inc. and Sun Computer and Software, Inc.
          For the Year Ended June 30, 1994                                  F-5
          For the Year Ended June 30, 1993                                  F-6

     Consolidated and Combined Statements of Cash Flows -
       Years Ended June 30, 1995, 1994 and 1993                             F-7

     Combined Statements of Cash Flows of Micro Computer
       Stores, Inc. and Sun Computer and Software, Inc.
          For the Year Ended June 30, 1994                                  F-9
          For the Year Ended June 30, 1993                                 F-11

     Consolidated Statements of Stockholders' Equity -
       Years Ended June 30, 1995 and 1994                                  F-13

     Notes to Financial Statements - June 30, 1995, 1994 and 1993          F-16

     The Registrant's changes in stockholders' equity for the year ended June 30, 1993 is not presented herein because it is not relevant in view of the change in reporting entity in 1994 discussed in
     Note 1 to the financial statements.

YOHALEM GILLMAN & COMPANY

     CERTIFIED PUBLIC ACCOUNTANTS





                                   Independent Auditors's Report






Shareholders and Board of Directors
Hillside Bedding, Inc.



     We have audited the accompanying consolidated balance sheet of Hillside Bedding, Inc. and Subsidiaries as of June 30, 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on on our audit

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hillside Bedding, Inc. and Subsidiaries at June 30, 1995 and the consolidated results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



New York, New York
October 4, 1995

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Hillside Bedding, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Hillside Bedding, Inc. and Subsidiaries as of June 30, 1994 and the related consolidated statement of stockholders' equity for the year then ended. we have also audited the accompanying transitional statements of earnings and cash flows of the Company's wholly-owned subsidiaries Micro Computer Store, Inc. and Sun Computer and Software, Inc. for the three months and six months ended June 30, 1994, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Hillside Bedding, Inc. and Subsidiaries as of June 30, 1993 and for the year then ended were audited by other auditors whose report dated August 9, 1993 on those statements included an explanatory paragraph that described an uncertainty about the Company's ability to continue as a going concern. The financial statements of Micro Computer Store, Inc. and Sun Computer and Software, Inc. as of March 31, 1994 and December 31, 1993, respectively, and for the years then ended, were audited by other auditors whose reports dated August 15, 1994 and August 12, 1994, respectively, expressed unqualified opinions on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the June 30, 1994 consolidated balance sheet and the related, consolidated statement of stockholders' equity and the transitional statements of earnings and cash flows of the Company's wholly-owned subsidiaries referred to above, present fairly in, all material respects, the financial position of Hillside Bedding, Inc. and Subsidiaries as of June 30, 1994 and the results of operations and cash flows of its wholly-owned subsidiaries Micro Computer Store, Inc. and Sun Computer and Software, Inc. for the three and six month periods ended June 30, 1994 respectively, in conformity with generally accepted accounting principles.


                                                                           F-2A

As more fully described in Notes 1A, 1B and 8, on June 23, 1994, Hillside Bedding, Inc. acquired all of the outstanding common stock of Micro Computer Store, Inc. and Sun Computer and Software, Inc. These acquisitions, for accounting purposes, have been treated as a consolidation and merger of Micro Computer Store, Inc. and Sun Computer and Software, Inc. and an acquisition by them of Hillside Bedding, Inc. and Subsidiaries because, among other factors, the assets, revenues and net earnings of Micro Computer Store, Inc. and Sun Computer and Software, Inc. significantly exceeded those of Hillside Bedding, Inc. and Subsidiaries and the management of these companies control the Company after the acquisition.


We have also examined the historical combining statements of earnings and cash flows and the historical combined schedules, II, IV, and VIII of Micro Computer Store, Inc. and Sun Computer and Software, Inc. for each of the two years ended June 30, 1994. These financial statements and schedules give effect to the consolidation and merger of these companies as discussed in Notes 1A, 1B, 1K and 8 as if their consolidation and merger was effected as of July 1, 1992. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

In our opinion, the historical combining statement of operations and cash flows described above present fairly, in all material respects, the results of operations and cash flows for the two years ended June 30, 1994 in conformity with generally accepted accounting principles.








Farmingdale, New York
September 22, 1994


(except in regard to the historical combining statements of operations and cash flows and historical combined schedules which date is March 20, 1995)



                                                                           F-2A

                     HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                       June 30,
                                             --------------------------------
                                                  1995                1994
                                                  ----                ----
Current assets
     Cash                                    $   441,462         $   222,459
     Accounts receivable, net                  3,129,688           1,446,221
     Inventories                               1,438,126             898,477
     Current portion of note
       receivable - officer                       16,218              20,119
     Due from officers and related parties        65,791             130,091
     Deferred taxes                               15,213               6,285
     Other current assets                        310,336              54,571
                                                 -------              ------


          Total current assets                 5,416,834           2,778,223
                                               ---------           ---------
Property and equipment, net                      340,493             292,047

Media advertising credits                          --                448,011

Goodwill, net                                  2,108,096           1,210,000

Note receivable - officer                         94,691             109,155

Other assets                                      96,493              19,175
                                                  ------              ------

                                             $ 8,056,607         $ 4,856,611
                                             ===========         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Revolving inventory line of credit      $ 1,668,371         $   665,020
     Accounts payable                          1,597,144             869,939
     Notes payable - related parties               --                300,000
     Accrued expenses                            390,077             428,741
     Deferred sales tax obligation               502,052             443,212
     Due to related parties                       25,000              26,615
     Other current liabilities                   206,754             122,396
                                               ---------           ---------
          Total current liabilities            4,389,398           2,855,923

Convertible notes payable                          --                415,500

Notes payable - related parties                  396,246             554,755
                                               ---------           ---------
          Total liabilities                    4,785,644           3,826,178

Commitments and contingencies

Stockholders' equity
     Preferred stocks                          3,338,193               5,898
     Common stock                                128,321              53,441
     Additional paid-in capital                2,736,566             388,246
     Discount on preferred stock              (1,167,000)               --
     Retained earnings (deficit)              (1,765,117)            582,848
                                              ----------             -------
          Total stockholders' equity           3,270,963           1,030,433
                                               ---------           ---------

                                             $ 8,056,607         $ 4,856,611
                                             ===========         ===========

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                           THREE YEARS ENDED JUNE 30,


                                                  1994                1993
                                     1995     See Page (F-5)     See Page (F-6)
                                 ----------   --------------     --------------
Net sales                     $  29,738,315   $  25,481,246      $  39,836,094

Cost of sales                    26,848,934      23,662,100         37,658,588
                                 ----------      ----------         ----------
Gross profit                      2,889,381       1,819,146          2,177,506
                                 ----------      ----------         ----------

Operating expenses
  Selling and administrative      2,892,604       2,167,528          1,944,577
  Amortization of goodwill -
   computer businesses               52,655           --                 --

  Write-off of media
   advertising credits              448,011           --                 --
                                  ---------       ---------          ---------
  Total operating expenses        3,393,270       2,167,528          1,944,577
                                  ---------       ---------          ---------

(Loss) income from operations      (503,889)       (348,382)           232,929
                                  ----------      ----------         ---------

Other income (expense)
  Charge-off of goodwill
   relating to acquisition
   of Hillside                   (2,045,628)           --                --
  (Losses) gain on marketable
   securities                        (4,136)        (17,577)            11,445
  Gain on sale of fixed assets        4,432            --                --
  Dividend and interest income       14,472          42,847             37,057
  Interest expense                 (138,553)        (48,051)           (69,028)
  Management fees                   375,000            --                --
  Other income                       37,661          72,543              1,124
                                 ----------       ---------          ---------

                                 (1,756,752)         49,762            (19,402)
                                 -----------      ---------          ----------
(Loss) income before provision
  for income taxes               (2,260,641)       (298,620)           213,527

Provision for income taxes           87,014          11,271             79,922
                                 -----------       ---------         ----------

Net (loss) income             $  (2,347,655)  $    (309,891)     $     133,605
                              ==============  ==============     ==============

Net earnings (loss) per share:
  Primary                     $        (.59)  $        (.80)     $         .34
                              ==============  ==============     =============

  Fully diluted               $        (.59)  $      N/A         $         .02
                              ==============  ==============     =============

  Weighted average number
    of shares - primary           3,972,333         389,573            389,573
                              ==============  ==============     =============

  Weighted average number
    of shares - fully diluted     3,972,333       8,236,972          8,236,972
                              ==============  ==============     =============

                             See accompanying notes.

                    HILLSIDE BEDDING, INC., AND SUBSIDIARIES
                       COMBINING STATEMENT OF OPERATIONS
                         MICRO COMPUTER STORE, INC. AND
                        SUN COMPUTER AND SOFTWARE, INC.
                               FOR THE YEAR ENDED
                                 June 30, 1994
                                (Notes 1B and K)


                    Micro            Sun Computer
                    Computer         and Software       Elim-       Combined
                    Store, Inc.         Inc.            inations    Total
                    -----------     ----------------    --------    ---------

Sales (Note 1G)     $13,504,221       $11,977,026       $(281,842)  $25,481,246
Cost of sales
 (Note 10C)          12,271,573        11,390,528        (281,842)   23,662,100
                     ----------        ----------        ---------   ----------
Gross profit          1,232,648           586,498           --        1,819,146
                     ----------        ----------        ---------   ----------
Operating expenses:
 General and
  administrative      1,455,394           412,907           --        1,868,301
 Selling                108,347           190,880           --          299,227
                     ----------        ----------        ---------   ----------
Total operating
 expenses             1,563,741           603,787           --        2,167,528
                     ----------        ----------        ---------   ----------
Income (loss)
 from operations       (331,093)          (17,289)          --         (348,382)
                     ----------        ----------        ---------   ----------

Other income
 (expense)
Unrealized loss on
 valuation of market-
 able securities         --               (15,985)          --          (15,985)
Net gain (loss) on
 sale of market-
 able securities         --               ( 1,592)          --          ( 1,592)
Interest income
 (Note 4)                4,721             38,126           --           42,847
Other income             --                72,543           --           72,543
Interest expense
 (Note 10)             (14,209)           (33,842)          --          (48,051)
                     ---------         ----------        ---------   ----------
Total other income      (9,488)            59,250           --           49,762
                     ---------         ----------        ---------   ----------
Earnings (loss)
 before income
 taxes                (340,581)            41,961           --         (298,620)
Provision for income
 taxes (Note 13)         --                11,271           --           11,271
                     ---------         ----------        ---------   ----------
Net earnings
 (loss)             $ (340,581)       $    30,690           --      $  (309,891)
                    ==========        ===========        =========  ===========
Net earnings per share (Note 1f)
  Primary                                                           $      (.80)
                                                                    ===========
  Fully diluted                                                            N/A
                                                                           ====
  Weighted average number of shares-primary                             389,573
                                                                    ===========
  Weighted average number of shares-fully diluted                     8,236,972
                                                                    ===========
  The accompanying notes are an integral part of these statements.

                    HILLSIDE BEDDING, INC., AND SUBSIDIARIES
                       COMBINING STATEMENT OF OPERATIONS
                       MICRO COMPUTER AND SOFTWARE, INC.
                               FOR THE YEAR ENDED
                                 June 30, 1993
                                (Notes 1B and K)



                    Micro            Sun Computer
                    Computer         and Software       Elim-       Combined
                    Store, Inc.         Inc.            inations    Total
                    -----------     ----------------    --------    ---------
Sales (Note 1G)     $31,080,446     $8,755,648          $(546,055)  $39,836,094
Cost of sales
 (Note 10C)          29,685,568      7,973,020           (546,055)   37,658,588
                     ----------      ---------           --------    ----------
Gross profit          1,394,878        782,628              --        2,177,506
                     ----------      - -------           --------    ----------
Operating expenses:
 General and
  administrative        714,260        414,968              --        1,129,228
Selling                 632,539        182,810              --          815,349
                     ----------      ---------           --------    ----------
Total operating
 expenses             1,346,799        597,778              --        1,944,577
                     ----------      ---------           --------    ----------
Income from
 operations              48,079        184,850              --          232,929
                     ----------      ---------           --------    ----------
Other income
 (expense)
 Net gain on
  sale of market-
  able securities        --             11,445              --           11,445
Dividend income          --              2,330              --            2,330
 Interest income
  (Note 4)               13,671         21,056              --           34,727
Other income             --              1,124              --            1,124
 Interest income
  (Note 10)             (33,621)       (35,407)             --          (69,028)
                     ----------      ---------           --------    ----------
Total other income      (19,950)           548              --          (19,402)
                     ----------      ---------           --------    ----------
Earnings before
 income taxes            28,129        185,398              --          213,527
Provision for income
 taxes (Note 13)          5,866         74,056              --           79,922
                     ----------      ---------           --------    ----------
Net earnings        $    22,263     $  111,342           $  --       $  133,605
                    ===========     ==========           ========    ==========


Net earnings per
 share (Note 1f)
 Primary                                                             $      .34
                                                                     ==========
 Fully diluted                                                       $      .02
                                                                     ==========
 Weighted average number of shares-primary                           $  389,573
                                                                     ==========
 Weighted average number of shares-fully diluted                     $8,236,972
                                                                     ==========
  The accompanying notes are an integral part of these statements.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                           THREE YEARS ENDED JUNE 30,


                                                   1994              1993
                                     1995     See Page (F-9)    See Page (F-11)
                               ----------     --------------    ---------------

Cash flows from operating
 activities
  Net (loss) income           $(2,347,655)  $    (309,891)     $      133,605
 Adjustments to reconcile
  net (loss) income to
  net cash (used in)
  provided by operating
  activities:
   Depreciation and
    amortization                   64,488          46,689              26,791
   Amortization of good-
    will - computer
    business                       52,655            --                  --
   Charge-off of goodwill
    relating to acquisition
    of Hillside                 2,045,628            --                  --
   Write-off of media credits     448,011            --                  --
   Expenses charged to
    earnings paid by issuances
    of capital stock              204,319            --                  --
   Loss on sale of marketable
    securities                      4,136            --                  --
   Gain on sale of fixed assets    (4,432)           --                  --
   Unrealized losses on market-
    able securities                  --            15,985                --
   Changes in assets and
    liabilities, net in 1995
    of effects from purchase
    of ACS and CONY:
     Accounts receivable          116,876       2,985,151          (1,030,748)
     Receivables from officers
      and related parties            --            14,897             (18,114)
     Inventories                   63,037        (111,026)           (279,257)
     Deferred taxes                (8,928)           --                  --
     Other current assets        (364,518)          7,347               2,276
     Other assets                 (47,701)           --                  --
     Revolving inventory line
      of credit                 1,003,351      (1,761,603)          1,506,916
     Accounts payable          (1,368,813)     (1,083,278)             (7,806)
     Accrued expenses            (122,551)       (197,575)            286,270
     Deferred sales tax
      obligation                   58,840            --                  --
     Payables to related
      parties                       --             19,115                --
     Other current liabilities   (133,442)           --                  --
                               ----------    ------------       -------------


          Net cash (used in)
           provided by
           operating
           activities            (336,699)       (374,189)            619,933
                               ----------    ------------       -------------

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                                  (Continued)
                           THREE YEARS ENDED JUNE 30,

                                             1994                1993
                                1995      See Page (F-9)      See Page (F-11)
                              ------      --------------      ---------------
Cash flows from investing
 activities
  Addition to goodwill
   relating to acquisi-
   tion of Hillside         $(156,475)    $     --            $     --
  Acquisition costs of
   ACS and CONY               (22,528)          --                  --
  Purchase of fixed
   assets                     (38,384)       (277,953)           (15,234)
  Security deposits              --             1,568             (2,068)
  Purchase of marketable
   securities                    --             --               (38,451)
  Sales of marketable
   securities                   6,864          11,917            106,937
  Sale of fixed assets         13,195           --                  --
                            ---------     -----------        -----------
     Net cash (used in)
      provided by
      investing
      activities             (197,328)       (264,468)            51,184
                            ---------     -----------        -----------
Cash flows from financing
 activities
  Payment of bank over-
   draft assumed net of
   cash acquired in ACS
   and CONY acquisitions     (112,113)         --                   --
  Contribution of
   capital                      --             25,000            100,000
  Proceeds from bank loan       --             --                150,000
  Repayment of bank loan        --           (150,000)              --
  Proceeds from notes
   payable - related
   parties                    618,975          --                   --
  Repayments from related
   parties                      --            149,878               --
  Advances from related
   parties                    928,180         680,000               --
  Repayments of related
   parties                   (845,146)        (59,022)        (1,018,477)
  Advances to related
   parties                      --             --               (232,701)
  Bank overdraft              163,134          --                   --
                            ---------        --------          ---------
     Net cash provided
      by (used in)
      financing
      activities              753,030         645,856         (1,001,178)
                            ---------        --------         ----------
Net increase (decrease)
 in cash                      219,003           7,199           (330,061)
Cash - beginning of year      222,459*        214,577            544,638
                            ---------        --------         ----------
Cash - end of year          $ 441,462     $   221,776         $  214,577
                            =========     ===========         ==========
Supplemental Disclosure of Cash Flow Information
  Cash paid during
   the year for
    Income taxes            $ 181,065     $     3,796         $    3,232
    Interest                   27,403          48,051             69,027


Supplemental Disclosure of Noncash Investing and
Financing Activities - see Note 12
*Includes $683 of Hillside Bedding, Inc. as of June 30, 1994.

                            See accompanying notes.

                    HILLSIDE BEDDING, INC., AND SUBSIDIARIES
                       COMBINING STATEMENTS OF CASH FLOWS
                         MICRO COMPUTER STORE, INC. AND
                        SUN COMPUTERS AND SOFTWARE, INC.
                               FOR THE YEAR ENDED
                                 June 30, 1994
                               (Notes 1B and 1K)


                                   Micro           Sun Computer
                                  Computer          and Software     Combined
                                  Store, Inc.          Inc.           Total
                                  -----------       ------------     --------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
     Net earnings (loss)         $  (340,581)        $  30,690      $  (309,891)
     Noncash items included
      in net earnings:
          Depreciation and
          amortization               24,556            22,133            46,689
          Unrealized loss on
           marketable securities      --               15,985            15,985
     Changes in:
          Accounts receivable     2,779,732           205,419         2,985,151
          Accounts receivable
           related party             (6,186)           14,229             8,043
          Note receivable -
           officer                    --                6,854             6,854
          Inventory                 155,105          (266,131)         (111,026)
          Prepaid expenses            4,186             3,161             7,347
          Accounts payable -
           trade                 (1,110,920)           27,642        (1,083,278)
          Revolving inventory
           line of credit -
           net                   (1,729,009)          (32,594)       (1,761,603)
          Accounts payable
           related party             19,115              --              19,115
          Accrued liabilities       (44,552)         (153,023)         (197,575)
                                 ----------          --------       ------------
            Total adjustments        92,027          (156,325)          (64,298)
                                 ==========          ========       ===========

Net cash provided (used)
 by operating activities           (248,554)         (125,635)         (374,189)
                                 ----------          --------       -----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
     Purchase of fixed assets      (271,191)           (6,762)         (277,953)
     Security deposits               --                 1,568             1,568
     Sales of marketable
      securities                     --                11,917            11,917
                                 ----------          --------       -----------

Net cash provided (used)
 by investing activities           (271,191)            6,723          (264,468)
                                 ----------          --------       -----------
          Sub total                (519,745)         (118,912)         (638,657)
                                 ----------          --------       -----------

        The accompanying notes are an integral part of these statements.

                    HILLSIDE BEDDING, INC., AND SUBSIDIARIES
                       COMBINING STATEMENTS OF CASH FLOWS
                         MICRO COMPUTER STORE, INC. AND
                        SUN COMPUTERS AND SOFTWARE, INC.
                               FOR THE YEAR ENDED
                                 June 30, 1994
                               (Notes 1B and 1K)


                                   Micro          Sun Computer
                                 Computer         and Software      Combined
                                Store, Inc.           Inc.            Total
                                -----------       -------------     --------

Balance Forward                 $(519,745)        $ (118,912)       $(638,657)

CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Contribution of Capital          25,000              --              25,000
Repayments of bank loan              --             (150,000)        (150,000)
  Repayments from related
    parties                          --              149,878          149,878
  Advances from related
    parties                       680,000              --             680,000
      Repayments to related
       parties                       --             ( 59,022)         (59,022)
                                ---------         ----------        ---------
     Net cash provided
      (used) by financing
      activities                  705,000           ( 59,144)         645,856
                                ---------         ----------        ---------
NET INCREASE (DECREASE) IN CASH   185,255           (178,056)           7,199

CASH AT BEGINNING OF PERIODS        5,104            209,473          214,577
                                ---------         ----------        ---------
CASH AT JUNE 30, 1994           $ 190,359         $   31,417        $ 221,776
                                ---------         ----------        ----------

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:

Interest expense                $  14,209)        $   33,842        $  48,051
                                ---------         ----------        ---------
Income Taxes                        --            $    3,796        $   3,796
                                ---------         ----------        ---------


     The accompanying notes are an integral part of these statements.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                       COMBINING STATEMENTS OF CASH FLOWS
                         MICRO COMPUTER STORE, INC. AND
                        SUN COMPUTERS AND SOFTWARE, INC.
                               FOR THE YEAR ENDED
                                 June 30, 1993
                               (Notes 1B and 1K)



                                   Micro          Sun Computer
                                  Computer        and Software      Combined
                                   Store               Inc.           Total
                                  --------        ------------      ---------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
     Net earnings                 $  22,263       $ 111,342         $  133,605
     Non cash items included
      in net earnings:
          Depreciation and
           amortization              13,917          12,874             26,791
          Changes in:
           Accounts receivable     (872,414)       (158,334)        (1,030,748)
           Accounts receivable
            related party           (22,646)        (13,080)           (35,726)
           Note receivable -
            officer                    --            17,612             17,612
           Inventory               (166,887)       (112,370)          (279,257)
           Prepaid expenses             383           1,893              2,276
           Accounts payable -
            trade                   (62,838)         55,032             (7,806)
           Revolving inventory
            line of credit - net  1,272,649         234,267          1,506,916
           Accrued liabilities      240,368          45,902            286,270
                                  ---------       ---------         ----------
               Total adjustments    402,532          83,796            486,328
                                  ---------       ---------         ----------

           Net cash provided
           (used) by operating
            activities              424,795         195,138            619,933
                                  ---------       ---------         ----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
     Acquisition of fixed
      assets                        (15,234)         --                (15,234)
     Security deposits                  --           (2,068)            (2,068)
     Purchase of marketable
      securities                        --          (38,451)           (38,451)
     Sales of marketable
      securities                        --          106,937            106,937
                                  ---------       ---------         ----------
     Net cash provided (used)
      by investing activities       (15,234)         66,418             51,184
                                  ---------       ---------         ----------
               Sub total            409,561         261,556            671,117
                                  ---------       ---------         ----------


        The accompanying notes are an integral part of these statements.

                    HILLSIDE BEDDING, INC., AND SUBSIDIARIES
                       COMBINING STATEMENTS OF CASH FLOWS
                         MICRO COMPUTER STORE, INC. AND
                        SUN COMPUTERS AND SOFTWARE, INC.
                               FOR THE YEAR ENDED
                                 June 30, 1993
                               (Notes 1B and 1K)


                                   Micro          Sun Computer
                                 Computer         and Software      Combined
                                Store, Inc.           Inc.            Total
                                -----------       -------------     --------

Balance Forward                 $ 409,561         $ 261,556       $   671,117

CASH FLOWS FROM FINANCING
  ACTIVITIES:

   Contribution of capital        100,000              --             100,000
   Proceeds from bank loan          --              150,000           150,000
   Advances of related parties   (125,000)         (107,701)         (232,701)
   Repayment to related
     parties                     (514,998)         (503,479)       (1,018,477)
                                 ---------         ---------       -----------
       Net cash provided
        (used) by financing
        activities               (539,998)         (461,180)       (1,001,178)
                                 --------          ---------       ----------
NET INCREASE (DECREASE)
  IN CASH                        (130,437)         (199,624)         (330,061)

CASH AT BEGINNING OF PERIOD       135,541           409,097           544,638
                                 --------          ---------       ----------

CASH AT JUNE 30, 1993            $  5,104          $209,473        $  214,577
                                 --------          --------        ----------

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:

Interest Expense                 $ 68,038          $    989         $  69,027
                                 --------          --------         ---------
Income Taxes                     $  3,232          $   --           $   3,232
                                 --------          --------         ---------


     The accompanying notes are an integral part of these statements.

                                                   HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                     YEARS ENDED JUNE 30, 1994 AND 1995



                               Common Stock            Preferred Stocks     Additional   Discount on    Retained         Total
                             -----------------        -----------------      Paid-in      Preferred     Earnings      Stockholders'
                             Shares     Amount        Shares    Amount       Capital        Stock       (Deficit)        Equity
                             ------     ------        ------    ------      ----------   -----------    ---------     -------------

Balance at June 30, 1993   184,276   $  18,427        31,000   $ 3,100     $ 5,200,210    $   --       $(4,293,218)   $  928,519

Sale of common stock for
 cash                      202,811      20,281          --         --        1,760,229        --             --        1,780,510

Shares issued as
 compensation               50,000       5,000          --         --          195,000        --             --          200,000

Conversion of Series A
 preferred stock on
 June 10, 1994               2,922         292        (2,922)     (292)         --            --             --            --

June 23, 1994 transactions:
  Stock issued for
   acquisition              94,413       9,441        30,900     3,090       1,130,438        --             --        1,142,969
  Capital contribution        --           --           --         --          185,000        --             --          185,000

Hillside net loss for
 fiscal 1994                  --           --           --         --           --            --        (4,069,413)   (4,069,413)

Elimination of Hillside
 deficit                      --           --           --         --       (8,362,631)       --         8,362,631         --

Paid-in capital and
 retained earnings of
 acquiring companies          --           --           --         --          280,000        --           582,848       862,848
                          ----------   ----------   ---------   ---------      -------    ---------        -------       -------

Balance at June 30, 1994
 (carried forward)         534,422      53,441        58,978     5,898         388,246        --           582,848     1,030,433
                           -------      ------        ------     -----         -------                     -------     ---------

                                                   HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                     YEARS ENDED JUNE 30, 1994 AND 1995




                               Common Stock            Preferred Stocks     Additional   Discount on    Retained         Total
                             -----------------        -----------------      Paid-in      Preferred     Earnings      Stockholders'
                             Shares     Amount        Shares    Amount       Capital        Stock       (Deficit)        Equity
                             ------     ------        ------    ------      ----------   -----------    ---------     -------------

Balance at June 30, 1994
 (brought forward)           534,422  $   53,441        58,978  $  5,898   $  388,246     $   --        $ 582,848     $1,030,433
                             -------  ----------        ------  --------   ----------     ---------     ---------     ----------

Stock dividend on
 Preferred Series A            --          --            3,100       310        --            --             (310)         --

Conversion of Preferred
 Series A for common
 stock                         1,947          20        (1,947)     (195)         175         --            --             --

Shares issued for the
 cancellation of an
 employment agreement         88,968         890           --        --       178,826         --            --           179,716

Shares issued for
 conversion of Preferred
 Series B                  4,400,609      44,006       (18,196)   (1,820)     (42,186)        --            --              --


Shares issued on
 conversion of notes
 payable, including
 interest                    181,335       1,813           --        --       453,496         --            --           455,309


Shares issued for
 services                     40,000         400           --        --        23,600         --            --            24,000

Shares of Preferred
 stock for the acquisition
 of American Computer
 Systems, Inc.
     Series D                  --          --          200,000 1,000,000        --        (500,000)         --           500,000
     Series E - to be issued
      February 6, 1996         --          --          200,000 1,000,000        --            --            --         1,000,000
     Series F - to be issued
      October 6, 1995          --          --           66,800   334,000        --        (167,000)         --           167,000
                             ---------   --------      -------   -------   ----------    ---------     -----------    ----------
Balance (carried forward)  5,247,281     100,570       508,735 2,338,193    1,002,157     (667,000)       582,538      3,356,458
                           ---------     -------       ------- ---------    ---------     --------        -------      ---------

                                                   HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                     YEARS ENDED JUNE 30, 1994 AND 1995




                               Common Stock            Preferred Stocks     Additional   Discount on    Retained         Total
                             -----------------        -----------------      Paid-in      Preferred     Earnings      Stockholders'
                             Shares     Amount        Shares    Amount       Capital        Stock       (Deficit)        Equity
                             ------     ------        ------    ------      ----------   -----------    ---------     -------------

Balance (brought forward)  5,247,281  $100,570       508,735   $2,338,193  $ 1,002,157     $  (667,000)   $  582,538    $ 3,356,458
                           ---------  --------       -------   -----------  -----------    -----------    ----------    -----------

Shares issued for
 conversion of notes
 payable                     520,000     5,200         --          --          155,875         --             --            161,075

Shares of Preferred Series
 H - issued for conversion
 of notes payable             --         --           83,520          835      449,548         --             --            450,383

Shares issued for the
 acquisition of CONY
 Computer Systems, Inc.
     Common Stock            437,990     4,380         --          --          443,570          --             --           447,950
     Preferred Series D       --         --          100,000      500,000        --           (250,000)        --           250,000
     Preferred Series D -
      to be issued
      September 30, 1995      --         --          100,000      500,000        --           (250,000)        --           250,000

Shares issued for
 conversion of loans
 payable                     981,878     9,819         --          --          598,946          --             --           608,765

Shares of Preferred stock
 for compensation per
 employment agreement
     Series G to be issued
      in July 1995            --         --            1           --           86,470          --             --            86,470


Shares issued for
 conversion of Preferred
 Series H                    835,200     8,352        (83,520)       (835)       --             --             --             7,517

Net loss for the year         --         --            --          --            --             --        (2,347,655)    (2,347,655)
                           ---------  -------        -------   -----------  -----------    -----------   -----------    -----------
Balance at June 30, 1995   8,022,349  $128,321        708,735  $3,338,193   $2,736,566     $(1,167,000)  $(1,765,117)   $ 3,270,963
                           =========  ========        =======  ==========   ==========     ===========   ===========    ===========



                             See accompanying notes.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 1 - General and Accounting Policies

     Organization and Presentation of Financial Statements
     -----------------------------------------------------

     Hillside Bedding, Inc. was incorporated under the laws of the State of Delaware on on July 17, 1992. Prior to February 1994, Hillside operated a chain of retail bedding stores and two franchises under the "Hillside Bedding" trade name. Each store was operated as a separate wholly owned subsidiary. Hereinafter, Hillside Bedding, Inc. and its wholly owned bedding subsidiaries are referred to as "Hillside". In 1994, due to recurring losses and substantial negative working capital, Hillside closed its retail bedding stores.

     On June 23, 1994, Hillside Bedding, Inc. acquired, in a stock for stock transaction, two microcomputer distributors, Sun Computer and Software, Inc. ("SCSI") located in Suffolk County, NY and Micro Computer Store, Inc. ("MCS") located in Albany, NY. For accounting purposes the acquisition of SCSI and MCS has been treated as a consolidation and merger of these companies and an acquisition by them of Hillside, because, among other factors, the assets, revenues and earnings of MCS and SCSI significantly exceed those of Hillside and the management of MCS and SCSI controlled the Company subsequent to the acquisition. These acquisitions resulted in a change in reporting entity for the Registrant. The legal name has remained Hillside Bedding, Inc. As the acquisition constituted a change in reporting entity, the combined statements of operations and cash flows of MCS and SCSI for each of the two years in the period ended June 30, 1994 have been presently herein as those of the reporting entity. These combined statements of operations and cash flows do not include any of the Hillside Bedding, Inc. operations. The consolidated statement of stockholders' equity for the year ended June 30, 1994 presents Hillside's changes in stockholders' equity for fiscal 1994 and the accounting effects of the change in reporting entity.

     On February 6, 1995, Hillside Bedding, Inc. acquired all of the stock of American Computer Systems, Inc. and its wholly owned subsidiary, Laptop Solutions, Inc. ("ACS"), located in New York City. On March 31, 1995, Hillside Bedding, Inc. acquired all the stock of CONY Computer Corp. ("CONY") located in Norwalk, CT. The consolidated statements of operations and cash flows for the year ended June 30, 1995 includes the accounts of ACS and CONY since their dates of acquisition.

     Hillside Bedding, Inc. and its wholly owned subsidiaries, MCS, SCSI, ACS and CONY, hereinafter are referred to as the "Company".

Principal Business Activity
- ---------------------------

     The Company operates in one industry segment and is engaged primarily in the sale of computer hardware and software to businesses, professionals, governmental units and educational institutions. Additionally, the Company sells hardware and software to the consumer market in New York City, NY, Albany, NY, East Northport, NY and Norwalk, CT. The Company also provides its customers with a full spectrum of computer services and technical support; revenues derived from such services are not significant.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993



Note 1 - General and Accounting Policies (continued)

     Summary of Significant Accounting Policies
     ------------------------------------------

     Consolidation Policy

     The accompanying consolidated financial statements include the accounts of Hillside Bedding, Inc. and all its wholly owned active subsidiaries. All significant intercompany transactions have been eliminated.



     Inventories

     Inventories are stated at the lower of cost or market using the first-in, first-out cost method. Inventories consist of microcomputer hardware, software and related peripherals and accessories.


     Property and Equipment

     Property and equipment are carried at cost. When assets are sold or retired, the cost and related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and replacements which substantially extend the lives of the assets are capitalized.


     Depreciation is computed on accelerated methods over useful lives ranging from 5 to 10 years. Leasehold improvements are amortized over the shorter of the useful life of the improvement or the life of the related lease.


     Goodwill

     Goodwill relating to the acquisition of Hillside has been charged off over twelve months. Goodwill relating to the acquisitions of CONY and ACS is being amortized over a period of fifteen years.


     Revenue Recognition

     The Company recognizes revenue at the time products are shipped to its customers, or when sales are made on a "cash and carry" basis.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993



Note 1 - General Accounting Policies (continues)


     Income Taxes

     The Company adopted, as of June 30, 1992, Statement of Financial Accounting Standards No. 109 which utilizes a balance sheet approach for financial accounting and reporting of income taxes, and requires that deferred tax assets and liabilities be established at income tax rates expected to apply to taxable income in periods in which the deferred tax liability or asset is expected to be settled or realized.


     Earnings Per Share

     The primary loss per share for 1995 has been calculated based on the weighted average number of common shares outstanding during the year. Common stock equivalents (relative to convertible preferred stocks for Series, D, E, F, and G) were not considered in the primary per share data because their effect would be anti-dilutive. All the convertible preferred stocks and the contingent issuances of common stock pursuant to business acquisition and employment agreements were excluded from the computation of fully diluted per share data because the effect of their inclusion also would be anti-dilutive (i.e., would have the effect of reducing loss per share).

     Had the conversions of debt and preferred stock in 1995 taken place at the beginning of the year, the primary loss per share for 1995 would have been $(.32).

     The per share data for 1994 and 1993 has been calculated based on the weighted average shares outstanding (389,573 shares for each year) and assuming that the acquisition shares were outstanding for the full period. Fully diluted earnings per share (8,236,972 shares for each year) are based on the assumption that all common stock equivalents were converted as of the beginning of the year.


     Reclassification

     Certain reclassifications have been made to the 1994 and 1993 financial statements to conform to the 1995 presentation.


Combining Financial Statements and Principles of Combination

     The combining statements of operations and cash flows for 1994 and 1993 presents the combined results of operations and cash flows of MCS and those of SCSI for each of the two years in the period ended June 30, 1994. These financial statements give effect to the consolidation and merger of these companies (but not Hillside) as if their consolidation and merger was effected as of July 1, 1992.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 2 - Acquisitions

     Sun 2000
     --------


     On June 23, 1994, Hillside, pursuant to the terms of a stock acquisition agreement with Sun 2000 (a corporation organized under the laws of the British Virgin Islands) exchanged 94,413 shares (944,131 per-reverse split shares) of its common stock and 30,900 (309,000 pre-reverse split shares) of its Series B Convertible voting preferred stock for 100% of the common stock of both SCSI and MCS. Each of the preferred shares is convertible to 241.86 shares of common stock and has the equivalent current voting rights for the first two years subsequent to issuance; thereafter, the conversion ratio is one-to-one with each preferred share receiving one vote.

     The transaction has been accounted for as a consolidation and merger of MCS and SCSI and an acquisition by these companies of Hillside, because, among other factors, the assets, revenues and earnings of MCS and SCSI significantly exceeded those of Hillside and the management of MCS and SCSI control the Company subsequent to the acquisition. Further, (for the first two fiscal years subsequent to the acquisition) the voting stockholders of Hillside will have approximately 5.5% of the voting power of the Company, approximately 13% of the Company's voting power is controlled by the combination of the former stockholders of SCSI and the former small stockholder group of MCS. Subsequent to the end of the two year period, the voting rights of the Series B preferred stockholders change significantly.

     At the date of acquisition, Hillside had liabilities in excess of its assets in the amount of approximately $900,000. This amount is in effect, Micro Computer Store, Inc. and Sun computer and Software, Inc.'s cost of the acquisition. Accordingly, this amount has been included on the consolidated balance sheet as goodwill as of June 30, 1994. In addition, transaction expenses amounting to $310,000 were also included in goodwill, resulting in total goodwill at June 30, 1994 of $1,210,000. The additional cost of $310,000 were comprised of $110,000 for professional fees and $200,000 for the termination of an employment agreement with the former CEO of Hillside Bedding, Inc. Of the professional fees, approximately $50,000 was paid for by the stockholders of Sun 2000 on behalf of the Company.


     Preacquisition contingency adjustments and other previously contingent transaction expenses amounting to approximately $836,000 were recognized during the year ended June 30, 1995. These were comprised of: $368,000 to terminate employment agreements with former officers of Hillside, $287,000 of estimated losses relating to various legal proceedings associated with the former operations, $125,000 for a finders fee, and $56,000 of various other net items.

     These amounts, totalling approximately $2,046,000, have been recorded as goodwill, which is viewed as organizational costs and have been amortized entirely during the year ended June 30, 1995.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 2 - Acquisitions (continued)

     American Computer Systems Corp.
     -------------------------------

     As of February 6, 1995 (the "Closing"), Hillside Bedding, Inc., pursuant to a Stock Purchase Agreement, acquired 100% of the issued and outstanding capital stock of American Computer Systems Corp., a New York Corporation, and its wholly owned subsidiary, Laptop and Office solutions, Inc. (hereinafter American Computer Systems Corp. and Laptop and Office Solutions, Inc. are collectively referred to as "ACS") from the sole shareholder of ACS. ACS is a computer systems integration company located in New York City. As consideration for the shares of ACS stock, the Company agreed to issue shares of Series D Preferred Stock with an aggregate par valve of $500,000 and shares of Series F Preferred Stock with an aggregate par value of $334,000. In addition, shares of the Company's Preferred Stock will be issued as follows:


     1) Shares of Series D Preferred Stock with an aggregate par value of $500,000 on the three month anniversary of the Closing;

     2) Shares of Series E Preferred Stock with an aggregate par value of $1,000,000 on the one year anniversary of the Closing:

     The aforementioned preferred shares to be issued have been recorded in the 1995 financial statements.

     The preferred shares have been valued based on the specified dollar amount equivalents of common stock of the Company into which they are convertible (see
Note 5), resulting in a discount from par value on their issuance.

     The Company also agreed to issue shares of the Company's common stock up to a maximum value of $1,664,000 over a three year period, subject to ACS meeting certain performance criteria of minimum annual revenues of $12,600,000 plus 10% annual increases and minimum annual income before taxes of $315,000 plus 10% annual increases. The performances-related common stock payments will be valued according to the average of the closing bid and ask prices of the Company's shares during the ten-day trading period preceding December 31 of each year.

     The acquisition has been accounted for under the purchase method. The cost of the ACS acquisition amounted to approximately $1,690,000, including the fair value of preferred stocks to be issued therefor. The investment in ACS exceeded the net assets acquired by approximately $1,496,000 which had been recorded as goodwill and will be amortized over a period of fifteen years.

CONY Computer Systems, Inc.
- ---------------------------

     On March 31, 1995 (the "Closing"), the Company, pursuant to the terms of a stock purchase agreement, acquired 100% of the issued and outstanding capital stock of CONY Computer Systems, Inc. (a Connecticut corporation located in Norwalk, CT). As consideration for the shares of CONY stock, the Company agreed to issue 437,990 shares of its common stock as well as shares of Series D Preferred Stock with an aggregate par value of $500,000. In addition, shares of Series D Preferred Stock with an aggregate par value of $500,000 will be issued on the six month anniversary of the closing.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 2 - Acquisitions (continued)


     The aforementioned preferred shares to be issued have been recorded in the 1995 financial statements.

     The preferred shares have been valued based on the specified dollar amount equivalents of common stock of the Company into which it is convertible (ss Note
5), resulting in a discount from par value of their issuance.

     The Company also agreed to issue shares of the Company's common stock up to a maximum value of $1,000,000 over a three year period subject to CONY meeting certain performance criteria of minimum annual revenues of $12,000,000 plus 10% annual increases and minimum annual income before taxes of $200,000 plus 10% annual increases. The performance-related common stock payments will be valued according to the average of the closing bid and ask prices of the Company's shares during the ten-day trading period preceding December 31 of each year.

     The acquisition has been accounted for under the purchase method. The cost of the CONY acquisition amounted to approximately $948,000, including the air value of preferred stocks to be issued therefor. The investment in CONY exceeded the net assets acquired by approximately $665,000 which has been recorded as goodwill and will be amortized over a period of fifteen years.

Pro Forma Information
- ---------------------

     The following summary, prepared on a pro forma basis, combines the consolidated results of operations as if Hillside, ACS and CONY had been acquired as of the beginning of the periods presented, after including the impact of certain adjustments, such as , elimination of intercompany transactions, amortization of intangibles and related income tax effects. The summary does not include the former bedding operations of Hillside nor does it include adjustments relating to officer/employee compensation.


                                      1995                      1994
                                   (Unaudited)              (Unaudited)
                                   -----------              -----------
     Net sales                     $53,038,000              $64,145,000

     Net loss                      $  (635,000)             $(2,486,000)

     Net loss per share - Primary  $      (.15)             $     (3.00)


     The pro forma results are not necessarily indicative of what actually would have occured if the acquisitions had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 3 - Nonmonetary Transaction

     In February 1994,  Hillside entered into an agreement (expiring in February
1999) with the Intrac Group (a wholesale advertising agency/broker) under which it exchanged inventory for various credits including advertising and other business items. These credits have been recorded based on the cost of the Hillside inventory (management's estimate of the credits' fair market value) of $548,000 less the cash paid by Intrac of $100,000. These credits can be used by the Company to purchase various business items including advertising in various media. The Company must first reimburse Intrac for Intrac's wholesale cost of the advertising purchased; the Company can then utilize these credits to "pay" for the difference between Intrac's wholesale cost and the retail value that the Company would otherwise be required to pay. Management initially determined that it will either utilize these credits (requiring an estimated $2,250,000 in cash outlays) or sell them over the next several years. Accordingly, they have been classified as other non-current assets in the accompanying June 30,1 994 consolidated balance sheet.

     In June 1995, the Company tried to utilize a portion of the media advertising credits and discovered that the cash required was in excess of the cost of acquiring the product in the market place. The Company now believes that it would not be economically feasible to devote the effort necessary to utilize or sell these credits and therefore concludes that the credits are worthless. Accordingly, they were written off as a direct charge to operations in 1995.

Note 4 - Deferred Sales Tax Obligation

     In April 1994, Hillside negotiated a settlement with the New York State Department of Taxation and Finance regarding certain sales tax obligations whereby penalties were abated leaving a balance due of approximately $843,000. The agreement calls for an initial payment of $400,000 (which was paid on April 26, 1994) and subsequent monthly payments of $500 per month commencing November 15, 1994 (of which $3,000 was paid in fiscal year 1995). Interest at 12% per annum accrues on balances outstanding. Any additional principal payments can be made at the Company's discretion. The aforementioned agreement provides for the parties to negotiate a formal deferred payment agreement on any balances outstanding as of April 25, 1995. The Company is awaiting a proposal from the taxing authorities.

     The balance outstanding at June 30, 1995 amounted to $502,052, including accrued interest of $61,840.

Note 5 - Equity Securities

     Reverse Stock Split
     -------------------

     On September 9, 1994, the Company split Common, Series A Preferred and Series B Preferred shares outstanding, issuing one share in exchange for each ten shares outstanding (a "reverse" split). By action of the board of directors, the Company did not alter the amounts allocated between the stock accounts and additional paid-in capital. Per share information has been adjusted retroactively to reflect the reverse split in the accompanying consolidated financial statements and related notes.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 5 - Equity Securities (continued)

     Capital Stock
     -------------

          The Company's capital stock consists of the following:


                                                                    Amount
                                                                  (including
                                        Shares       Shares to     shares to
                                        Issued       be Issued     be issued
                         Shares           and           for           for
                       Authorized     Outstanding   Acquisition   acquisition)
                       ----------     -----------   -----------   -----------
June 30, 1995
- -------------

Preferred Stocks:
  Series A cumulative
    convertible           29,233         29,231           --     $    2,923
  Series B convertible    30,900         12,704           --          1,270
  Series D convertible   400,000        300,000        100,000    2,000,000
  Series E convertible   200,000        200,000           --      1,000,000
  Series F convertible    66,800          --            66,800      334,000
  Series G convertible         1          --                 1         --
  Series H convertible    83,520          --               --          --
  Series I convertible   390,000          --               --          --
                                      ----------    -----------   ----------

      Total preferred                    541,935        166,801   $3,338,193

Common stock          10,000,000       8,022,349            --    $  128,321

June 30, 1994

preferred Stocks:

  Series A cumulative
    convertible        1,000,000          28,078            --    $    2,808
  Series B convertible   309,000          30,900            --         3,090
                                      ----------    -----------   ----------

      Total preferred                     58,978            --    $    5,898

Common stock          10,000,000         534,422            -.-   $   53,441


     The Company plans to seek approval of its shareholders to increase the number of authorized shares of common and preferred stock. The par value of the common stock is $.01.

Series A Cumulative Convertable Preferred Stock


     On February 2, 1993, Hillside's board of director adopted a resolution providing for the issuance of a Series A 10% cumulative preferred stock, par value $.01.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993

Note 5 - Equity Securities (continued)

     Outlined below is a summary of the more significant rights associated with these shares:

     - Dividend rights - The shares have a stated annual cumulative dividend rate of 10% each, beginning one year after issuance. The dividend for the first year is payable in shares of Series A preferred stock on the basis of one share for each ten shares held. These dividends are prior to any declaration or payment of any dividend on common shares or any stock ranking junior to these shares. In July 1994, the Company issued a stock dividend of 3, 100 shares of Series A preferred stock in satisfaction of the first year dividend requirement. Due to immateriality, the retroactive effect of this stock dividend is not reflected in the accompanying June 30, 1994 consolidated financial statements. At June 30, 1995, the dividends in arrears aggregated $2,923.

     -    Voting rights - Each share has the right to one vote.

     - Dissolution rights - On liquidation or dissolution of the Company, each preferred stockholder would be entitled to $100.00 per share plus any dividend arrearage.

     - Conversion - Commencing February 11, 1994, each stockholder may convert each share into one share of common stock.

     - Redemption - Commencing February 11, 1994, the corporation may, but shall not be obligated to redeem shares at a rate of $100.00 per share provided among other criteria that the trading price of the Company's common stock equals or exceeds $120.00.

     Series B Convertible Preferred Stock
     ------------------------------------

     On June 23, 1994, the Company's board of directors adopted a resolution providing for the issuance of approximately 30,900 shares of Series B convertible preferred stock, par value $.01, in connection with an acquisition. Outlined below is a summary of the more significant rights associated with these shares.

     - Dividend rights - The shares have a stated annual noncumulative dividend rate of $1.00 each, beginning on the second year after issuance, declaration of which is prior to any declaration or payment of any dividend on common shares or any stock ranking junior to these shares.

     - Voting rights - Until the second anniversary of the date of issuance, each preferred stockholder has the right to 241.86 votes for each share, thereafter each share has the right to one vote.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 5 - Equity Securities (continued)

     - Dissolution rights- Until the second anniversary of the date of issuance, each stockholder is entitled to receive an amount equal to $2,418.60 per share prior to any distributions to common stockholders or other junior stockholders, thereafter each stockholder would be entitled to $10.00 per share.

     - Conversion- At the holder's option, each stockholder may convert each share into 241.86 shares of common stock until the second anniversary date, thereafter the shares are convertible on a one-to-one basis. See
          Note 13 for partial conversion to common stock subsequent to year end.

     These shares rank junior to the Company's Series A 10% cumulative convertible preferred stock.

     Series D Convertible Preferred Stock
     ------------------------------------

     On February 6, 1995, the Company's board of directors adopted a resolution providing for the issuance of 200,000 shares of Series D preferred stock, par value $5.00. On March 31, 1995, the Company's board adopted another resolution providing for an additional issuance of 200,000 shares of Series D preferred stock, par value $5.00. Outlined below is a summary of the more significant rights associated with these shares.

     - Dividend rights - The shares shall not be entitled to any dividends except as authorized at the sole discretion of the board of directors of the Company.

     - Voting rights - The holders of these shares have one vote per share at all meetings of the shareholders.

     - Dissolution rights - On the liquidation or dissolution of the Company, each preferred stockholder would be entitled to $5.00 per share plus any accrued dividends.

     - Conversion - Commencing February 6, 1997 through August 6, 1997, these shares may be exchangeable into shares of common stock of the Company with an aggregate market value of $1,000,000. The shares have been converted to common stock subsequent to year end.

     Series E Convertible Preferred Stock
     -----------------------------------

     On February 6, 1995, the Company's board of directors adopted a resolution providing for the issuance of 200,000 shares of a Series E preferred stock, par value $5.00. Outlined below is a summary of the more significant rights associated with these shares:

     - Dividend rights - The shareholders shall not be entitled to any dividends except as authorized at the sole discretion of the board of directors of the Company.

     - Voting rights - The holders of these shares have one vote per share at all meetings of the shareholders.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993

Note 5 - Equity Securities (continued)

     - Dissolution rights - On liquidation or dissolution of the Company, each preferred stockholder would be entitled to $5.00 per share plus any accrued dividends.

     - Conversion - Commencing February 6, 1997 through August 6, 1997, these shares may be exchangeable into shares of common stock of the Company with an aggregate market value of $1,000,000.

     Series F Convertible Preferred Stock
     ------------------------------------

     On February 6, 1995, the Company's board of directors adopted a resolution providing for the issuance of 66,800 shares of Series F preferred stock, par value $5.00. Outlined below is a summary of the more significant rights associated with these shares:

     - Dividend rights - The shareholders shall not be entitled to any dividends except as authorized at the sole discretion of the board of directors of the Company.

     - Voting rights - The holders of these shares have one vote per share at all meetings of the shareholders.

     - Dissolution rights - On the liquidation or dissolution of the Company, each preferred stockholder would be entitled to $5.00 per share plus any accrued dividends.

     - Conversion -Commencing July1, 1995 through July 31, 1995, these shares may be exchangeable into shares of common stock of the Company with an aggregate market value of $167,000. The shares have been converted to common stock subsequent to year end.

     Series G Convertible Preferred Stock
     ------------------------------------

     On February 6, 1995, the Company's board of directors adopted a resolution providing for the issuance of 1 share of Series G preferred stock, par value $.01. Outlined below is a summary of the more significant rights associated with this share:

     - Dividend rights - The shareholder shall not be entitled to any dividends except as authorized at the sole discretion of the the board of directors of the Company.

     - Voting rights - The holders of this share have one vote per share at all meetings of the shareholders.

     - Dissolution rights - On the liquidation or dissolution of the Company, the preferred shareholder would be entitled to $5.00 plus any accrued dividends.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993

Note 5 - Equity Securities (continued)

     - Conversion - Commencing July 1, 1995 through July 31, 1995, this share may be exchangeable into shares of the Company's common stock with an aggregate market value of $25,000 for every $1,000,000 in annual revenues in excess of $7,500,000 for the six month period July 1, 1994 through December 31, 1994. The share has been converted to common stock subsequent to year end.

     Series H Convertible Preferred Stock
     ------------------------------------

     On February 6, 1995, Hillside's board of directors adopted a resolution providing for the issuance of 83,520 shares of a Series H preferred stock, par value $.01. Outlined below is a summary of the more significant rights associated with these shares:

     - Dividend rights - The shareholders shall not be entitled to any dividends except as authorized at the sole discretion of the board of directors of the Company.

     - Voting rights - The holders of these shares have one vote per share at all meetings of the shareholders.

     - Dissolution rights - On the liquidation or dissolution of the Company, each preferred stockholder would be entitled to $.625 per share plus any accrued dividends.

     - Conversion - The holder of these shares may convert each share into ten shares of the common stock of the Company. This series was converted to common stock during fiscal 1995.

     Series I Convertible Preferred Stock
     ------------------------------------

     On April 28, 1995, the Company's board of directors adopted a resolution providing for the issuance of 390,000 shares of a Series I preferred stock par value $5.1282. Outlined below is a summary of the more significant rights associated with these shares:

     - Dividend rights - The shareholders shall not be entitled to any dividends except as authorized at the sole discretion of the board of directors of the Company.

     - Voting rights - The holders of these shares have one vote per share at all meetings of the shareholders.

     - Dissolution rights - On the liquidation or dissolution of the Company, each preferred stockholder would be entitled to $5.00 per share plus any accrued dividends.

     - Conversion - Commencing July 1, 1996 through December 31, 1996, each stockholder may convert each share into the equivalent number of shares of common stock of the Company with an aggregate market value of $2,000,000.

  See Note 13 for issuance of Series I Preferred shares subsequent to year end.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 5 - Equity Securities (continued)

     Warrants
     --------

     At June 30, 1995, the Company had outstanding warrants for the purchase of 620,000 shares of the Company's common stock, at a price of $84.00 per share. The warrants are carried at no amounts in the accompanying financial statements as the value is de minimis and they expire in February 1998.


Note 6 - Operating Leases

     The Company conducts it operation under five noncancellable operating leases expiring at various dates through 2003. Future minimum rent payments are as follows:


For the Year Ending
     June 30,               MCS       SCSI      CONY      ACS         Total
- -------------------       -------   --------   -------  --------     --------
     1996                $ 96,600  $ 34,338   $ 41,000  $ 38,800   $  210,738
     1997                  96,600    35,366     20,250    40,800      193,016
     1998                  96,600     5,923       --      34,000      136,523
     1999                 108,192       --        --        --        108,192
     2000                 108,192       --        --        --        108,192
 Thereafter               324,576       --        --        --        324,576
                          -------    -------   -------   -------    ---------
                         $830,760   $75,627   $ 61,250  $113,600   $1,081,237
                         ========   =======   ========  ========   ==========

     MCS leases its premises from former stockholders of MCS and SCSI under a triple net lease arrangement at fair market values. The SCSI lease provides for escalations based on increases in the consumer price index and pro rata real estate tax increases.

     Total rent expense for June 30, 1995 and 1994 amount to $199,000 and $58,000, respectively.

Note 7 - Employment Agreements

     MCS and SCSI
     ------------

     Pursuant to the stock acquisition agreement of SCSI and MCS, the Company entered into two similar employment agreements with the former officers/stockholders of MCS and SCSI, hereby the former vice president of MCS and president of SCSI who are now the Company's treasurer and CEO and chairman, respectively, are to receive:


     A salary of $150,000 with annual increases based on increases in the consumer price index.

     A stock bonus equal to 5% of the issued and outstanding shares of the Company's common stock on June 30, 1995, payable to the employee or his designee. Half of this bonus is contingent on the combined revenues of MCS and SCSI, being at least $24,200,000 for the fiscal year ending June 30, 1995 or the fiscal year ending June 30, 1996. The remaining half will be payable when the revenue contingency noted above is satisfied and, in addition to revenues, the combined pre-tax net earnings are at least $825,000 during either of the fiscal years ending June 30, 1995 and 1996. No bonus was earned under the agreement as of June 30, 1995.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 7 - Employment Agreements (continued)

     The  agreements  also  provide  for  various  fringe   benefits   including
discretionary cash or stock bonuses, pension and profit sharing participations, etc. and expire on June 30, 1997.

     In addition, the above individuals, as part of the transfer of their ownership in MCS and SCSI to Sun 2000, have rights to receive additional compensation based on the performance of MCS and SCSI.

ACS
- ---

     Pursuant to the stock acquisition agreement of ACS, the Company entered into an employment agreement with the former stockholder who is now the president of the Company, who shall receive:

     Salary of $135,000 with 10% annual increases.

     Mandatory  stock  bonus - 1995 - equal to $25,000  of Series G  Convertible
     Preferred Stock for every $1,000,000 in annual revenues in excess of $7,500,000 for the six month period July 1, 1994 through December 31, 1994. Annual revenues for the six month period ended December 31, 1994 amounted to approximately $10,959,000. As a result, a stock bonus of Series G Preferred stock is due to the former stockholder of ACS with an aggregate market value of approximately $86,000. This share was issued in July 1995 and has been recorded as of June 30, 1995. Additionally, the employee shall receive $25,000 worth of the Company's common stock for every $1,000,000 in annual revenues for the year ended December 31, 1995 in excess of the actual revenues reported on ACS's December 31, 1994 financial statements. Also, the employee shall receive $25,000 worth of the Company's common stock for every $100,000 in pretax income in excess of $400,000 as reported on ACS's financial statements for the year ended December 31, 1995. No additional common stock was earned under the agreement at June 30, 1995.

     Mandatory stock bonus- 1996 - the employee shall receive $25,000 worth of the Company's common stock for every $1,000,000 in annual revenues for the year ended December 31, 1996 in excess of the higher of actual revenues on the December 31, 1995 or 1994 financial statements. Also, the employee shall receive $25,000 worth of the Company's common stock for every $100,000 in pretax income for the year ended December 31, 1996 in excess of the higher of the income reported on the 1995 or 1994 financial statements.

     Mandatory stock bonus - 1997 - the employee shall receive $25,000 worth of the Company's common stock for every $1,000,000 in annual revenues for the year ended December 31, 1997 in excess of the higher of actual revenues on the December 31, 1996, 1995 or 1994 financial statements. Also, the employee shall receive $25,000 worth of the Company's common stock for every $100,000 in pretax income for the year ended December 31, 1997 in excess of the higher of the income reported on the December 31, 1996, 1995 or 1994 financial statements.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 7 - Employment Agreements (continued)

     CONY
     ----

     Pursuant to the stock acquisition agreement of CONY, the Company entered into three employment agreements with the former stockholders, two of whom are to receive salaries of $120,000 and the other $24,000, with annual increases based upon increases of the national consumer price index.

     All three employees will be eligible to share in a bonus pool of additional shares of the Company's common stock. The percentages of such pool that the employees shall receive will be determined by the board of directors of the Company. The mandatory bonuses are outlined as follows:

     Mandatory stock bonus - 1995 - the stock bonus pool shall receive $25,000 worth of the Company's common stock for every $1,000,000 of annual revenues as reported on CONY's financial statements for the year ended December 31, 1995 in excess of the higher of the actual revenues reported on the year ended December 31, 1994 financial statements or $15,000,000. Also, the bonus pool shall receive $25,000 worth of the Company's common stock for every $100,000 in pretax income as reported on the 1995 financial statements in excess of the higher of the December 31, 1994 financial statements or $300,000. No stock bonus was earned under the agreement at June 30, 1995.

     Mandatory stock bonus - 1996 - the stock bonus pool shall receive $25,000 worth of the Company's common stock for every $1,000,000 of annual revenues as reported on CONY's financial statement for the year ended December 31, 1996 in excess of the higher of the actual revenues reported on the 1995 or 1994 financial statements or $15,000,000. Also, the bonus pool shall receive $25,000 worth of the Company's common stock for every $100,000 in pretax income as reported on the 1996 financial statements in excess of the higher of the 1995 or 1994 financial statements or $300,000.

     Mandatory stock bonus - 1997 - the stock bonus pool shall receive $25,000 worth of the Company's common stock for every $1,000,000 of annual revenues as reported on CONY's financial statement for the year ended December 31, 1997 in excess of the higher of the actual revenues reported on the 1996, 1995 or 1994 financial statements or $15,000,000. Also, the bonus pool will receive $25,000 worth of the Company's common stock for every $100,000 pretax income as reported on the 1997 financial statements in excess of the higher of the 1996, 1995 or 1994 financial statements or $300,000.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 8 - Revolving Inventory Line of Credit

     MCS,  SCSI,  CONY and ACS each  have  agreements  with  Deutsche  Financial
Services, (formerly ITT Financial Services) whereby certain inventory acquisitions are financed. Under the terms of the agreements, vendor invoices are submitted by the vendors directly to Deutsche. Qualifying vendor invoices which have been financed by Deutsche are payable by the Company to Deutsche and are classified into two categories, one whose terms of payment are net 30 days and bear interest at prime plus 1-1/2% per annum and the other whose terms are net 10 days plus 25 basis points and bear interest at prime plus 2-1/2% per annum. The maximum amounts that can be outstanding on these facilities are $1,000,000 for both ACS and MCS, $750,000 for SCSI and $500,000 for CONY. All the companies have pledged their tangible and intangible assets as collateral. In addition, the former owners of all of the locations have signed personal guarantees on their particular credit lines.

     As of June 30, 1995 and 1994, the following amounts were outstanding under the terms of these agreements:


                                        1995           1994
                                    ----------       --------
          MCS                      $  405,948       $463,347
          SCSI                        279,033        201,673
          CONY                         45,558          --
          ACS                         937,832          --
                                    ----------       --------
                                   $1,668,371       $665,020
                                   ==========       ========


Note 9 - Litigation

     Settlement of Class Action and Commitment to Issue Securities
     -------------------------------------------------------------

     On March 4, 1994, Hillside agreed to the settlement of a class action suit commenced on October 14, 1993 which was approved by the Court on June 6, 1994. The action relates to the filing of a registration statement of February 11, 1993, pursuant to which , the Company offered 310,000 units of securities, and was based on allegations that the registration statement was misleading and contained material misstatements and omissions with respect to management, plans for expansion, advertising, sales and revenues and its use of proceeds of the offering, financial position and misleading statements in sales by underwriters. The Class includes an individual both personally and as representative of those persons who purchased or otherwise acquired the securities of the Company during the period February 12, 1993 through October 8, 1993 and excludes defendants, their immediate families and affiliates of the individual and corporate defendants.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993



Note 9 - Litigation (continued)

     In full settlement of all claims, the Company agreed to issue a total of 350,000 unrestricted shares of Series C Preferred stock and 350,000 warrants to the claimants. Each share of the Series C Preferred stock shall be convertible into the Company's Common Stock at the rate of one share of common stock for each ten shares of Series C Preferred. Each warrant, which is exercisable for a period of five years from its date of issuance, entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share (after giving effect to the one for ten reverse stock split). The issuance of these shares is pending a proposal to increase the Company's authorized capital. These warrants have a nominal, if any, value as of June 30, 1995 and 1994. Further, the type, nature and other terms of these shares were unspecified in the agreement. There is no certainty as to if or when the Series C Preferred stock and warrant holders will choose to convert these securities into common stock. Therefore there is a possibility of further dilution to the existing shareholders that will not exceed 1/2%.

     In addition, Hillside agreed to assign to the Class any and all claims or courses of action that Hillside has or may have in law or equity against other defendants in the class action. Any net recovery (after deduction of fees and expenses) resulting from these claims shall be shared 65% to the Class and 35% to Hillside.

     Based on the foregoing, the Company, as of June 30, 1995, is unable to determine the cost it will incur as a result of this settlement. In the opinion of management, based on the advice of counsel, the ultimate outcome of this settlement will not have a material impact on the Company's consolidated financial statements.

Other Matters
- -------------

     Hillside is a defendant in a legal action alleging breach of contract and unjust enrichment. The plaintiff is a law firm that has provided Hillside certain legal services. Each of the two causes of action seek damages of approximately $85,000. During September 1995, the parties agreed to settle this action by a Company payment to the plaintiffs of a total of $67,000 over an 18 month period in equal monthly installments of $3,750 each.

     An action was commenced by Steinback Braff, Inc. for breach of contract involving and inventory dispute whereby the plaintiff demands $61,080 plus interest. A motion filed by the Company to dismiss the action is currently pending.

     A landlord, Anderson Street Realty Corp., who held the lease for one of the bedding stores which was abandoned, commenced an action against Hillside in the amount of approximately $155,000 plus interest. The action is in the early phase of discovery.

                    HILLSIDE BEDDING, INC., AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 9 - Litigation (continued)

     Prudential Insurance, Inc. has filed a claim against Hillside seeking $23,000 for a premium claim. Previous arrangements for a settlement payment were dishonored by the bank. As a result, Prudential is still seeking payment.

     An action was commenced by Bestar Ltd. for breach of contract involving an inventory dispute. As of June 30, 1995, there was a judgment entered against Hillside amounting to approximately $32,000. An attempt to vacate such judgment was made without success subsequently to June 30, 1995

     Management has estimated that the probable loss at June 30, 1995, relating to the aforementioned cases will total approximately $287,000, which amount has been recorded in the 1995 financial statements.

     During 1990, a competitor of hillside commenced an action against it and one of its advertising agents. The complaint seeks $1,000,000 in damages for alleged disclosure of certain trade secrets, and $10,000,000 in punitive damages and $10,000,000 based upon allegations that Hillside interfered with and impaired the competitor's business relations. Management believes that there is no merit to this action. There have been no motions made with respect to this case since March 14, 1990.

     A third party lawsuit was commenced against Hillside by Mid Hudson Clarklift as a result of a claim filed against them by a former employee of Hillside who sustained an injury while operating a forklift. The lawsuit consists of four causes of action each for $5,000,000 and one cause of action by the former employee's wife for $2,000,000. The lawsuit is in the early phase of discovery.

     In July 1993, the SEC notified the Company that it was conducting a private investigation regarding certain transactions which occurred while the Company operated as a retail bedding business. Counsel has advised that the SEC has not expanded its inquiry beyond these matters. Although the SEC has not formally closed the investigation, counsel believes that the investigation will not have any material adverse effect on the Company's financial condition. The Company's present management, which had nothing to do with the subject matter of the inquiry, has cooperated fully with the SEC in this inquiry.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 10 - Income Taxes

          The Company's income tax provision consists of the following:


                                         1995        1994        1993
                                       --------    --------    --------

     Current tax provision
          Federal                      $64,342     $11,613     $69,071
          State                         31,600       4,938      18,458
                                       -------     -------     -------

                                        95,942      16,551      87,529

     Deferred tax benefit relating
      to temporary differences          (8,928)     (5,300)     (7,607)
                                       --------     -------     -------

     Income tax provision              $87,014     $11,251     $79,922
                                       =======     =======     =======

     A reconciliation of the above effective tax rate to the federal statutory rate is as follows:


                               1995               1994                1993
                        -------------------  -----------------  ----------------

     Tax at statutory
      rate              (34.0)%   $(768,400)  34.0%    $  --     34.0% $ 72,599
     State income tax,
      net of federal
      tax benefit        (7.0)     (158,200)   7.0        --      7.0    14,947
     Effect of non-
      deductibility
      of:
      Charge off of
       goodwill
       relating to
       Hillside
       acquisition       37.1       838,450     --         --      --      --
      Media advertising
       credits written
       off                8.1       183,685     --         --      --      --
     Prior year (over)
      underaccruals        --         --        --         --      2.8    6,057
     Tax loss
      limitations          (.4)      (8,521)    --       16,571    --      --
     Effect of
      graduated rates      --         --        --         --     (2.8)  (6,074)
                        --------    --------  -----      -------  ------ ------
                          3.8%     $ 87,014   41,0%     $16,571   41.0% $87,529
                        =======    ========   =====     =======   ===== =======

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 10 - Income Taxes (continued)

     The Company's deferred tax asset (liability) at June 30, 1995 and 1994 amounted to approximately $15,213 and $6,285, respectively, and resulted from the following temporary differences:


                                                          1995           1994
                                                       ---------      --------

     Allowance for doubtful accounts                   $15,213        $    --
     Reduction in value of marketable securities          --            (6,285)
                                                       ---------      --------
                                                       $15,213        $ (6,285)
                                                       =========      ========

Note 11 - Related Party Transactions

     Receivable from Officers
     ------------------------

     During September 1990, SCSI advanced $202,675 to its former sole stockholder, who now serves as the Company's CEO and chairman, under the terms of a ten year unsecured note receivable requiring 120 equal monthly repayments of $2,673, including interest at 10%. As of June 30, 1995 and 1994, the balance due the Company amounted to $110,909 and $129,273, respectively. During August 1995, the entire balance was repaid to the Company

     During the normal course of business, SCSI made advances to its former sole shareholder. These loans bear interest at 8%, are unsecured and are due on demand. The balance at June 30, 1995 and 1994 amounted to $30,524 and $82,822 respectively.

     Interest income on these loans for the years ended June 30, 1995, 1994 and 1993, amounted to approximately $12,022, $20,900 and $18,800, respectively.

Notes Payable - Related Parties
- -------------------------------

     To assist in financing working capital requirements, MCS had borrowed $300,000 in fiscal year 1994 from three individuals, two of whom are officers and directors of the Company and all of whom are employees. The loans were evidenced by promissory notes and bear interest at 10% per annum. These notes were unsecured and were due on demand. During August 1994, these notes were paid, including interest of $3,000.

     To assist in financing working capital requirements, MCS had borrowed $380,000 from its vice president who also was a member of the board of directors during fiscal year 1994. In addition, SCSI borrowed $174,755 from family members of its former sole stockholder, who presently is CEO and chairman of the Board. The loans were evidenced by unsecured promissory notes and bore interest at 10% per annum. On December 31, 1994, each note holder signed an agreement to either convert their loans to common shares of the Company or receive payment in order to satisfy the obligations. During May 1995, the family members of the Company with an aggregate market value, discounted for restrictions placed on the shares, of approximately $609,000.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 11 - Related Party Transactions (continued)

     ACS, prior to acquisition by Hillside, entered into an agreement with its sole stockholder, now President of the Company, to borrow up to $750,000 at 10% interest and due December 1997. Hillside Bedding, Inc. has guaranteed payment of this loan. The balance due at June 30, 1995 amounted to $396,246. Interest for the year ended June 30, 1995 amounted to $11,992.

     Leases    See Note 6.
     ------

     Sales
     -----

     During the normal course of business, each entity sells to other entities owned by relatives of former stockholders of MCS and SCSI. These former stockholders now serve as the Company's CFO and CEO and Chairman, as well as board members. Sales to these related parties amounted to approximately $701,000, $375,000 and $285,000 for the years ended June 30, 1995, 1994 and
1993, respectively. As of June 30, 1995 and 1994, the Company is due from this related party the amount of $19,053 and $47,269, respectively.


     Purchases
     ---------

     During the normal course of business, each entity buys from other entities owned by relatives of former stockholders of MCS and SCSI. Purchases from these related parties amounted to approximately $44,400, $455,000 and $355,000 for the years ended June 30, 1995, 1994 and 1993, respectively. As of June 30, 1995 and 1994, the Company was obligated to this related party in the amount of $882 and $19,115, respectively.

Note 12 - Other Financial Information

     Accounts Receivable, Net
     ------------------------

  Accounts receivable, net at June 30, 1995 and 1994 consists of the following:

                                                   1995               1994
                                                ----------        -----------

     Accounts receivable                        $3,220,988        $1,472,521
     Allowance for doubtful accounts and
      reserves for returns and discounts           (91,300)          (26,300)
                                                -----------       -----------
                                                $3,129,688        $1,446,221
                                                ===========       ===========

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 12 - Other Financial Information (continued)

     Other Current Assets
     --------------------

       Other current assets consist of the following at June 30, 1995 and 1994:

                                                1995               1994
                                              ---------          --------
               Receivable from suppliers      $143,168               --
               Marketable securities                33            $11,002
               Prepaid expenses                112,216             11,625
               Prepaid income taxes             54,919               --
               Restricted cash                    --               31,944
                                              ---------          --------

                                              $310,336            $54,571
                                              ========            =======

     Goodwill, Net
     -------------

       Goodwill, net at June 30, 1995 and 1994 consists of the following:


                                               1995                1994
                                             ----------          ----------

           Goodwill relating to Hillside
            acquisition                      $   --              $1,210,000
           Goodwill relating to computer
            businesses acquired               2,160,751               --
           Accumulated amortization             (52,655)              --
                                             ----------          ----------
                                             $2,108,096          $1,210,000
                                             ==========          ==========

     Property and Equipment
     ----------------------

          Property and equipment are carried at cost and consisted of the following at June 30, 1995 and 1994:

                                               1995                1994
                                             ---------           --------

               Leasehold improvements        $337,860            $313,073
               Furniture and fixtures          92,146              74,626
               Office equipment                85,680              40,582
               Automobiles                     56,116              50,264
                                             ---------           --------

                                              571,802             478,545

         Less: accumulated depreciation
                 and amortization             231,309             186,498
                                             --------            --------
                                             $340,493            $292,047
                                             ========            ========

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 12 - Other Financial Information (continued)

     Other Assets
     ------------

          Other assets consist of the following at June 30, 1995 and 1994:


                                               1995                1994
                                             ---------           ---------

               Bid deposits                  $74,360             $  --
               Investment                     12,000              12,000
               Deposits and other assets      10,133               7,175
                                             ---------           ---------

                                             $96,493             $19,175
                                             =========          =========


     Other Current Liabilities
     -------------------------

          Other current liabilities consist of the following at June 30, 1995 and 1994:

                                               1995                1994
                                             ---------           ---------

               Bank overdraft                $163,134            $   --
               Loans payable                   10,000                --
               Income taxes payable              --                55,129
               Other                           33,620              67,267
                                             ---------           ----------

                                             $206,754            $122,396
                                             =========           ==========

     Convertible Notes Payable
     -------------------------

     During December 1993 and February 1994, the Company borrowed amounts ranging from $9,000 to $90,000 from several individuals. The obligations, which amounted to $415,500 are evidenced by 90 day promissory notes that bear interest at 12% per annum and are convertible into shares of common stock of the Company. As of June 30, 1994, these notes were past due. In October 1994, in order to fulfill the obligations under the terms of the notes, the Company issued a total of 181,335 shares of its common stock. A portion of these shares, amounting to 14,818, were issued to cover the interest portion of the obligations.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30,1995, 1994 AND 1993



Note 12 - Other Financial Information (continued)

     Notes Payable
     -------------

          During June 1994 and November 1994, the Company borrowed approximately $752,000 from six foreign stockholders. The obligations are convertible into Preferred Series H Convertible and common shares of the Company. During June 1994, certain stockholders of Sun 2000 advanced, through funds held by an attorney in escrow, $135,000 to Hillside to pay specified operating expenses and expenses related to the acquisitions of Sun 2000. Concurrent with the execution of the stock acquisition agreement, these advances were deemed capital contributions and, accordingly, have been classified as additional paid-in capital in the accompanying June 30,1994 consolidated balance sheet and statement of stockholders' equity. During March and May 1995, the company issued a total of 1,355,200 common shares of the Company with an aggregate market value, discounted for restrictions placed on the shares, of approximately $752,000 with respect to the aforementioned amounts borrowed and advanced.

     Supplemental Disclosure of Noncash Investing and Financing Activities
     ---------------------------------------------------------------------

     The following noncash investing and financing activities occurred in 1995:

          Fair values of common and preferred shares issued and to be issued for the acquisitions of ACS and CONY, aggregating $2,614,950, exceeded the net assets acquired ($476,727) by $2,138,223 which was added to goodwill.

          Issuances  of  common   shares,   with  an  aggregate  fair  value  of
          $1,816,074, for conversion of notes and loans payable, including interest.

          Addition to goodwill relating to acquisition of Hillside, aggregate $679,154 consisting of $179,716 fair value of common stock issued for cancellation of employment agreement, and $499,438 of unpaid costs at June 30, 1995.


     Concentration of Credit Risk
     ----------------------------

          The Company grants thirty-day payment terms to qualifying businesses. The Company's operations consist of the sale (as a distributor) and services of microcomputer hardware, software and related peripherals and accessories to commercial, governmental and educational enterprises through its four locations, Suffolk County, NY, Albany, NY, Norwalk, CT and New York City. Accounts receivable at June 30, 1995 were concentrated in the Albany, NY area (39%) and Long Island area (34%). The June 30, 1994 credit receivables concentrated in the Albany area were 79.5% and those concentrated in the Long Island area were approximately 20.5%. Retail sales are made on a "cash and carry basis".

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993



Note 12 - Other Financial Information (continued)

     Settlement with Pre-Acqusition CEO
     ----------------------------------

          Pursuant to arrangements with the pre-acquisition CEO, he was given, in 1994, shares of a NASDAQ small cap market stock valued at $200,000 with downside protection against a reduction in value below $150,000. The value of the small cap market stock was included in goodwill at June 30, 1994. During fiscal 1995, the Company made a payment to the former CEO of $100,000 together with 88,968 shares of its common stock valued at $180,700. Upon sale (in 1995) of the small cap market stock by the former CEO, the gross proceeds amounted to $77,525, resulting in an additional cash payment to him of $72,475. The additional amounts expended in 1995 (including the fair value of the common stock) was also added to goodwill, which was entirely charged to operations during the year ended June 30, 1995. The total settlement attributable to the former CEO aggregated approximately $553,000.

     Transactions with Major Customers and Suppliers
     -----------------------------------------------

          During the year ended June 30, 1995, one customer accounted for approximately 18% of the Company's net sales.

          Both MCS and SCSI are what is termed in the industry "aggregators" for Computerland Corporation through its merchandising division Datago. As aggregators, MCS and SCSI pay for merchandise on a cost plus basis. This is in contrast to a franchisee who would pay a lesser amount on the initial purchase but who would be required to pay, in addition to franchise fees, royalties on all gross sales

          During October 1995, MCS signed an agreement which alters its relationship with Computerland Corporation from that of an aggregator to a franchisee. During the year ended June 30, 1995, MCS and SCSI purchased inventory from Datago amounting to approximately $8,497,000.

     Management Agreement
     --------------------

          During 1994, ACS and CONY entered into verbal agreements with the Company, whereby the Company provided consulting services for product purchasing, customer referrals and general management advisory services. These agreements were terminated upon the Company's acquisition of ACS and CONY. Total management fees earned by the Company amounted to $375,000 for the year ended June 30, 1995.

     Pension Plan
     ------------

          The Company has a 401(k) deferred compensation plan. The benefits are based on the employees' compensation once eligibility requirements are attained. The Company has the option of matching up to 100% of the deferral once employees are fully vested. No matching contributions were made during the years ended June 30, 1995 and 1994.

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1994 AND 1993


Note 12- Other Financial Information (continued)

     Fourth Quarter Adjustments
     --------------------------

          The Company's quarterly reports on Form 10-QSB for the 1995 fiscal year are being revised primarily with respect to the charge-off of goodwill relating to the Hillside acquisition.

          The $448,011 media advertising credits referred to in Note 3 were written off during the fourth quarter of fiscal 1995.

Note 13 - Subsequent Events

          During  August  1995,  the  Company's  board  of  directors   adopted
     resolutions providing for the issuance of 800,000 shares of Series J Preferred Stock, par value $5.00 and 400,000 shares of Series K Preferred Stock, par value $5.00. Each series of shares is not entitled to any dividends, except as authorized at the sole discretion of the board of directors of the Company. The holders of these shares have one vote per share at all meetings of the shareholders. On the dissolution of the Company, each Series J and K Preferred shareholder is entitled to $5,00 per share plus any accrued dividends.

          The Series J and K Preferred shares may be exchangeable into shares of common stock of the Company with an aggregate market value of $4,000,000 and $2,000,000, respectively, during the period July 1, 1997 through December 31, 1997 for Series J and July 1, 1998 through December 31, 1998 for Series K.

          During August 1995, 200,000 shares of Series D Preferred Stock, 66,800 shares of Series F Preferred Stock and 1 share of Series G Preferred Stock were converted into 344,119 shares of common stock of the Company.

          During August 1995, 5,312.9 shares of Series B Preferred Stock were converted into 84,978 shares of common stock and the right to receive 800,000 shares of Series J Preferred Stock and 400,000 shares of Series K Preferred Stock with an aggregate par value of $2,000,000 and $4,000,000, respectively.

          During October 1995, 1,653.8 shares of series B Preferred Stock were converted into 400,000 shares of common stock which were exchanged into 390,000 shares of Series I Preferred Stock with an aggregate par value of $2,000,000.

          The number of common shares ultimately to be issued on conversion of the Series I, J and K Preferred Stock will, of course, depend on the future market price of the common stock at that time. Series I, J and K Preferred Stocks are considered common stock equivalents for purposes of computing primary earnings per share and, therefore, could result in a material dilution of any future income per share.

     The interim consolidated financial statements and related financial statement schedules of the Company at March 31, 1996 and for the nine month periods ended March 31, 1996 and 1995 included in this Prospectus and Registration Statement were not audited, reviewed or compiled by Yohalem Gillman & Company or Bianculli, Pascale & Co., and those firms do not express an opinion or any other form of assurance on them.

                       ATEC GROUP, INC AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                         Unaudited
                                                       March 31, 1996
                                                       --------------

ASSETS

Current Assets
     Cash                                              $1,159,430
     Accounts receivable, net                           3,551,284
     Inventories                                        1,884,553
     Current portion of note receivable - officer           --
     Due from officers and related parties                  --
     Deferred taxes                                        15,213
     Other current assets                                 581,807
                                                       ----------
          Total current assets                          7,192,287
                                                       ----------
Property and equipment, net                               384,124

Goodwill, net                                           2,000,045

Note receivable - officer                                   --

Other assets                                               91,982
                                                       ----------
                                                       $9,668,438
                                                       ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Revolving inventory line of credit                $2,411,192
     Accounts payable                                     706,009
     Accrued expenses                                     923,807
     Deferred sales tax obligation                        502,052
     Due to related parties                                 --
     Other current liabilities                              1,318
                                                       ----------
          Total current liabilities                     4,544,378

Notes payable - officers                                  397,244
                                                       ----------
          Total liabilities                             4,941,622

Stockholders' equity
     Preferred stock                                   11,003,496
     Common stock                                         141,138
     Additional paid-in capital                         4,085,300
     Discount on preferred stock                       (9,046,100)
     Retained earnings (deficit)                       (1,457,018)
                                                       ----------
          Total stockholders' equity                    4,726,816
                                                       ----------
                                                       $9,668,438
                                                       ==========

                       ATEC GROUP, INC. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                          NINE MONTHS ENDED MARCH 31,


                                                  1996                 1995
                                              ------------         ------------

Net sales                                     $45,196,268          $17,498,148

Cost of sales                                  41,585,007           15,064,451
                                              -----------          -----------
Gross profit                                    3,611,261            2,433,697
                                              -----------          -----------
Operating expenses
     Selling and administrative                 2,965,989            1,671,567
     Amortization of goodwill - computer
      businesses                                  108,051                --
                                              -----------          -----------
          Total operating expenses              3,074,040            1,671,567
                                              -----------          -----------
Income from operations                            537,221              762,130
                                              -----------          -----------
Other income (expense)
     Charge-off of goodwill relating to
      acquisition of Hillside                      --               (1,255,840)
     Miscellaneous income                          12,199               52,941
     Interest income                                6,745               17,208
     Interest expense                             (42,666)             (47,509)
                                              -----------          -----------
          Total other (expense) income            (23,722)          (1,233,200)
                                              -----------          -----------
Income (loss) before provision for
 income taxes                                     513,499             (471,070)

Provision for income taxes                        205,400              314,862
                                              -----------          -----------
Net income (loss)                             $   308,099          $   785,932
                                              ===========          ===========
Net earnings (loss) per share:
     Primary                                        $0.03               ($0.25)
                                              ===========          ===========
     Fully Diluted                                  $0.02               ($0.25)
                                              ===========          ===========
     Weighted average number of share -
      primary                                   8,868,008            3,184,240
                                               ==========          ===========
     Weighted average number of share -
      fully diluted                           $12,513,922          $ 3,184,240
                                              ===========          ===========

                       ATEC GROUP, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                          NINE MONTHS ENDED MARCH 31,



                                                  1996                1995
                                             -------------       -------------

Net cash provided by (used in) operating
  activities                                 ($  353,012)        ($  861,851)

Cash flows from investing activities:

     Purchase of property and equipment      (    99,460)        (    76,466)

     Additional acquisition costs                --             (   280,821)
                                             ------------        -----------
Net cash (used in) provided by investing
  activities                                 (    99,460)        (   357,287)
                                             -----------         -----------

Cash flows from financing activities:
     Notes payable officers                          998               --

     Sale of common stock (private placement)  1,074,751               --

     Shares issued to noteholders                 --                 415,500

     Notes receivable - officer                   94,691               --

     Long term borrowings                         --                 278,064

     Short term borrowings                        --                 414,544
                                             -----------         -----------
Net cash (used in) provided by financing
  activities                                   1,170,440           1,108,108
                                             -----------         -----------
Net increase in cash                             717,968            (111,030)

Cash and cash equivalents - Beginning of
  period                                         441,462             254,403
                                             -----------         -----------
Cash and cash equivalents - End of period    $ 1,159,430         $   143,373
                                             ===========         ===========

                                                          ATEC GROUP, INC.
                                      UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                  NINE MONTHS ENDED MARCH 31, 1996


                             Common     Value      Series        Value       Additional     Discount on     Retained     Total
                             Shares     Common    Preferred    Preferred      Paid-In        Preferred      Earnings   Stockholders'
                             Issued     Stock      Issued        Stock        Capital          Stock        (Deficit)    Equity
                             ------     -----      ------        -----        -------          -----        ---------    ------

Balance at June 30, 1995   8,022,349   $128,321    708,736    $ 3,338,193   $2,736,566     $1,167,000     (1,765,117)   $3,270,963

Shares issued for
 conversion of Preferred
 Series F and G              344,119      3,441    (66,801)      (334,000)     213,659       (116,900)        --             --

Shares issued for
 services                     20,004        200      --             --           7,798           --           --             7,998

Shares issued for
 conversion of
 Preferred Series B        1,119,897     11,199  1,193,033      5,999,303      (10,497)     6,000,000         --                 5

Shares issued for
 conversion of
 Preferred Series I         (400,000)    (4,000)   390,000      2,000,000        --         1,996,000         --             --

Shares issued for
 satisfaction of debts       116,281        116      --             --          64,884           --           --            65,000

Shares issued in a
 private placement         1,860,941      1,861      --             --       1,072,890           --           --         1,074,751

Net income for the Nine
 Months Ended March 31,
 1996                         --            --       --             --           --              --          308,099       308,099

Balance at March 31,
 1996                     11,083,591    141,138  2,224,968    $11,003,496   $4,085,300     $9,046,100    ($1,457,018)   $4,726,816
                          ==========    =======  =========    ===========   ==========     ==========    ===========    ==========


                      ATEC GROUP, INC. AND SUBSIDIARIES
                                    FORM 10Q
                          QUARTER ENDED MARCH 31, 1996
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1.   Consolidated Financial Statements

     Basis of Presentation

The  accompanying  interim  unaudited   consolidated  financial  statements
include the accounts of ATEC Group, Inc. and its wholly owned subsidiaries Sun Computer and Software, Inc. (SCSI), Micro Computer Store, Inc. (MCS), American Computer Systems Corp., Inc. (ACS), and Cony Computer Systems, Inc. (CONY) which are hereafter referred to as (the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.


These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such interim statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The results of operations for these interim periods presented. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's report on Form 10-K dated October 1995, for the year ended June 30, 1995.

2.   Equity Securities

On September 9, 1994, the Company's Board of Directors authorized a reverse stock split pursuant to which each ten (10) outstanding shares of common stock and preferred stock were automatically converted into one (1) share of common stock and/or preferred stock. Average number of shares outstanding and per share amounts have been retroactively restated to reflect this reverse stock split.

     Capital Stock

          The Company's capital stock consists of the following:


                                                                     Amount
                                                                  (including
                                           Shares    Shares to     shares to
                                           issued    be issued     be issued
                            Shares          and         for           for
                          Authorized    Outstanding  Acquisition  Acquisition
                          ----------    -----------  -----------  -----------


December 31, 1995
- -----------------

Preferred Stock:
  Series A cumulative
   convertible             29,233          29,231        --        $     2,923
  Series B convertible     30,900           5,736        --                573
  Series D convertible    400,000         300,000     100,000        2,000,000
  Series E convertible    200,000         200,000        --          1,000,000
  Series H convertible     83,520           --           --             --
  Series I convertible    390,000         390,000        --          2,000,000
  Series J convertible    800,000         800,000        --          2,000,000
  Series K convertible    400,000         400,000        --          4,000,000

     Total preferred                    2,124,967     100,000       11,003,496

Common Stock           70,000,000      11,083,591        --        $   141,136


           In March 1996, the Company sold 1,860,941 shares of common stock for net proceeds of $1,072,890

3.   Computation of Earnings Per Share

Earnings per share are based on the weighted average number of common shares outstanding. Fully diluted earnings per share are based on the assumption that all common stock equivalent were converted as of the end of each period.

4.   Goodwill

Goodwill relating to the 1994 acquisition of the retail bedding operations is being charged off over twelve months. Goodwill relating to the acquisition of CONY and ACS is being amortized over a period of fifteen years.

5.   Legal Proceedings

On March 4, 1994, the Company settled a class action suit commenced in the United States District court, Southern District of New York against it on October 14, 1993. The suit alleged numerous claims against the Company including allegations of material misstatements and/or omissions form the Company's initial public offering prospectus dated February 1993 as well as improprieties concerning the filing of certain registration statements under Form S-8. The settlement of such action was approved by the District Court on June 6, 1994. In full settlement of all claims made against the Company in the class action suit, Hillside agreed to issue a total of 350,000 shares of Series C Preferred stock and five year warrants to purchase on aggregate of 350,000 additional shares of common stock at $3.00 per share to the class action claimants. Hillside also assigned all of its rights to the class action claimants regarding claims against other defendants in the suit. Each ten shares of Series C Preferred Stock will be convertible into one share of the Company's common stock for a period of five years from its date of issuance. The Company intends to issue such shares and warrants upon approval by the Company's shareholders of a proposal to increase the number of authorized shares of the Company at the Company's Annual Meeting scheduled for December 14, 1995.

In May 1994, Brown Raysman & Millstein ("Brown") commenced an action against the Company with respect to outstanding fees for general corporate legal work previously performed by Brown. The summons and complaint were filed in the New York Supreme Court, New York County. The complaint set forth two causes of action, one for breach of contact and one for unjust enrichment. During September 1995, the parties agreed to settle this action by a Company's payment to Brown of a total of $67,500 over an 18 month period in equal monthly installments of $3,750 each.

A third party action was commenced against Atlantic to Pacific Corp. ("AP") d/b/a Hillside Bedding in the Supreme Court, Bronx County in 1993. The action results from a claim by one of AP's former workers who was allegedly injured while operating a forklift during the course of his employment. The worker commenced an action against the Company which maintained the forklift, Mid Hudson Clarklift ("MH"), seeking damages of $7,000,000 for the alleged failure of such company to properly maintain and service the lift. MH instituted a third party action against AP seeking judgment over and against AP for all or part of any verdict or judgment which may be obtained against MH. The case is presently in the discovery stages.

A breach of contract action, Anderson Street Realty Corp. d/b/a Anderson Street Realty Company v. RHMB New Rochelle Leasing Corp. d/b/a a/k/a Hillside Bedding and/or Atlantic to Pacific Bedding Corp. d/b/a Hillside Bedding, Index No. 00360/93 is currently pending in the Supreme Court, Westchester County relating to a store lease dispute. The claim is in an amount 9in excess of $100,000 representing the amount of payments remaining under the lease. the action is in the early stages of discovery.

An action entitled Steinbrock, Braff, Inc. T/A Kat-Nap Products v. Hillside Bedding, Inc., Index No. 9980-94 was commenced in the Supreme Court, Kings County for breach of contract involving an inventory dispute whereby plaintiff demands $61,079.93. A motion filed by the Company to dismiss the action is currently pending.

In 1990, an action entitled Bedding Discount Center, Inc., MJR Bedding Co., Inc., Hapat Bedding Corp. v. Sid Patterson, Hillside Bedding Corporation and Robert Martire was brought against the Company in Supreme Court, Nassau County, Index No. 3720-90. The suit seeks damages in the amount of $1,000,000 for alleged disclosure of certain trade secrets and confidential information to the Company, together with punitive damages in the amount of $10,000,000 and similar monetary damages based upon the allegations that defendants interfered with and impaired plaintiffs' contractual and business relations and the plaintiffs have engaged in acts constituting a prima facie tort. The action has been nearly inactive since commencement. The Company believes that the action has no merit. There can be no assurances however that the Company will prevail in any such action.

Prudential Insurance, Inc. has filed a claim against Hillside seeking $23,00 for a premium claim. Previous arrangements for a settlement payment were dishonored by the bank. As a result, Prudential is still seeking payment.

An action was commenced by Bestar Ltd. for breach of contract involving an inventory dispute. As of June 30, 1995, there was a judgment entered against Hillside amounting to approximately $32,000. An attempt to vacate such judgment was made without success.

Management   has   estimated   that  the  probable  loss  relating  to  the
aforementioned cases will total approximately $287,000, an amount which has been previously recorded.

6. At the annual meeting of shareholders' held on December 14, 1995, the Company's name was changed from Hillside Bedding, Inc. to Atec Group, Inc.

7. On December 22, 1995, the Company entered into a letter of intent to acquire the computer operations of Technical Services Group, Inc. On April 4, 1996, the Company entered to a letter of intent to acquire 100% of the issued and outstanding capital stock of Innovative Business Micros, Inc. ("Innovative"). Innovative's principal shareholders are Rajnish Rametra, Ashok Rametra and Surinder Rametra. Messrs. Ashok and Surinder Rametra are officers, directors and principal shareholders of the Company. Rajnish is the brother of Surinder and Ashok.

                               George S. Goldberg
                          Certified Public Accountant



To the Stockholders
Innovative Business Micros, Inc.

I have audited the accompanying balance sheet of Innovative Business Micros, Inc. as of September 30, 1995 and 1994 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financials statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Innovative Business Micros, Inc. as of September 30, 1995 and 1994 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                              George S. Goldberg

                           Certified Public Accountant


Roslyn Heights, New York
December 12, 1995

                        Innovative Business Micros, Inc.
                                 Balance Sheet
                          September 30, 1995 and 1994


                                               1995                1994
                                           ------------        ------------

ASSETS

Current Assets
     Cash                                  $  477,633           $    9,612
     Accounts receivable, net               2,787,683            2,571,996
     Inventories                              288,415              213,530
     Other assets                               9,646                2,459
                                           ----------           ----------
          Total current assets              3,563,377            2,797,597
                                           ----------           ----------


Property and equipment, net                    94,131               60,130
Other assets                                   17,445               15,480
                                           ----------            ---------
                                           $3,674,953           $2,873,207
                                           ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                      $2,097,341            $1,341,094
     Accrued expenses                         384,294               347,141
                                           ----------            ----------
          Total current liabilities         2,481,635             1,688,235

Notes payable - shareholders                  522,045               610,000
                                           ----------            ----------
          Total liabilities                 3,003,680             2,298,235

Stockholders' equity
     Common stock of no par value              60,000                60,000
     Additional paid-in capital               108,100               108,100
     Retained earnings                        503,173               406,872
                                            ---------             ---------
          Total stockholders' equity          671,273               574,972
                                           ----------            ----------
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY  $3,674,953            $2,873,207
                                           ==========            ==========





                             See accompanying notes

                        Innovative Business Micros, Inc.
                            Statement of Operations
                 For the year Ended September 30, 1995 and 1994



                                              1995                1994
                                           -----------         -----------

Net sales                                  $18,194,799         $18,386,621

Cost of sales                               16,379,241          16,414,593
                                           -----------         -----------
Gross profit                                 1,815,558           1,972,028
                                           -----------         -----------
Operating expenses
     General & administrative                1,565,192           1,050,891
     Selling                                   105,541             824,752
                                           -----------         -----------
          Total operating expense            1,670,733           1,875,643
                                           -----------         -----------
Income from operations                         144,825              96,385
                                           -----------         -----------
Other income
     Interest income                             8,236              16,708
     Other income                                7,772              31,969
                                           -----------         -----------
          Total other (expense) income          16,008              48,677
                                           -----------         -----------
Income before taxes                            160,833             145,062

Provision for income taxes                      64,532              61,250
                                           -----------         -----------
Net income                                 $    96,301         $    83,812
                                           ===========         ===========














                             See accompanying notes

                        Innovative Business Micro, Inc.
                            Statements of Cash Flows
                 For the Years Ended September 30, 1995 and 1994


                                              1995                1994
                                           -----------         -----------

Cash Flows From Operating Activities

     Net income from operations            $  96,301           $  83,812

     Noncash item included in net income

Depreciation and amortization                 17,349              11,922

     Changes in:
          Accounts receivable                216,364            (132,255)
          Merchandise inventory               74,885             (46,351)
          Prepaid expenses                     6,511              (4,380)
          Deposits                             1,965               2,000
          Franchise fee                         --                 5,000
          Accounts payable                  (633,651)            586,009
          Customer credit balances           (33,875)             43,383
          Accrued liabilities               (125,873)             47,431
                                           ---------           ---------
          Total adjustment                  (511,023)            488,915
                                           ---------           ---------
             Net Cash Provided By
              (Used By) Operating
               Activities                    607,324            (405,103)

Cash Flows From Investing Activities

     Capital expenditures                     51,349               3,800
                                           ---------           ---------
             Net Cash Provided By
               (Used By) Investing
               Activities                     51,349               3,800

Cash Flows From Financing Activities

     Borrowings                              (87,955)            365,000
                                           ---------           ---------
            Net Cash Provided By
               (Used By) Financing
               Activities                    (87,955)            365,000
                                           ---------           ---------
Net Increase (Decrease) In Cash              468,020             (43,903)

Cash at Beginning of Year                      9,612              53,515
                                           ---------           ---------
Cash at End of Year                        $ 477,632           $   9,612
                                           =========           =========


                             See accompanying notes

                        Innovative Business Micros, Inc.
                         Notes to Financial Statements
                               September 30, 1995



Note 1:   General and Accounting Policies
          -------------------------------

Innovative Business Micros, Inc. was incorporated under the laws of the State of New York on February 1, 1986 and began its operations on June 1, 1987.

Principal Business Activity:
The company operates in one industry segment and is engaged primarily in the sale of computer hardware and software to businesses, and professional health care facilities. The Company also provides its customers with a full spectrum of computer services and technical support; revenues derived from such services are insignificant.

Inventories:
Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventories consist of microcomputer hardware, software and related peripherals and accessories.

Property and Equipment:
Property and equipment are carried at cost. When assets are sold or retired the cost and related accumulation of depreciation are eliminated from the accounts, and any gain or loss is reflected in income for the period. the cost of maintenance and repairs is charged to expense as incurred; significant renewals and replacements which substantially extend the lives of the assets are capitalized.
Depreciation is computed on accelerated methods over useful lives ranging from 5 to 7 years. Leasehold improvements are amortized over the shorter of the useful life of the improvements or the life of the related lease.

Revenue Recognition:
The Company recognizes revenue at the time products are shipped to its customers, or when sales are made on a "cash and carry" basis.

Note 2:   Other Financial Information
          ---------------------------

Accounts Receivables:
Accounts receivable, net at September 30, 1995 consists of the following:

     Trade receivables                       $2,802,183
     Less allowance for doubtful accounts        14,500
                                             ----------
     Net receivables                         $2,787,683
                                             ==========

Property and Equipment:

Property and equipment are carried at cost and consist of the following at September 30, 1995:


     Automotive equipment                         $103,586
     Furniture and fixture                          36,857
     Leasehold improvements                         31,334
     Machinery and equipment                        17,076
                                                  --------
                                                   188,853
          Less accumulated depreciation
           and amortization                         94,722
                                                  --------
     Total                                        $ 94,131
                                                  ========

Line of Credit:


To accommodate the Company's financial needs for inventory financing, the Company has in place credit lines with Deutsche Financial Services and IBM Corporation ($1,500,000 and $250,000 respectively). IBM Corporation has temporarily increased the credit line to $500,000. At September 30, 1995, the indebtedness was as follows:

     Deutsche Financial Services                  $1,184,716
     IBM Corporation                                 107,546
                                                  ----------
     Total lines of credit                        $1,292,262
                                                  ==========
Related Party Transactions:
Sales: During the normal course of business, the Company sells to other entities owned by relatives of former shareholders of Micro Computer Store, Inc.
(MCS) and Sun Computers and Software, Inc. (SCSI). MCS and SCSI were merged into Hillside Bedding, Inc. a publicly held corporation. Sales to these related parties for the two years ended September 30, 1995 were $3,080 and $6,816 respectively. As of September 30, 1995, the Company is due from SCSI the amount of $4,154.

Purchaser: During the normal course of business, the Company buys from other entities owned by relatives of former shareholders of MCS and SCSI. Purchases from these related parties amounted to $104,444 and $363,772 respectively for the two years ended September 30, 1995. As of September 30, 1995 and 1994, the Company was indebted to MCS and SCSI in the amount of $10,776 and $1,466, respectively.

                               George S. Goldberg
                           Certified Public Accountant


To the Board of Directors and Stockholders
Innovative Business Micros, Inc.
Hauppauge, New York

I have audited the accompanying balance sheets of Innovative Business Micros, Inc. as of September 30, 1994 and 1993 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Business Micros, Inc. as of September 30, 1994 and 1993 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                   /s/ George S. Goldberg

                                                   George S. Goldberg
                                                   Certified Public Accountant



Roslyn Heights, New York
January 12, 1995

                        Innovative Business Micros, Inc.
                                  Balance Sheet
                           September 30, 1994 and 1993


                                                            1994         1993
                                                         ==========   ==========

ASSETS

Current Assets
     Cash                                                $    9,612   $   53,515
     Accounts receivable, net                             2,571,996    2,704,251
     Inventories                                            213,530      259,881
     Other assets                                             2,459        6,839
                                                         ----------   ----------
          Total currrent assets                           2,797,597    3,024,486
                                                         ----------   ----------

Property and equipment, net                                  60,130       68,253

Other assets                                                 15,480        8,480
                                                         ----------   ----------

TOTAL ASSETS                                             $2,873,207   $3,101,219
                                                         ==========   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                    $1,341,094   $1,970,486
     Accrued expenses                                       347,141      394,573
                                                         ----------   ----------

          Total current liabilities                       1,688,235    2,365,059

Notes payable - shareholders                                610,000      245,000
                                                         ----------   ----------

          Total liabilities                               2,298,235    2,610,059

Stockholders' equity
     Common stock of no par value                            60,000       60,000
     Additional paid-in capital                             108,100      108,100
     Retained earnings                                      406,872      323,060
                                                         ----------   ----------

          Total stockholders' equity                        574,972      491,160
                                                         ----------   ----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                 $2,873,207   $3,101,219
                                                         ==========   ==========









                             See accompanying notes

                        Innovative Business Micros, Inc.
                             Statement of Operations
                 For the Year Ended September 30, 1994 and 1993


                                                        1994             1993
                                                     -----------     -----------
Net sales                                            $18,386,621     $10,590,098
Cost of sales                                         16,414,593       9,044,985
                                                     -----------     -----------
Gross profit                                           1,972,028       1,545,113
                                                     -----------     -----------
Operating expenses
     General & administrative                          1,050,891         849,809
     Selling                                             824,752         576,478
                                                     -----------     -----------
          Total operating expenses                     1,875,643       1,426,287
                                                     -----------     -----------
Income from operations                                    96,385         118,826
                                                     -----------     -----------
Other income
     Interest income                                      16,708           1,834
     Other income                                         31,969           1,612
                                                     -----------     -----------
          Total other (expense) income                    48,677           3,446
                                                     -----------     -----------
Income before taxes                                      145,062         122,272
Provision for income taxes                                61,250          40,325
                                                     -----------     -----------
Net income                                           $    83,812     $    81,947
                                                     ===========     ===========




                             See accompanying notes

                        Innovative Business Micros, Inc.
                             Statement of Cash Flows
                 For the Year Ended September 30, 1994 and 1993



                                                        1994            1993
                                                    -----------     -----------
Cash Flows From Operating Activities
  Net income from operations                        $    83,812     $    81,947
  Noncash items included in net income
Depreciation and amortization                            11,922          36,048
   Changes in:
         Accounts receivable                           (132,255)      2,149,180
         Merchandise inventory                          (46,351)        139,550
         Prepaid expenses                                (4,380)          3,878
         Deposits                                         2,000           6,040
         Franchise fee                                    5,000             --
         Accounts payable                               586,009      (1,789,118)
         Customer credit balances                        43,383         (31,291)
         Accrued liabilities                             47,431        (299,307)
                                                    -----------     -----------
         Total adjustment                               488,915         142,884
                                                    -----------     -----------
              Net Cash Provided By (Used By)
                Operating Activities                   (405,103)        (60,937)
Cash Flows From Investing Activities
  Capital expenditures                                    3,800          40,044
                                                    -----------     -----------
     Net Cash Provided By (Used By)
     Investing Activities                                 3,800          40,044
Cash Flows From Financing Activities

  Borrowings                                            365,000          29,600
                                                    -----------     -----------
        Net Cash Provided By (Used By)
          Financing Activities                          365,000          29,600
                                                    -----------     -----------
Net Increase (Decrease) In Cash                         (43,903)        (71,381)
Cash at Beginning of Year                                53,515         124,896
                                                    -----------     -----------
Cash at End of Year                                 $     9,612     $    53,515
                                                    ===========     ===========






                             See accompanying notes

                        Innovative Business Micros, Inc.
                          Notes to Financial Statements
                           September 30, 1994 and 1993



Note 1:  General and Accounting Policies

Innovative Business Micros, Inc. was incorporated under the laws of the State of New York on February 1, 1986 and began its operations on June 1, 1987.

Principal Business Activity:

The Company operates in one industry segment and is engaged primarily in the sale of computer hardware and software to businesses and professional health care facilities. The Company also provides its customers with a full spectrum of computer services and technical support; revenues derived from such services are insignificant.

Inventories:

Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventories consist of microcomputer hardware, software and related peripherals and accessories.

Property and Equipment:

Property and equipment are carried at cost. When assets are sold or returned, the cost and related accumulation of depreciation are eliminated from the accounts, and any gain or loss is reflected in income for the period. The cost of maintenance and repairs is changed to expense as incurred; significant renewals and replacements which substantially extend the lives of the assets are capitalized.

Depreciation is computed on accelerated methods over useful lives ranging from 5 to 7 years. Leasehold improvements are amortized over the shorter of the useful life of the improvements or the life of the related lease.

Revenue Recognition:

The Company recognizes revenue at the time products are shipped to its customers, or when sales are made on a "cash and carry" basis.

Note 2:  Other Financial Information

Accounts Receivable:

The Company's trade accounts receivable at September 30, are detailed as follows:

                                                      1994               1993
                                                      ----               ----

             Current                               $1,133,903         $1,817,106
             Over 30 days                             935,411            648,624
             Over 60 days                             277,499            187,838
             Over 90 days                              62,563             21,719
             Over 120 days                            162,620             24,749
                                                   ----------         ----------
                    Totals                         $2,571,996         $2,700,036
                                                   ==========         ==========

Property and Equipment:

Property and equipment are carried at cost and consists of the following at September 30,

                                              1994              1993
                                              ----              ----

       Automotive equipment                 $ 69,395          $   -.-
       Furniture and fixture                  39,974            25,569
       Leasehold improvements                108,134           108,134
                                            --------          --------
                                             217,503           133,703
                                            ========          ========

       Less: accumulated depreciation
                       and amortization      157,373            65,451
                                            --------          --------
       Total                                $ 60,130          $ 68,253
                                            ========          ========

Line of Credit:

To accommodate the Company's financial needs for inventory financing, the Company has in place credit lines with ITT Commercial Finance and IBM Corporation ($1,500,000 and $250,000 respectively).


Commitments:

The Company occupies its offices and warehouse facilities at 90 Adams Avenue, Hauppauge, New York under a non-cancelable operating lease for a term of five years and fifteen days expiring February 15, 1998.

The lease commitment is as follows:

        Fiscal year ended September 30, 1995          $  36,917
                          September 30, 1996             38,656
                          September 30, 1997             40,580
                          September 30, 1998             13,745
                                                      ---------
                                                      $ 129,798
                                                      =========

Related Party Transactions:

During the normal course of business, the Company sells to and buys from other entities owned by relatives of former shareholders of Micro Computer Store, Inc. and Sun Computers and Software, Inc. Micro Computer Store, Inc. (MCS) and Sun Computers and Software, Inc. (SCSI) were merged into Hillside Bedding, Inc., a publicly held corporation. Sales to these related parties for the year ended September 30, 1993 were $11,449 and $45,681, respectively. Purchases from same were $29,804 and $395,160, respectively. As of September 30, 1993 the Company was due from SCSI the amount of $1,952, and was indebted to MCS and SCSI in the amount of $47,842 and $125,308, respectively.

     The Pro Forma Combined Financial Statements (including the Pro Forma Adjustments) of ATEC Group, Inc. and Innovative Business Micros, Inc. As at March 31, 1996 and June 30, 1995 and 1994 and for the nine month period and the years then ended included in this Prospectus and Registration Statement were not examined, reviewed or compiled by Yohalem Gillman & Company or Bianculli, Pascale & Co., and those firms do not express an opinion or any other form of assurance on them.


                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                            PRO FORMA COMBINED BALANCE SHEETS (Unaudited)
                                                           March 31, 1996




                                                                                               Proforma             Proforma
                                             ATEC Group, Inc.              Innovative          Adjustments          Combined
                                             ----------------              ----------          -----------          --------

Assets

Current Assets
     Cash                                    $ 1,159,430                     $  335,757                              $ 1,495,187
     Accounts receivable, net                  3,551,284                      4,325,978           (29,844)             7,847,418
     Inventories                               1,884,553                        166,408                                2,050,961
     Deferred taxes                               15,213                           --                                     15,213
     Other current assets                        581,807                          5,632                                  587,439
                                             -----------                     ----------                              -----------
          Total current assets                 7,192,287                      4,833,775                               11,996,218
                                             -----------                     ----------                              -----------

Property and equipment, net                      384,124                         85,760                                  469,884

Goodwill, net                                  2,000,045                           --                                  2,000,045

Other assets                                      91,982                         22,445                                  114,427
                                             -----------                     ----------                              -----------
                                             $ 9,668,438                     $4,941,980                              $14,580,574
                                             ===========                     ==========                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Revolving inventory line of credit      $ 2,411,192                     $     --                                $ 2,411,192
     Accounts payable                            706,009                      3,343,119            29,844              4,019,284
     Accrued expenses                            923,807                        130,009                                1,053,816
     Deferred sales tax obligation               502,052                           --                                    502,052
     Other current liabilities                     1,318                           --                                      1,318
                                             -----------                     ----------                              -----------
          Total current liabilities            4,544,378                      3,473,128                                7,987,662

Notes payable - officers and shareholders        397,244                        500,000                                  897,244
                                             -----------                     ----------                              -----------
          Total liabilities                    4,941,622                      3,973,128                                8,884,906

Stockholders' equity
     Preferred stocks                         11,003,496                           --                                 11,003,496
     Common Stock                                141,138                         60,000           (55,100)               146,038
     Additional paid-in capital                4,085,300                        108,100            55,100              4,248,500
     Discount on preferred stock              (9,046,100)                          --                                 (9,046,100)
     Retained earnings (deficit)              (1,457,018)                       800,752                                 (656,266)
                                             -----------                     ----------                               -----------
          Total stockholders' equity           4,726,816                        968,852                                5,695,668
                                             -----------                     ----------                               ----------
                                             $ 9,668,438                     $4,941,980                              $14,580,574
                                             ===========                     ==========                              ===========

                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                        PROFORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                                                  NINE MONTHS ENDED MARCH 31, 1996

                                                ATEC Group, Inc.      Innovative        Adjustments        Combined
                                                ----------------      ----------        -----------        --------

Net sales                                        $ 45,196,268       $ 17,677,340           230,999         62,642,609

Cost of sales                                      41,585,007         16,229,026          (230,999)        57,583,034
                                                 ------------       ------------                         ------------

Gross profit                                        3,611,261          1,448,314                            5,059,575
                                                 ------------       ------------                         ------------

Operating expenses
     Selling and administrative                     2,965,989          1,112,155                            4,078,144
     Amortization of goodwill -
       computer businesses                            108,051                -.-                              108,051
                                                 ------------       ------------                         ------------

          Total operating expenses                  3,074,040          1,112,155                            4,186,195
                                                 ------------       ------------                         ------------

Income (Loss) from operations                         537,221            336,159                              873,380
                                                 ------------       ------------                         ------------

Other income (expense)
     Miscellaneous income                              12,199              8,490                               20,689
     Interest income                                    6,745             20,235                               26,980
     Interest expense                                 (42,666)               -.-                              (42,666)
                                                 ------------       ------------                         ------------

          Total other (expense) income                (23,722)            28,725                                5,003
                                                 ------------       ------------                         ------------

Income (loss) before provision for
    income taxes                                      513,499            364,884                              878,383

Provision for income taxes                            205,400            134,034                              339,434
                                                 ------------       ------------                         ------------

Net income (loss)                                $    308,099       $    230,850                         $    538,949
                                                 ============       ============                         ============

Net earnings (loss) per share:
     Primary                                     $       0.03                N/A                         $       0.04
                                                 ============       ============                         ============

     Fully Diluted                               $       0.02                N/A                         $       0.03
                                                 ============       ============                         ============

     Weighted average number of
         share - primary                            8,868,008                N/A                           13,768,008
                                                 ============       ============                         ============

     Weighted average number of
         share - fully diluted                     12,513,922                N/A                           17,413,922
                                                 ============       ============                         ============

                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                            PROFORMA COMBINED BALANCE SHEETS (UNAUDITED)
                                                            June 30, 1995




                                                                                                      Proforma          Proforma
                                             ATEC Group, Inc.              Innovative               Adjustments         Combined
                                             ----------------              ----------               -----------         --------

ASSETS

Current Assets
     Cash                                    $   441,462                    $  477,633                                  $   919,095
     Accounts receivable, net                  3,129,688                     2,787,683               (6,622)              5,910,749
     Inventories                               1,438,126                       288,415                                    1,726,541
     Current portion of note receivable
       - officer                                  16,218                         --                                          16,218
     Due from officers and related parties        65,791                         --                                          65,791
     Deferred taxes                               15,213                         --                                          15,213
     Other Current assets                        310,336                         9,846                                      319,982
                                              ----------                    ----------                                 ------------
          Total current assets                 5,416,834                     3,563,577                                    8,973,589
                                              ----------                    ----------                                 ------------
Property and equipment, net                      340,493                        94,131                                      434,624


Goodwill, net                                  2,108,096                         --                                       2,108,096

Note receivable - officer                         94,691                         --                                          94,691

Other assets                                      96,493                        17,445                                      113,938
                                              ----------                    ----------                                 -----------
                                             $ 8,056,607                    $3,674,953                                  $11,724,938
                                              ==========                    ==========                                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Revolving inventory line of credit      $ 1,668,371                        --                                      $ 1,668,371
     Accounts payable                          1,597,144                     2,097,341                6,622               3,687,863
     Accrued expenses                            390,077                       384,294                                      774,371
     Deferred sales tax obligation               502,052                        --                                          502,052
     Due to related parties                       25,000                        --                                           25,000
     Other current liabilities                   206,754                        --                                          206,754
                                             -----------                    ----------                                 ------------
          Total current liabilities            4,389,398                     2,481,635                                    6,684,411

Notes payable - related parties                  396,246                       522,045                                      918,291
                                             -----------                    ----------                                 ------------
          Total liabilities                    4,785,644                     3,003,680                                    7,782,702
                                             -----------                    ----------                                 ------------
Stockholders' equity
     Preferred stocks                          3,338,193                        --                                        3,338,193
     Common stock                                128,321                        60,000              (55,100)                133,221
     Additional paid-in capital                2,736,566                       108,100               55,100               2,899,766
     Discount on preferred stock              (1,167,000)                       --                                       (1,167,000)
     Retained earnings (deficit)              (1,765,117)                      503,173                                   (1,261,944)
                                             -----------                    ----------                                  -----------
          Total stockholders' equity           3,270,963                       671,273                                    3,942,236
                                             -----------                    ----------                                  -----------
                                             $ 8,056,607                    $3,674,953                                  $11,724,938
                                             ===========                    ==========                                  ===========

                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                        PROFORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                                                      YEAR ENDED JUNE 30, 1995






                                                                                                      Proforma          Proforma
                                             ATEC Group, Inc.              Innovative                Adjustments        Combined
                                             ----------------              ----------                -----------        --------
Net sales                                    $29,738,315                   $18,194,799                367,572           47,565,542

Cost of sales                                 26,848,934                    16,379,241               (367,572)          42,860,603
                                             -----------                   -----------                                  ----------
Gross profit                                   2,889,381                     1,815,558                                   4,704,939
                                             -----------                   -----------                                  ----------
Operating expenses
     Selling and administrative                2,892,604                     1,670,733                                   4,563,337
     Amortization of goodwill -
       computer businesses                        52,655                        --                                          52,655
     Write-off of media advertising credits      448,011                        --                                         488,011
                                             -----------                   -----------                                  ----------
          Total operating expenses             3,393,270                     1,670,733                                   5,064,003
                                             -----------                   -----------                                  ----------
Income (Loss) from operations                   (503,889)                      144,825                                    (359,064)
                                             -----------                   -----------                                  ----------
Other Income (expense)
     Charge-off of goodwill relating to
       acquisition of Hillside                (2,045,628)                       --                                      (2,045,628)
     (Losses) gain on marketable securities       (4,136)                       --                                          (4,136)
     Gain on sale of fixed assets                  4,432                        --                                           4,432
     Dividend and interest income                 14,472                         8,236                                      22,708
     Interest expense                           (138,553)                       --                                        (138,553)
     Management fees                             375,000                        --                                         375,000
     Other income                                 37,661                         7,772                                      45,433
                                             -----------                   -----------                                  ----------
          Total other (expense) income        (1,756,752)                       16,008                                  (1,740,744)
                                             -----------                   -----------                                  ----------
Income (loss) before provision for
  income taxes                                (2,260,641)                      160,833                                  (2,099,808)

Provision for income taxes                        87,014                        64,532                                     151,546
                                             -----------                   -----------                                  ----------
Net income (loss)                            ($2,347,655)                  $    96,301                                 ($2,251,354)
                                             ===========                   ===========                                 ===========
Net earnings (loss) per share:
     Primary                                      ($0.59)                       N/A                                         ($0.25)
                                             ===========                   ===========                                 ===========
     Fully Diluted                                ($0.59)                       N/A                                         ($0.25)
                                             ===========                   ===========                                 ===========
     Weighted average number of
       share - primary                         3,972,333                        N/A                                      8,872,333
                                             ===========                   ===========                                 ===========
     Weighted average number of
       share - fully diluted                   3,972,333                        N/A                                      8,872,333
                                             ===========                   ===========                                 ===========

                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                            PRO FROMA COMBINED BALANCE SHEETS (UNAUDITED)
                                                            June 30, 1994



                                                                                                      Proforma          Proforma
                                             ATEC Group, Inc.              Innovative                Adjustments        Combined
                                             ----------------              ----------                -----------        --------
ASSETS

Current Assets
     Cash                                    $  222,459                    $    9,612                                   $   232,071
     Accounts receivable, net                 1,446,221                     2,571,996                  (1,466)            4,016,751
     Inventories                                898,477                       213,530                                     1,112,007
     Current portion of note
       receivable - officer                      20,119                         --                                           20,119
     Due from officers and related parties      130,091                         --                                          130,091
     Deferred taxes                               6,285                         --                                            6,285
     Other current assets                        54,571                         2,459                                        57,030
                                             ----------                    ----------                                    ----------
          Total current assets                2,778,223                     2,797,597                                     5,574,354
                                             ----------                    ----------                                    ----------
Property and equipment, net                     292,047                        60,130                                       352,177

Media advertising credits                       448,011                         --                                          448,011

Goodwill, net                                 1,210,000                         --                                        1,210,000

Notes receivable - officer                      109,155                         --                                          109,155

Other assets                                     19,175                        15,480                                        34,655
                                             ----------                    ----------                                    ----------
                                             $4,856,611                    $2,873,207                                    $7,728,352
                                             ==========                    ==========                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Revolving inventory line of credit      $  665,020                    $    --                                       $  665,020
     Accounts payable                           869,939                     1,341,094                   1,466             2,209,567
     Notes payable - related parties            300,000                         --                                          300,000
     Accrued expenses                           428,741                       347,141                                       775,882
     Deferred sales tax obligation              443,212                         --                                          443,212
     Due to related parties                      26,615                         --                                           26,615
     Other current liabilities                  122,396                         --                                          122,396
                                             ----------                    ----------                                    ----------
          Total current liabilities           2,855,923                     1,688,235                                     4,542,692

Convertible notes payable                       415,500                         --                                          415,500

Notes payable - related parties                 554,755                       610,000                                     1,164,755
                                             ----------                    ----------                                    ----------
          Total liabilities                   3,826,178                     2,298,235                                     6,122,947
                                             ----------                    ----------                                    ----------
Stockholders' equity
     Preferred stocks                             5,898                         --                                            5,898
     Common stock                                53,441                        60,000                  55,100                58,341
     Additional paid-in capital                 388,246                       108,100                 (55,100)              551,446
     Discount on preferred stock                 --                             --                                            --
     Retained earnings (deficit)                582,848                       406,872                                       989,720
                                             ----------                    ----------                                    ----------
          Total stockholders' equity          1,030,433                       574,972                                     1,605,405
                                             ----------                    ----------                                    ----------
                                             $4,856,611                    $2,873,207                                    $7,728,352
                                             ==========                    ==========                                    ==========

                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                        PROFORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                                                      YEAR ENDED JUNE 30, 1994



                                                                                                      Proforma          Proforma
                                             ATEC Group, Inc.              Innovative                Adjustments        Combined
                                             ----------------              ----------                -----------        --------
Net sales                                    $25,481,246                   $18,386,621                111,262           43,756,605

Cost of sales                                 23,662,100                    16,414,593               (111,262)          39,965,431
                                             -----------                   -----------                                  ----------
Gross profit                                   1,819,146                     1,972,028                                   3,791,174
                                             -----------                   -----------                                  ----------
Operating expenses
     Selling and administrative                2,167,528                     1,875,643                                   4,043,171
     Amortization of goodwill -
       computer businesses                        --                            --                                           --
     Write-off of media advertising credits       --                            --                                           --
                                             -----------                   -----------                                  ----------
          Total operating expenses             2,167,528                     1,875,643                                   4,043,171
                                             -----------                   -----------                                  ----------
Income (Loss) from operations                   (348,382)                       96,385                                    (251,997)
                                             -----------                   -----------                                  ----------
Other income (expense)
     Charge-off of goodwill relating to
       acquisition of Hillside                    --                            --                                           --
     (Losses) gain on marketable securities      (17,577)                       --                                         (17,577)
     Gain on sale of fixed assets                 --                            --                                           --
     Dividend and interest income                 42,847                        16,708                                      59,555
     Interest expense                            (48,051)                       --                                         (48,051)
     Management fees                              --                            --                                           --
     Other income                                 72,543                        31,969                                      104,512
                                             -----------                   -----------                                   ----------
          Total other (expense) income             49,762                        48,677                                       98,439
                                             -----------                   -----------                                   ----------
Income (loss) before provision for
  income taxes                                  (298,620)                      145,062                                     (153,558)

Provision for income taxes                        11,271                        61,250                                       72,521
                                             -----------                   -----------                                   ----------
Net income (loss)                              ($309,891)                  $    83,812                                    ($226,079)
                                             ===========                   ===========                                   ==========
Net earnings (loss) per share:
     Primary                                      ($0.80)                       N/A                                           ($.04)
                                             ===========                   ===========                                   ==========
     Fully Diluted                                N/A                           N/A                                           ($.04)

     Weighted average number of share
       - primary                                 389,573                        N/A                                       5,289,573
                                             ===========                   ===========                                   ==========
     Weighted average number of share
       - fully diluted                           389,573                        N/A                                       5,289,573
                                             ===========                   ===========                                   ==========

                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                        PROFORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                                                      YEAR ENDED JUNE 30, 1993

                                                                                   Proforma          Proforma
                                          ATEC Group, Inc.    Innovative         Adjustments         Combined
                                          ----------------    ----------         -----------         --------

Net sales                                  $ 39,836,094       $ 10,590,098           522,094         49,904,098

Cost of sales                                37,658,588          9,044,985          (522,094)        46,181,479
                                           ------------       ------------                         ------------

Gross profit                                  2,177,506          1,545,113                            3,722,619
                                           ------------       ------------                         ------------

Operating expenses
     Selling and administrative               1,944,577          1,426,287                            3,370,864
     Amortization of goodwill -
       computer businesses                          -.-                -.-                                    0
                                           ------------       ------------                         ------------

          Total operating expenses            1,944,577          1,426,287                            3,370,864
                                           ------------       ------------                         ------------
Income (Loss) from operations                   232,929            118,826                              351,755
                                           ------------       ------------                         ------------

Other income (expense)
     Miscellaneous income                         1,124              1,612                                2,736
     Dividend and interest income                37,057              1,834                               38,891
     Intereest expense                          (69,028)               -.-                              (69,028)
                                                                                                   ------------
     Gain on marketable securities               11,445                -.-                               11,445
                                           ------------       ------------                         ------------

          Total other (expense) income          (19,402)             3,446                              (15,956)
                                           ------------       ------------                         ------------

Income (loss) before provisio
  for income taxes                              213,527            122,272                              335,799

Provision for income taxes                       79,922             40,325                              120,247
                                           ------------       ------------                         ------------

Net income (loss)                          $    133,605       $     81,947                         $    215,552
                                           ============       ============                         ============

Net earnings (loss) per share:
     Primary                               $       0.34               N/A                          $       0.04
                                           ============       ============                         ============

     Fully Diluted                         $       0.02               N/A                          $       0.02
                                           ============       ============                         ============

     Weighted average number of
          share - primary                       389,573               N/A                             5,289,573
                                           ============       ============                         ============

     Weighted average number of
          share - fully diluted               8,236,972               N/A                            13,136,972
                                           ============       ============                         ============


                                ATEC GROUP, INC.
                          NOTES TO PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

Innovative Business Micros, Inc.

1.  Basis of Presentation

     The pro forma combined financial statements include historical financial statements of ATEC Group, Inc. and Innovative Business Micros, Inc. ("Innovative"). Innovative's year end is September 30. The proforma financial statements at March 31, 1996 includes its results of operations for the nine months ended March 31, 1996. The proforma financial statements at March 31, 1996 includes sales of $4,562,132 and net income of $46,371 for the three months ended September 30, 1995, which are also included in the historical financial statements for the year ended September 30, 1995. Innovative will change its fiscal year end to June 30. The audited information at September 30, 1995, 1994 and 1993 of Innovative is included in the proforma combined financial statements at June 30, 1995, 1994 and 1993. All intercompany transactions have been eliminated.

2.  Acquisition

     On June 13, 1996, the Company acquired Innovative, a Long Island, NY computer systems integrator. The Company acquired 100% of the issued and outstanding capital stock of Innovative. As consideration for the Innovative stock, the Company agreed to issue to the Shareholders 4,900,000 shares of the Company's common stock.

     Innovative is owned by Surinder Rametra, Ashok Rametra (officers, directors and shareholders of ATEC) and Rajnish Rametra. Rajnish Rametra is the brother of Surinder and Ashok Rametra. The transaction will be accounted for by application of the pooling of interests method.

3.  Intercompany sales and purchases

     For the nine months endedMarch 31, 1996 and the year ended June 30, 1995 ATEC and Innovative had intercompany sales and purchases of $108,262 and $367,572 respectively. Intercompany sales and purchases were $111,262 for the year ended June 30, 1994. These transactions have been eliminated in the accompanying pro forma combined statements. There was 29,844 of intercompany receivables or payables March 31, 1996.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.       Other Expenses of Issuance and Distribution.

     SEC Registration Fee                         $
     Printing                                     $
     Legal Fees and Expenses                      $
     Accounting Fees and Expenses                 $
     Miscellaneous Expenses (including travel     $
     and promotional expenses)
          TOTAL


     *Estimated

     The Selling Security Holders will not be paying any portion of the foregoing expenses of issuance and distribution.



Item 14.       Indemnification of Directors and Officers.

     Section 145 of the  General  Corporation  Law of the State of Delaware  and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such person in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

     The Company's By Laws also provided that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of direct or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company may seek to obtain directors' and officers' liability insurance.

     In addition, the Underwriting Agreement provides for indemnification by the Representative of the Registrant, its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 15.      Precent Sales of Unregistered Securities.


     The following information sets forth all shares of the $.001 par value Common Stock of the Registrant sold by it within the past three years which were not registered under the Securities Act of 1933, as amended, as adjusted to give effect to the Company's one for ten reverse split effected in September 1994. The Registrant was incorporated as a Delaware corporation on July 17, 1992.

     The total number of outstanding shares of Common Stock, issued and delivered by the Company as of February 28, 1996 was 9,106,369. The Company is also required to issue an aggregate of 2,9000,000 shares of Common Stock upon exercise of all outstanding Common Stock Purchase Warrants.


Date                          Name                             Number of Shares
- ----                          ----                             ----------------
4/29/93        Marketing Services Group of American, Inc.             7,500
5/27/93        The Winthrop Group                                    15,000
6/25/93        Sebat Corporation Ltd.                                30,000
7/6/93         Mistrial International Ltd.                           10,000
8/3/93         White Sand Projection Inc.                            50,000
8/3/93         Xandau International, Inc.                            50,000
8/3/93         Victima International, Inc.                           50,000
9/17/93        Midpacific Bank N.U.                                  16,700
9/3/93         Trex International                                    11,111
10/15/93       Aurium Estblishart                                    10,000
10/15/93       Aureys Estblishart                                    10,000
10/15/93       Ingbert Haine                                          5,000
3/30/94        Jonathan Mende                                        30,000
5/26/94        Jonathan Mende                                        20,000
8/9/94         Arthur Rock Holding Co.                               45,413
8/9/94         Goldstein Finesod                                     45,000
8/17/94        Plena Ltd.                                            30,000
8/24/94        Plena Ltd.                                            15,000
8/24/94        Altissimo Ltd.                                        45,000
8/24/94        Euro Partners SPA                                     45,000
8/24/94        Morgan Perigold                                       45,000
9/2/94         Asset Growth, Inc.                                    45,000
9/23/94        Robert Martire                                        88,968
9/27/94        Morgan Perigold                                      317,500
9/28/94        Euro Partners SPA                                    317,500
9/29/94        John Newton                                            7,000
9/29/94        Angelo Romanelli                                      18,000
9/29/94        Shirley Holley                                         3,000
9/29/94        Donald Holley                                          5,000
9/29/94        Barry Basior                                          11,000
9/29/94        Maria Garuffi                                          4,000
9/29/94        Ross Cannon                                           15,300
9/29/94        Theodore Gaillard                                      8,000
9/29/94        Albert Barnhardt                                       1,800
9/29/94        Kenneth Stewart                                       10,000
10/3/94        Altissimo Ltd.                                       152,280
10/3/94        Plena Ltd.                                           152,280
10/3/94        Pamplemouse Ltd.                                     197,281

10/10/94       Verity Managment                                     197,281
10/13/94       Astec Mortgage Corp.                                 130,000
10/13/94       Asset Growth Inc.                                    187,000
10/17/94       Authorock Holding                                    337,087
10/17/94       Goldberg Finstein & Sons Co.                         317,500
12/8/94        West Ventures                                        397,000
12/8/94        Johnson Partners                                     382,500
12/8/94        CCI Corporation                                      311,900
12/15/94       John Newton                                            7,823
12/15/94       Angelo Romanelli                                      21,228
12/15/94       Shirley Holley                                         3,620
12/15/94       Bank One East Lansing                                  6.020
12/15/94       Barry Bestwell                                        13,327
12/15/94       Maria Garuffi                                          4,627
12/15/94       Lost Cannon                                           18,320
12/15/94       Theodore Gaillard                                      9,516
12/15/94       Albert Barnhardt                                       2,117
12/15/94       Kenneth Stuart                                        11,727
12/20/94       George Goldberg                                       40,000
3/15/95        Goldberg, Finstein & Sons                            200,000
3/15/95        Morgan Parigold                                      320,000
3/20/95        Ventanic Consulting Ltd.                             382,500
5/4/95         Patrick Hagerty                                      335,200
5/4/95         Arvin Gulatti                                        183,956
5/4/95         Kenneth Bohacs                                        18,834
5/31/95        Seema Wasil                                          141,935
5/31/95        Amit Rametra                                          89,532
5/31/95        Munish Rametra                                        67,129
5/31/95        Mona Sutaira                                           9,032
5/31/95        Ashok Rametra                                        432,315
5/31/95        Surinder Rametra                                     161,290
5/31/95        Rajnish Rametra                                       80,645
5/31/95        Surinder Rametra                                     100,000
5/31/95        Munish Rametra                                        50,000
5/31/95        Amit Rametra                                          50,000
5/31/95        Rajnish Rametra                                      100,000
5/31/95        Harry Gupta                                           50,000
5/31/95        Surinder Rametra                                      30,000
5/31/95        B.J. Rametra                                          10,000
5/31/95        Rajnish Rametra                                       10,000
5/19/95        Johnson Partners                                     152,000
5/19/95        Sundown Investments                                  160,000
5/19/95        Ra Corporation                                       320,000
5/19/95        Euro Partners SPA                                    203,200
8/24/95        Balwinder Singh                                      344,119
10/2/95        Louis Fugazy                                          20,000

11/30/95       Surinder Rametra                                     130,000
11/30/95       Ashok Rametra                                        100,000
11/30/95       Harry Gupta                                           50,000
11/30/95       Munish Rametra                                        50,000
11/30/95       Amit Rametra                                          50,000
11/30/95       B.J. Rametra                                          10,000
11/30/95       Rajnish Rametra                                       10,000
11/30/95       Surinder Rametra                                   1,119,897
2/96           Arvin and Ila Vora                                    15,390
2/96           Bhupatlal Sutaria                                     15,000
2/96           Maganlal Sutaria                                     153,900
2/96           Sachin Bhutani                                        30,000
2/96           Praveen Bhutani                                       50,310
2/96           Michael Thuroff                                        7,500
2/96           Dr. Kil Kantu                                         48.375
2/96           Kaaljib Singh                                        100,000
2/96           Beverly Mestel                                        15,390
2/96           Ray Irngy                                             92,308
2/96           Corinth Shipping, Inc.                                15,385
2/96           Ocean Shipping International, Inc.                    30,770
2/96           Robert Martire                                        88,568
2/96           First National Funding Corporation                   100,000
2/96           R.Wagli & Cie AG                                     153,846
2/96           Mike & Laura Lalich                                   61,538
2/96           Kamal J. Singh                                        76,923
2/96           Akiva & Rose Mitzmacher                              150,846
2/96           Dreyton Investment Ltd.                               92,308
2/96           Edua Rozsa                                            92,308
2/96           Diethelm Wendler                                      92,308
2/96           Burnadette Viaggio                                    30,769
2/96           Mutual Indemnity (Bermuda) Ltd.                       69,231
2/96           James Charles                                         50,000
2/96           Silverman, Collura & Chernis, P.C.                   150,000
2/96           Patrick Hagerty                                       76,923
2/96           Arvin Gulatti                                         76,923
6/             Ashok Rametra                                        612,500
- --             -------------                                        -------
6/             Surinder Rametra                                     612,500
- --             ----------------                                     -------
6/             Rajnish Rametra                                    3,675,000
- --             ---------------                                    ---------

In February, 1996 the Company issued the following common stock purchase warrants to acquire applied shares of the Company's common stock:


          1. Gracechurch Corp. 25,000 Class W Common Stock Purchase Warrants. 25,000 Class Y Common Stock Purchase Warrants, 25,000 Class X Common Stock Purchase Warrants, 25,000 Class Z Common Stock Purchase Warrants. Class W Warrants are exercisable at $.75 per share through June 30, 1996; Class Warrants are exercisable at $1.00 per share through August 31, 1996; Class Y Warrants are exercisable at $1.25 per share through October 31, 1996; and Class Z Warrants are exercisable at $1.50 per share trough December 31, 1996;


          2. International Corp. Consultants, Inc. 25,000 Class W Warrants, 25,000 Class X Warrants, 25,000 Class Y Warrants, 25,000 Class Z Warrants:

          3. West Venture, Ltd. 125,000 Class W Warrants, 125,000 Class X Warrants, 125,000 Class Y Warrants, 125,000 Class Z Warrants;

          4.   James Charles, 100,000 Class W Warrants

          5. United Acquisition III, 150,000 Class W Warrants, 150,000 Class X Warrants, 150,000 Class Y Warrants, 150,000 Class Z Warrants;

          6.   M.D. Sabbah, 500,000 Class Z Warrants;

          7. Unitek Consultants, Inc., 500,000 Class W Warrants 100,000 Class X Warrants, 100,000 Class Y Warrants, 300,000 Class Z Warrants


     The sales set forth above are exempt from Registration with the Securities and Exchange Commission pursuant to Regulation S as transaction with non U.S. persons or Section 4(2) as transactions by an Issuer not involving any public offering in that said transactions involved the issuance and sale by the Registrant of Shares of its Common Stock to financially sophisticated individuals who are fully aware of the Registrants' activities, as well as its business and financial condition, and purchased said securities for investment purposes or securities 3(a)(a) as a transaction with an existing security holder.

     The Registrant has placed a restrictive legend on all of the certificates representing the shares issued above and have given appropriate "stop transfer" instructions to the Registrant's transfer agent, until such time as those shares are registered pursuant to the Securities Act of 1933, as amended (the "Act"), or a valid exemption from Registration exists under the Act. Certain of such shares became eligible for sale under the provisions of Rule 144 and Regulation S promulgated under the act.

Item 16.       Exhibits and financial Statement Schedule

     The Following exhibits marked with an * are included with this Registration Statement.

     (1) 4.1   Revised Form of Unit Purchase Option
     (1) 4.2   Form of Warrant  Agreement  between the Company and North
               American Transfer Co.
     (1) 4.3   Purchase  Agreement dated as of July 16, 1992 between the Company and certain of the Selling Stockholders
     (1) 4.4   Purchase Agreement dated as of July 17, 1992 between the Company certain of the Selling Stockholders
     (1) 4.5   Purchase Agreement  dated as of July 20, 1992 between the Company certain of the Selling Stockholders
     (1) 4.6   Purchase  Agreement  dated as of November  10,  1992  between the
               Company and certain of the Selling Stockholders
     (1) 4.7   Form of Common Stock Certificate
     (1) 4.8    Form of Warrant Certificate
     (1) 4.9   Form of Preferred  Stock  Certificate
     *   5.1   Opinion of Silverman, Collura & Chernis, P.C.
     (1) 10.1  1992 Stock Option plan of the Company
     (1) 10.2  Form of Incentive Stock Option Agreement
     (1) 10.3  Form of Non-Incentive Stock Option Agreement
     (1) 10.4  Employment Agreement between Robert Martire and the Company dated
               October 30, 1992
     (1) 10.5  Employment Agreement between Morton Swirsky and the Company dated as of July 31, 1992
     (1) 10.6  Assignment  Agreement  between  LLJ  Enterprises  Corp.  and the
               Company dated October 30, 1992
     (1) 10.7  Form of Standard Franchise Agreement
     (1) 10.8  Revised  Form  of  Financial  Advisory  and  Investment  Banking
               Agreement between the Company and Elliot Allen & Co., Inc.
     (1) 10.9  Option Agreement  dated October 23, 1992 between the Company and certain of the Company's franchisees
     (1)10.10  Option Agreement dated October 16, 1992 by and among the
               Company, Steinbock Braff, Inc., G-MAT Distributors, Inc. and
               Corey Steinbock
     (1)10.11  Rights Termination Agreement dated January 12, 1993 by and among the Company, H.B. Franchising Corp. and G-MAT Dist. Inc.
     (1)10.12  Deferred Payment Agreement dated January 15, 1993 between the
               Company and the New York State Sales Tax Authority
     (2)10.13  Consulting Agreement dated May 27, 1993 between the Company and the Winthrop Group, Inc.
     (3)10.14  Consulting Agreement dated July 22, 1993 between the Company and
               White Sands Properties, Inc.

     (3)10.15  Consulting Agreement dated July 22, 1993 between the Company and
               Xanadu International, Inc.
     (3)10.16  Consulting Agreement dated July 22, 1993 between the Company and
               Victima International, Inc.
     (3)10.17  Consulting Agreement dated April 1, 1993 between the Company and
               White Sands Properties, Inc.
     (1)10.18  Stock Purchase Agreement dated as of October 6, 1993 by and among the Company, Today's World, Inc., Paul A. Reece, Marilyn Reece,
               Dennis Moody and Earl Oltz.
     (1)10.19  Mortgage dated February 26, 1993 between Eritram Realty Corp.
               and Emmanuel Ciminello, Jr.
     (1)10.20  Security Agreement dated February 26, 1993 between Eritram Realty
               Corp. and Emmanuel Ciminello, Jr.
     (1)10.21  Collateral Assignment of Lease and Rents dated February 26, 1993 between Eritram Realty Corp. and Emmanuel Cimininello, Jr.
     (1)10.22  Lease dated February 26, 1993 between Eritram Realty Corp. and the Company
     (4)10.23  Agreement between the Company and Sun Corporation (2000) Ltd.
     (5)10.24  Agreement between the Company, Balwinder Singh Bathla and
               American computer Systems Corporation
     (6)10.25  Agreement between the Company, Arvinder Gulati, Patrick Hegarty,
               Kenneth Bohacks and CONY Computers, Inc.
      * 11     Statement re: computation of per share earnings
      * 21.1   Subsidiaries of the Company
      * 24.1   Consent of Yohalem, Gillman & Company
      * 24.2   Consent of Bianculi Pascale & Co.
      * 24.3   Consent of Silverman, Collura & Chernis, P.C. (included in opinion filed as Exhibit 5.1)

(1) Incorporated by reference from Registration Statement on Form SB-2 (registration No. 33-54356) filed by the Company with the Securities and Exchange Commission on November 9, 1992.

(2) Incorporated by reference from Registration Statement on Form S-8 (registration No. 33-63740) filed by the Company with the Securities and Exchange Commission on July 26, 1993.

(3) Incorporated by reference from Registration Statement on Form S-8 (registration No. 33-54356) filed by the Company with the Securities and Exchange Commission on July 26, 1993.

(4)  Incorporated by reference from Current Report on Form 8K dated June 23,
     1994.

(5) Incorporated by reference from Current Report on Form 8K dated February 20, 1995.

(6)  Incorporated by reference from Current Report on Form 8K dated March 31,
     1995.

     b.   Financial Statement Schedules.

     The following Financial Statement schedules are included as exhibits to the Registration Statement:

     (i)  Schedule  II  -  Accounts   Receivable   from   Related   Parties  and
          Underwriter, Promoters, and Employees Other than Related Parties

     (ii) Schedule IV - Indebtedness of and to Related Parties - Not Current

     (iii) Schedule VIII - Validation and Qualifying Accounts

     (iv) Schedule IX - Short-Term Borrowings

     (v)  Schedule X - Supplementary Income Statement Information



Item 17.  Undertakings.

     (a)  Rule 415 Offerings.

     The undersigned issuer hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

      (iii) Includes any additional or changed material information on the plan of distribution.


provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)       Request for acceleration of effective date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnifications is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.

          (2) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the acquirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York on June 28, 1996.


                                   ATEC Group, Inc.



                                   By:s/Surinder Rametra
                                      ------------------------------
                                        Surinder Rametra, CEO


                               POWER OF ATTORNEY


     Each person whose signature appear below constitutes and appoints Surinder Rametra his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorney-in-fact and agent shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     In accordance with the requirements of the Securities Act of 1933, this Registration statement was signed by the following persons in the capacities and on the dates stated.


     Signature                          Title                    Date
     ---------                          -----                    ----
                                   Principal Executive Officer   July 24, 1996
                                   and Chairman of the Board
                                   and as Power of Attorney
s/Surinder Rametra                 for Members of the Board
- ------------------
Surinder Rametra


                                   Principal Financial Officer   July 24, 1996
                                   Principal Accounting
s/Ashok Rametra                    Officer and Director
- ---------------
Ashok Rametra


s/Balwinder Singh Bathla           President and Director         July 24, 1996
- ------------------------
Balwinder Singh Bathla

                                  EXHIBIT 5.1
                 OPINION OF SILVERMAN, COLLURA & CHERNIS, P.C.

               [LETTERHEAD OF SILVERMAN, COLLURA & CHERNIS, P.C.]


                                                        July 24, 1996

ATEC Group, Inc.
1952 Jericho Turnpike
East Northport, New York  11731

           Re:  Amendment #2 to the Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel to ATEC Group, Inc. (the "Company"), a Delaware corporation, in preparation of Amendment #2 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on July 24, 1996 (the "Registration Statement"), covering 18,334,285 shares of the Company's Common Stock, $.01 par value (the "Shares"), including shares issuable upon exercise of outstanding warrants ("Warrants"). The Shares and the Warrants are hereinafter referred to as the "Securities".

     In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of pubic officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

     1. The Company has authority to issue the Securities in the manner and under the terms set forth in the Amendment #2 to the Registration Statement.

SILVERMAN COLLURA & CHERNIS, P.C.

ATEC Group, Inc.
July 24, 1996
Page 2

     2. The Securities have been duly authorized and when issued, delivered and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

     We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, the effect thereon, of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

     We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to reply on this opinion.

                                          Very truly yours.

                                          SILVERMAN, COLLURA & CHERNIS, P.C.

                                          /s/ SILVERMAN, COLLURA & CHERNIS, P.C.

                                   EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                      COMPUTATION OF LOSS PER COMMON SHARE
                        FOR THE YEAR ENDED JUNE 30,1995







          PRIMARY
          -------

Net loss for primary loss
 per common share                                      $(2,347,655)
                                                       ===========


Weighted average number of common shares
 outstanding during the year                             3,972,333*
                                                       ===========


Primary loss per common share                           $     (.59)
                                                       ===========



          FULLY DILUTED
          -------------

Net loss for fully diluted net loss
 per common share                                      $(2,347,655)
                                                       ===========


Weighted average number of shares used in
 calculating primary loss per common share               3,972,333*
                                                       ===========


Fully diluted loss per common share                    $      (.59)
                                                       ===========


* Common stock equivalents were excluded from the computations of primary and fully diluted loss per share because their effect would be anti-dilutive. See Note 1 to the financial statements.

                                  EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY




                          Micro Computer Stores, Inc.
                         Sun Computer & Software, Inc.
                        American Computer Systems, Inc.
                        Laptop & Office Solutions, Inc.
                          Cony Computer Systems, Inc.
                        Innovative Business Micros, Inc.

                                  EXHIBIT 24.1


                     CONSENT OF YOHALEM, GILLMAN & COMPANY


                      CONSENT OF BIANCULLI, PASCALE & CO.


                         CONSENT OF GEORGE S. GOLDBERG

          YOHALEM GILLMAN & COMPANY

         CERTIFIED PUBLIC ACCOUNTANTS


                                         477 MADISON AVENUE, NEW YORK, NY  10022
                                                         ------
                                                      (212) 371-2100


                         CONSENT OF INDEPENDENT AUDITORS


     We have issued our reports dated October 4, 1995 on the financial statements and financial statement schedules of Hillside Bedding, Inc. at June 30, 1995 and for the year then ended contained in the Registration Statement on Form S-1 expected to be filed with the Securities and Exchange Commission on July 24, 1996. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

     The interim consolidated financial statements and related financial statement schedules of ATEC Group, Inc. (formerly named Hillside Bedding, Inc.) at March 31, 1996 and for the three and nine month periods ended March 31, 1996 and 1995 included in the aforementioned Prospectus and Registration Statement were not audited, reviewed or compiled by us, and we do not express an opinion or any other form of assurance on them.

     The pro forma combined financial statements of ATEC Group, Inc. and Innovative Business Micros, Inc. (including the pro forma adjustments) included in the aforementioned Prospectus were not examined, reviewed or compiled by us and we do not express an opinion or any other form of assurance on them.




                                                  YOHALEM GILLMAN & COMPANY


New York, New York
July 24, 1996

                        CONSENT OF INDEPENDENT AUDITORS




I have issued my reports dated December 12, 1995 and January 12, 1995 on the financial statements of Innovative Business Micros, Inc. At September 30, 1995, 1994 and 1993 contained in Registration Statement No. 2 - on Form S-1. I consent to the use of the aformentioned reports in the Registration Statement and Prospectus.





                                   George S. Goldberg
                                   Certified Public Accountant








Rosyln Heights, New York
July 24, 1996

                        CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated September 22, 1994 on the financial statements and financial statement schedules of Hillside Bedding, Inc. at June 30, 1994 and for the two years then ended contained in Registration Statement No. 2- on Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                   BIANCULLI, PASCALE & CO., P.C.


Farmingdale, New York
July 24, 1996

HILLSIDE BEDDING, INC. AND SUBSIDIARIES

LIST OF FINANCIAL STATEMENT SCHEDULES

- --------------------------------------------------------------------------------
                                                                         Page
- --------------------------------------------------------------------------------


The following consolidated financial statement schedules of Hillside, Bedding, Inc. and Subsidiaries are included in Item 14(d):


     Schedule II    -    Amounts receivable from related
                         parties and underwriters, promoters,
                         and employees other than related parties        F-42

     Schedule IV    -    Indebtedness of and to Related Parties
                         - Not Current                                   F-43

     Schedule VIII  -    Valuation and Qualifying Accounts               F-44

     Schedule IX    -    Short-term Borrowings                           F-45

     Schedule X     -    Supplementary Income Statement
                         Information (1995 only)                         F-46



     All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

              Report of Independent Certified Public Accountant's
                       on Financial Statements Schedules



Shareholders and Board of Directors Hillside Bedding, Inc.


     In connection with our audit of the consolidated financial statements of Hillside Bedding, Inc. and Subsidiaries referred to in our report dated October 4, 1995, which is included in the Prospectus constituting Part 1 of this Registration Statement, we have also audited Schedules !!, IV, VIII, IX X for the year ended June 30, 1995. In our opinion, these schedules when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



New York, New York
October 4, 1995

                                               HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                               SCHEDULE II - AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS,
                                         PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES
                                              YEARS ENDED JUNE 30, 1995, 1994 AND 1993




                                                                                                              Balance at
                                                                           Deductions                       End of Period
                              Balance at                                   ----------                       -------------
                              Beginning                               Amounts        Amounts                            Not
Name of Debtor                of Period                Additions      Collected      Amortized           Current        Current
- --------------                ---------                ---------      ---------      ---------           -------        -------

Year Ended June 30, 1995:
- ------------------------
Surinder Rametra
    - note receivable         $129,174                 $   --         $( 18,265)     $   --              $ 16,218       $ 94,691

Surinder Rametra
    - advances                  82,823                  303,263        (355,562)         --                30,524           --
                              --------                 --------       ---------      --------            --------       --------
                              $211,997                 $303,263       $(373,827)     $   --              $ 46,742       $ 94,691
                              ========                 ========       =========      ========            ========       ========
Year Ended June 30, 1994:
- ------------------------

Surinder Rametra
    - note receivable         $136,127                 $   --         $  (6,953)     $   --              $ 20,019       $109,155

Surinder Rametra
    - advances                 107,701                  483,004        (507,882)         --                82,823           --
                              --------                 --------       ---------      --------            --------       --------
                              $243,828                 $483,004       $(514,835)     $   --              $102,842       $109,155
                              ========                 ========       =========      ========            ========       ========

Year Ended June 30, 1993:
- ------------------------

Surinder Rametra
   - note receivable          $153,739                 $   --         $ (17,612)     $   --              $  6,953       $129,174

Surinder Rametra
   - advances                    --                     394,202        (286,501)         --               107,701           --
                             --------                  --------       ---------      -------             --------       --------
                             $153,739                  $394,202       $(304,113)     $   --              $114,654       $129,174
                             ========                  ========       =========      =======             ========       ========

                                                             HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                                               SCHEDULE IV - INDEBTEDNESS OF AND TO RELATED PARTIES - NOT CURRENT
                                                            YEARS ENDED JUNE 30, 1995, 1994 AND 1993




                              INDEBTEDNESS OF                                        INDEBTEDNESS TO
- ------------------------------------------------------------------------------------------------------------------------------------
Name of        Balance at                                        Balance        Balance at                                 Balance
Person         Beginning           Additions      Deductions      at End         Beginning      Additions      Deductions   at End
- ------         ---------           ---------      ---------      ------         ---------      ---------      ----------   ------

Year Ended June 30, 1995:
- ------------------------
Seema Rametra  $    --             $  --          $  --          $ --           $ 81,417       $  6,583       $( 88,000)   $  --
Mona Suturia        --                --             --            --              5,041            559          (5,600)      --
Amit Rametra        --                --             --            --             50,463          5,047         (55,510)      --
Surinder Rametra 109,155              --           (14,464)       94,691            --              --             --         --
Munish Rametra      --                --             --            --             37,834          3,786         (41,620)      --
Ashok Rametra       --                --             --            --            380,000         38,000        (418,000)      --
Balwinder Singh
  Bathla            --                --             --            --               --          396,246            --       396,246
               ----------          -------        --------       -------        --------       --------       ---------    --------
               $ 109,155           $  --          $(14,464)      $94,691        $554,755       $450,221       $(608,730)   $396,246
               =========           =======        ========       =======        ========       ========       =========    ========





Year Ended June 30, 1994:
- ------------------------

Seema Rametra  $    --             $  --          $  --          $  --          $ 40,000       $ 43,792       $  (2,375)   $ 81,417
Mona Suturia        --                --             --             --              --            5 041            --         5,041
Amit Rametra        --                --             --             --            45,875          4,588            --        50,463
Surinder Rametra 129,174              --           (20,019)       109,155           --              --             --         --
Munish Rametra      --                --             --             --            46,667          4,667         (13,500)     37,834
Ashok Rametra       --                --             --             --              --           38,000            --       380,000
               ----------          -------        --------       --------       --------       --------       ---------    --------
               $ 129,174           $  --          $(20,019)      $109,155       $132,542       $438,088       $ (15,875)   $554,755
               ==========          =======        ========       ========       ========       ========       =========    ========




Seema Rametra  $    --             $  --          $  --          $  --          $ 30,375       $ 40,000       $ (30,375)   $ 40,000
Amit Rametra        --                --             --             --            45,875            --             --        45,875
Surinder Rametra 136,127              --           ( 6,953)       129,174           --              --             --         --
Munish Rametra      --                --             --             --            46,667            --             --        46,667
               ----------          -------        --------       --------       --------       --------       ---------    --------
               $ 136,127           $  --          $( 6,963)      $129,174       $122,917       $ 40,000       $ (30,375)   $132,542
               ==========          =======        ========       ========       ========       ========       =========    ========

HILLSIDE BEDDING, INC. AND SUBSIDIARIES
SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS
YEARS ENDED JUNE 30, 1995, 1994 AND 1993




                                   Additions
                                   ---------
                   Balance at     Charged      Charged               Balance at
                   Beginning      to Costs     to Other                  End
Description        of Period    and Expenses   Accounts   Deductions  of Period
- -----------        ---------    ------------   --------   ---------- ----------


Year Ended June 30, 1995:
- ------------------------

Allowance for
 doubtful
 accounts          $26,300      $65,000        $  --      $  --      $91,300
                   =======      =======        ========   =========  =======

Year Ended June 30, 1994:
- ------------------------

Allowance for
 doubtful
 accounts          $26,300      $  --          $  --      $  --      $26,300
                   =======      =======        ========   =========  =======


Year Ended June 30, 1993:
- ------------------------

Allowance for
 doubtful
 accounts          $  --        $26,300       $  --       $  --      $26,300
                   =======      =======       =========   ========   =======

                                                          HILLSIDE BEDDING, INC. AND SUBSIDIARIES
                                                            SCHEDULE IX - SHORT-TERM BORROWINGS
                                                         YEARS ENDED JUNE 30, 1995, 1994 AND 1993




                                                                            Maximum              Average               Weighted
Category of                                                                 amount                amount                average
aggregate                Balance                 Weighted                 outstanding           outstanding          interest rate
short-term               at end                   average                   during                 during                during
borrowings               of period              interest rate             the period             the period            the period
- ----------               ---------              -------------             ----------             ----------            ----------


June 30, 1995
- -------------


Revolving inventory
 line of credit          $1,668,371               13,50%                   $2,308,628           $1,485,534               2,55%
                         ==========               =====                    ==========           ==========               ====

June 30, 1994
- -------------

Revolving inventory
 line of credit          $  742,009               13,50%                   $1,124,013           $  835,228                 N/A
                         ==========               =====                    ==========           ==========


June 30, 1993
- -------------

Revolving inventory
 line of credit          $  146,933               13.50%                   $  324,089           $  158,610                 N/A
                         ==========               =====                    ==========           ==========

                    HILLSIDE BEDDING, INC. AND SUBSIDIARIES
            SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION
                            YEAR ENDED JUNE 30, 1995











                                             Charged to costs
          Item                               and expenses
- ----------------------------         --------------------------------

June 30, 1995
- -------------

  Charge-off of goodwill,
    relating to acquisition
    Hillside                                 $2,045,638
                                             ==========

     The interim consolidated financial statements and related financial statement schedules of the Company at March 31, 1996 and for the nine months then ended March 31, 1996 and 1995 included in this Prospectus and Registration Statement were not audited, reviewed or compiled by Yohalem Gillman & Company or Bianculli, Pascale & Co., and those firms do not express an opinion or any other form of assurance on them.

ATEC GROUP, INC. AND SUBSIDIARIES
SCHEDULE II - ACCOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITER PROMOTER, AND EXPLOYEES OTHER THAN RELATED PARTIES
NINE MONTHS ENDED MARCH 31, 1996


UNAUDITED




                                                                                                            Balance at
                                                                      Deductions                         At End of Period
                         Balance at                                   ----------                         ----------------
                         Beginning                          Amounts        Amounts                                 Not
Name of Debtor           of Period           Additions      Collected      Amortized           Current             Current
- --------------           ---------           ---------      ---------      ---------           -------             -------

March 31, 1996
- --------------
Surinder Rametra
- - note receivable        $110,909              --           ($110,909)        --                  --                  --

Surinder Rametra
- -Advances                   30,524           $135,000       ( 165,524)        --                  --                  --
                         ---------           --------       ---------      -------             --------             -------
                         $ 141,433           $135,000       ($276,433)        --                  --                  --
                         =========           ========       =========      =======             ========             =======

ATEC GROUP, INC. AND SUBSIDIARIES
SCHEDULE IV - INDEBTEDNESS OF AND TO RELATED PARTIES - NOT CURRENT NINE MONTHS ENDED MARCH 31, 1996



UNAUDITED


                              INDEBTEDNESS OF                                   INDEBTEDNESS TO
                   --------------------------------------           --------------------------------------

               Balance at                                   Balance        Balance at                                   Balance
Person         Beginning      Additions      Deductions     at End         Beginning      Additions      Deductions     at End
- ------         ---------      ---------      ----------     ------         ---------      ---------      ----------     ------

March 31, 1996
- --------------

Surinder Rametra    --           --               --          --               --            --             --             --
Balwinder Singh
  Bathla            --           --               --          --           $396,246       $998              --          $397,244
               ----------    ---------          ------     -------         --------       ----           --------       --------
                    --           --               --          --           $396,246       $998              --          $397,244
               ==========    =========          ======     =======         ========       ====           ========        =======

ATEC GROUP, INC. AND SUBSIDIARIES
SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTSRTIES - NOT CURRENT NINE MONTHS ENDED MARCH 31, 1996





UNAUDITED



                              Additions
                --------------------------------------------

               Balance at     Charged        Charged                 Balance at
               Beginning      to Costs       to Other                End
Description    of Period      and Expenses   Accounts   Deductions   of Period
- -----------    ---------      ------------   --------   ----------   ---------

March 31, 1996
- --------------

Allowance for
 doubtful
 accounts      $91,000             --           --          --       $91,000
               =======         =========      =======     =======    =======

ATEC GROUP, INC. AND SUBSIDIARIES
SCHEDULE IX - SHORT TERM BORROWINGS
NINE MONTHS ENDED MARCH 31, 1996



UNAUDITED



                                                                            Maximum              Average               Weighted
Category of                                                                 amount                amount                average
aggregate                Balance                 Weighted                 outstanding           outstanding          interest rate
short-term               at end                   average                   during                 during                during
borrowings               of period              interest rate             the period             the period            the period
- ----------               ---------              -------------             ----------             ----------            ----------

March 31, 1996
- --------------

Revolving Inventory
 line of credit          $2,411,192               --                      $3,084,578            $1,708,592               .98%
                         ==========             =============             ==========            ==========

ATEC GROUP, INC. AND SUBSIDIARIES
SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION
NINE MONTHS ENDED MARCH 31, 1996


UNAUDITED



                                             Charged to cost
          Item                                 and expenses
- ---------------------------            ------------------------------


March 31, 1996
- --------------

Amortization of goodwill
for computer business                          $108,051
                                               ========